Exhibit 4.1

AMENDED AND RESTATED TRUST DEED

RELATING TO A

GLOBAL COVERED BOND PROGRAMME

DATED AUGUST 1, 2014

ROYAL BANK OF CANADA
as Issuer

and

RBC COVERED BOND GUARANTOR
LIMITED PARTNERSHIP
as Guarantor

and

COMPUTERSHARE TRUST COMPANY OF CANADA
as Bond Trustee

TABLE OF CONTENTS

1.	Definitions and Interpretations	2

2.	Amount and Issue of the Covered Bonds	4

3.	Forms of the Covered Bonds	9

4.	Fees, Duties and Taxes	14

5.	Covenant of Compliance	15

6.	Cancellation of Covered Bonds and Records	15

7.	Covered Bond Guarantee	16

8.	Payments Under the Covered Bond Guarantee	20

9.	Non Payment	22

10.	Proceedings, Action and Indemnification	22

11.	Application of Moneys	23

12.	Covered Bondholder Communications and Reports	24

13.	Investment By Bond Trustee	25

14.	Partial Payments	26

15.	Covenants by the Issuer and the Guarantor LP	26

16.	Remuneration and Indemnification of Bond Trustee	30

17.	Powers of the Bond Trustee	32

18.	Representations, Warranties, Covenants and Liability of Bond Trustee	38

19.	Bond Trustee Contracting with the Issuer and the Guarantor LP	39

20.	Waiver, Authorisation and Determination and Substitution	40

21.	Holder of Definitive Covered Bond Assumed to be Receiptholder and Couponholder	43

22.	Currency Indemnity	43

23.	New Bond Trustee	44

24.	Separate and Co Bond Trustees	44

25.	Bond Trustee’s Retirement and Removal	45

26.	Incorporation of the Trust Indenture Act	46

27.	Bond Trustee’s Powers to be Additional	46

28.	Notices	46

29.	Amendments	47

30.	Non-Petition	48

31.	Governing Law	48

32.	Counterparts	48

SCHEDULES

SCHEDULE 1 Terms and Conditions of the Covered Bonds

SCHEDULE 2 Forms of Global and Bearer Definitive Covered Bonds, Receipts, Coupons and Talons

Part 1 Form of Temporary Global Covered Bond

Part 2 Form of Permanent Global Covered Bond

Part 3 Form of Bearer Definitive Covered Bond

Part 4 Form of Receipt

Part 5 Form of Coupon

Part 6 Form of Talon

SCHEDULE 3 Forms of Registered Global and Definitive Covered Bonds

Part 1 Form of Regulation S Global Covered Bond

Part 2 Form of 144A Global Covered Bond

Part 3 Form of Registered Definitive Covered Bond

Part 4 Form of N Covered Bond (Namensschuldverschreibung) &

          N Covered Bond Agreement

Part 5 Form of U.S. Registered Global Covered Bond

SCHEDULE 4 Form of Notice to Pay

SCHEDULE 5 Provisions for Meetings of Covered Bondholders

THIS AMENDED AND RESTATED TRUST DEED was made on October 25, 2007 and most recently amended and restated as of August 1, 2014.

BETWEEN:

(1)	Royal Bank of Canada, a Canadian chartered bank having its executive offices at Royal Bank Plaza, South Tower, 8th Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 (the “Issuer”);

(2)
RBC Covered Bond Guarantor Limited Partnership, a limited partnership constituted under the Limited Partnership Act (Ontario) and having its principal place of business at 155 Wellington Street, West, 14th Floor, Toronto, Ontario, Canada M5V 3K7, herein represented by its managing general partner, RBC Covered Bond GP Inc. (the “Guarantor LP”); and

(3)
Computershare Trust Company of Canada, a company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada M5J 2Y1 (in its capacity as the Bond Trustee for the Covered Bondholders, the Receiptholders and the Couponholders, the “Bond Trustee” which expressions shall, wherever the context so admits, include such company and all other persons or companies for the time being the bond trustee or bond trustees) as bond trustee for the Covered Bondholders, the Receiptholders and the Couponholders.

WHEREAS:

(1)
By a resolution of the board of directors of the Issuer passed on August 24, 2007 the Issuer resolved to establish a Programme pursuant to which the Issuer may from time to time issue Covered Bonds as set out herein.  Covered Bonds up to a maximum nominal amount (calculated in accordance with Clause 2 of the Dealership Agreement) from time to time outstanding of €23 billion (subject to increase as provided in the Dealership Agreement) (the “Programme Limit”) may be issued pursuant to the Programme (including for the avoidance of doubt, any N Covered Bonds).

(2)
By a resolution of the Board of Directors of RBC Covered Bond GP Inc. in its capacity as managing general partner of Guarantor LP passed on October 26, 2007, the Guarantor LP resolved to guarantee all Covered Bonds issued under the said Programme and all other amounts payable by the Issuer hereunder in the circumstances described herein.

(3)
The Bond Trustee agreed to act as bond trustee for the benefit of the Covered Bondholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of a trust deed dated October 25, 2007, as amended and restated by agreement on October 31, 2008 and further amended and restated on March 26, 2010, April 6, 2011, June 29, 2012 and again on July 25, 2013 (the “Prior Amended and Restated Trust Deed”).

(4)
The parties hereto desire to amend and restate in its entirety the Prior Amended and Restated Trust Deed by entering into this amended and restated trust deed, such amendment and restatement having been made in accordance with Sections 20.2 and 29 of the Prior Amended and Restated Trust Deed.

NOW THIS AMENDED AND RESTATED TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Definitions and Interpretations

1.1
In this trust deed, any reference to “Trust Deed” is a reference to this amended and restated Trust Deed dated as of August 1, 2014, as the same may be amended, restated, or supplemented in accordance with the terms hereof.

1.2	In this Trust Deed unless there is anything in the subject or context inconsistent therewith the following shall apply:

(a) words denoting the singular shall include the plural and vice versa;

(b) words denoting one gender only shall include the other genders; and

(c) words denoting persons only shall include firms and corporations and vice versa.

1.3	(a)
All references herein to principal and/or principal amount and/or interest in respect of the Covered Bonds or to any moneys payable by the Issuer or the Guarantor LP hereunder shall, unless the context otherwise requires, be construed in accordance with Condition 8.04.

(b)
All references herein to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re enactment.

(c)
All references herein to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than the Province of Ontario, Canada, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to herein.

(d)
All references herein to Euroclear and/or Clearstream, DTC and/or CDS shall, whenever the context so permits (but not in the case of any NGCB or Registered Global Covered Bond to be held under the NSS), be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Issuing and Paying Agent and the Bond Trustee or as may otherwise be specified in the applicable Pricing Supplement.

(e)	Unless the context otherwise requires words or expressions used in the trust presents shall bear the same meanings as in the Bank Act (Canada).

(f)
In this Trust Deed references to Schedules, Clauses, sub clauses, paragraphs and sub paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub clauses, paragraphs and sub paragraphs of this Trust Deed respectively.

(g)
Wherever in these presents there is a requirement for the consent of, or a request from, the Covered Bondholders, then, for so long as any of the Registered Covered Bonds is represented by a Registered Global Covered Bond registered in the name of DTC or its nominee, DTC may mail an Omnibus Proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time. Such Omnibus Proxy shall assign the right to give such consent or, as the case may be, make such request to DTC’s direct participants as of the record date specified therein and any such assignee participant may give the relevant consent or, as the case may be, make the relevant request in accordance with these presents.

(h)	In this Trust Deed tables of contents and Clause headings are included for ease of reference and shall not affect the construction hereof.

(i)	All references herein to “euro” or the sign “€” shall be construed as references to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

1.4
The amended and restated master definitions and construction agreement dated August 1, 2014 made between, inter alia, the parties to this Trust Deed (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Trust Deed and, accordingly, the expressions defined in such Master Definitions and Construction Agreement (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Trust Deed, including the recitals hereto and this Trust Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions and Construction Agreement.  In the event of inconsistency between the Master Definitions and Construction Agreement and this Trust Deed, this Trust Deed shall prevail.

1.5
All references herein to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Covered Bonds, Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

1.6
All references herein to Covered Bonds having a “listing” or being “listed” on a Stock Exchange shall (i) in relation to the London Stock Exchange, be construed to mean that such Covered Bonds have been admitted to the Official List by the UK Listing Authority and admitted to trading on the Market, or (ii) in relation to any Stock Exchange in the EEA (other than the London Stock Exchange), be construed to mean that such Covered Bonds have been admitted to trading on a Regulated Market or (iii) to any other Stock Exchange (other than those referred to in (i) and (ii) above), be construed to mean that the Covered Bonds have been listed on that Stock Exchange and/or to trading on the relevant market, as the case may be, and all references herein to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.

1.7
Notwithstanding the amendment and restatement of the Prior Amended and Restated Trust Deed by the entering into of this Trust Deed, Schedule 1 of the Prior Amended and Restated Trust Deed shall continue to apply with respect to any Covered Bonds issued hereunder prior to the date hereof and is hereby incorporated by reference in connection therewith and form part of this Trust Deed.

2.	Amount and Issue of the Covered Bonds

2.1	Amount of the Covered Bonds, Pricing Supplements and Legal Opinions:

(a)
The Covered Bonds (including for the avoidance of doubt, any N Covered Bonds) will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 2 of the Dealership Agreement shall apply.

(b)	By not later than noon (Toronto time) on the third Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Bond Trustee:

(i)	a copy of the applicable Pricing Supplement; or

(ii)	in the case of an issuance of N Covered Bonds, the certificate with the N Covered Bond Conditions attached and N Covered Bond Agreement in respect thereof;

(iii)
drafts of all (if any) legal opinions to be given in relation to the relevant issue and shall notify the Bond Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Covered Bonds to be issued; and

(iv)
a certificate in writing signed by any two Authorized Signatories certifying the absence of any Issuer Event of Default or Potential Issuer Event of Default or Guarantor LP Event of Default or Potential Guarantor LP Event of Default and that the Programme Limit will not be exceed by the issue of the Covered Bonds that are the subject of the applicable Pricing Supplement above.

Upon the issue of the relevant Covered Bonds, such Covered Bonds shall become constituted hereby without further formality.

(c)
Notwithstanding anything in this Trust Deed, unless the Guarantor LP Agreement includes a pre-maturity test to ensure that the assets of the Guarantor LP include sufficient cash to satisfy obligations to make principal payments on outstanding Series of hard-bullet Covered Bonds at the Final Maturity Date for such Covered Bonds that complies with the provisions of the Guide, and corresponding provisions in the Priority of Payments to facilitate satisfaction of the pre-maturity test, each Series of Covered Bonds shall include an Extended Due For Payment Date.

(d)
On each anniversary of the first issuance of Covered Bonds following the date of this Agreement and on such other occasions as the Bond Trustee so requests (on the basis that the Bond Trustee considers it necessary in view of a change (or proposed change) in Ontario Law materially affecting the Issuer or the Guarantor LP (as the case may be), this Trust Deed, the Dealership Agreement, the Agency Agreement, the Security Agreement or the Bond Trustee has other reasonable grounds), the Issuer or, as the case may be, the Guarantor LP will procure that  further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Bond Trustee may reasonably require from the legal advisers specified in the Dealership Agreement or such other legal advisers as the Bond Trustee may require is/are delivered to the Bond Trustee.  Whenever such a request is made with respect to any Covered Bonds to be issued, the receipt of such opinion in a form satisfactory to the Bond Trustee shall be a further condition precedent to the issue of those Covered Bonds.

(e)
In accordance with Section 314(b) of the Trust Indenture Act, the Issuer and Guarantor shall, (A) promptly upon the execution and delivery of this Trust Deed and thereafter (B) and for so long as U.S. Registered Covered Bonds are outstanding within three months after the anniversary of such initial opinion, furnish to the Bond Trustee an opinion of counsel stating in the opinion of such counsel, appropriate steps have been taken to protect the title of the Bond Trustee to the Security and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary.

(f)	Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Trust Deed shall include:

(i)	a statement that the Person delivering such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)
a statement that, in the opinion of such Person, it has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

2.2	Covenant to repay principal and to pay interest:

The Issuer covenants with the Bond Trustee that it shall, as and when the Covered Bonds of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Bond Trustee in the relevant currency in immediately available funds the Principal Amount Outstanding in respect of the Covered Bonds of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Covered Bonds) shall in the meantime and until redemption in full of the Covered Bonds of such Series (both before and after any decree, judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Bond Trustee as aforesaid interest (which shall accrue from day to day) on the Principal Amount Outstanding of the Covered Bonds outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4); PROVIDED THAT:

(a)
except for Excess Proceeds, every payment (whether by the Issuer or the Guarantor LP) of principal or interest or other sum due in respect of the Covered Bonds made to or to the order of the Issuing and Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer contained in this Clause or (as the case may be) by the Guarantor LP under the Guarantee in relation to the Covered Bonds of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Covered Bondholders, Receiptholders or Couponholders (as the case may be);

(b)
every payment of Excess Proceeds in accordance with the Conditions and Clause 11.2 to or to the order of the Bond Trustee shall be in satisfaction (for the benefit of the Issuer only and not the Guarantor LP) pro tanto of the relative covenant by the Issuer in this Clause contained in respect of the Excess Proceeds which are due and payable in relation to the Covered Bonds of such Series (but as provided in Clause 11.2, shall not do so for the purposes of the subrogation rights of the Guarantor LP contemplated by Clause 7.9 and shall not reduce or discharge any obligations of the Guarantor LP);

(c)
in the case of any payment of principal which is not made to the Bond Trustee or the Issuing and Paying Agent on or before the due date or which is made on or after accelerated maturity following an Issuer Event of Default or Guarantor LP Event of Default, interest shall continue to accrue on the Principal Amount Outstanding of the relevant Covered Bonds (except in the case of Zero Coupon Covered Bonds to which the provisions of Condition 6.10 shall apply) (both before and after any decree, judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Bond Trustee determines in its absolute discretion to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Covered Bonds (such date to be not later than 14 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Bond Trustee or the Issuing and Paying Agent); and

(d)
in any case where payment of the whole or any part of the principal amount of any Covered Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (c) above) interest shall accrue on the Principal Amount Outstanding of such Covered Bond (except in the case of Zero Coupon Covered Bonds to which the provisions of Condition 6.10 shall apply) payment of which has been so withheld or refused (both before and after any decree, judgment or other order of a court of competent jurisdiction) at the rates aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Covered Bond, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Covered Bond is made or (if earlier) the seventh day after notice is given to the relevant Covered Bondholder(s) (whether individually or in accordance with Condition 14 (Notices)) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Covered Bond is available for payment, PROVIDED THAT, upon further presentation thereof being duly made, such payment is made.

The Bond Trustee will hold the benefit of this covenant on trust for the Covered Bondholders, the Receiptholders and the Couponholders and itself in accordance herewith.

2.3	Bond Trustee’s requirements regarding Paying Agents etc:

(a)
At any time after an Issuer Event of Default or Potential Issuer Event of Default shall have occurred and is continuing or the Bond Trustee shall have received any money from the Issuer which it proposes to pay under Clause 11 to the relevant Covered Bondholders, Receiptholders and/or Couponholders, the Bond Trustee may:

(i)
by notice in writing to the Issuer, the Guarantor LP, the Issuing and Paying Agent and the other Paying Agents require the Issuing and Paying Agent and the other Paying Agents pursuant to the Agency Agreement to act thereafter as Issuing and Paying Agent and other Paying Agents respectively of the Bond Trustee in relation to payments of such moneys to be made by or on behalf of the Bond Trustee under the terms hereof mutatis mutandis on the terms provided in the Agency Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out of pocket expenses of the Issuing and Paying Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Bond Trustee on the trusts hereof relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds, Receipts and Coupons and all sums, documents and records held by them in respect of Covered Bonds, Receipts and Coupons on behalf of the Bond Trustee; or

(ii)
by notice in writing to the Issuer require it (but not the Guarantor LP) to make all subsequent payments in respect of the Covered Bonds, Receipts and Coupons to or to the order of the Bond Trustee and not to the Issuing and Paying Agent and with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (a) to sub clause 2.2 of this Clause relating to the Covered Bonds shall cease to have effect in respect of the Issuer.

(b)
At any time after a Guarantor LP Event of Default or Potential Guarantor LP Event of Default shall have occurred and is continuing or the Bond Trustee shall have received any money from the Guarantor LP which it proposes to pay under Clause 11 to the relevant Covered Bondholders, Receiptholders and/or Couponholders, the Bond Trustee may:

(i)
by notice in writing to the Issuer, the Guarantor LP, the Issuing and Paying Agent and the other Paying Agents require the Issuing and Paying Agent and the other Paying Agents pursuant to the Agency Agreement to act thereafter as Issuing and Paying Agent and other Paying Agents respectively of the Bond Trustee in relation to payments of such moneys to be made by or on behalf of the Bond Trustee under the terms hereof mutatis mutandis on the terms provided in the Agency Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out of pocket expenses of the Issuing and Paying Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Bond Trustee on the trusts hereof relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds, Receipts and Coupons and all sums, documents and records held by them in respect of Covered Bonds, Receipts and Coupons on behalf of the Bond Trustee; or

(ii)
by notice in writing to the Guarantor LP require it to make all subsequent payments in respect of the Covered Bonds, Receipts and Coupons to or to the order of the Bond Trustee and not to the Issuing and Paying Agent and with effect from the issue of any such notice to the Guarantor LP and until such notice is withdrawn proviso (a) to sub clause 2.2 of this Clause relating to the Covered Bonds shall cease to have effect.

2.4
If the Floating Rate Covered Bonds or Index Linked Interest Covered Bonds of any Series become immediately due and repayable following an Issuer Event of Default or a Guarantor LP Event of Default the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Covered Bonds had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Covered Bonds of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 (Interest) except that the rates of interest need not be published.

2.5	Currency of payments:

All payments in respect of, under and in connection herewith and the Covered Bonds of any Series to the relevant Covered Bondholders, Receiptholders and Couponholders shall be made in the relevant currency all in accordance with the Conditions.

2.6	Further Covered Bonds:

The Issuer shall be at liberty from time to time (but subject always to the provisions hereof) without the consent of the Covered Bondholders, Receiptholders or Couponholders to create and issue further Covered Bonds having terms and conditions the same as the Covered Bonds of any Series or the same in all respects save for the amount and date of the first payment of interest thereon, issue date and/or purchase price and so that the same shall be consolidated and form a single series with the outstanding Covered Bonds of such Series; PROVIDED THAT with respect of each Series of Covered Bonds that is offered or sold directly or indirectly within the United States or its territories or possessions or to, or for the account or benefit of, U.S. persons, the Issuer may not issue further Covered Bonds (“Additional Covered Bonds”) after the Issue Date having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Covered Bonds except for the price to the public and Issue Date unless such Additional Covered Bonds are issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.

2.7	Separate Series:

Subject to the provisions of the next sentence, the Covered Bonds of each Series shall form a separate Series of Covered Bonds and accordingly, unless for any purpose the Bond Trustee in its absolute discretion shall otherwise determine, the provisions of this sentence and of Clauses 3 to 22 (both inclusive) and Schedule 3 and Schedule 4 shall apply mutatis mutandis separately and independently to the Covered Bonds of each Series.  However, for the purposes of this sub clause 2.7, Condition 7 (Events of Default) (insofar as it relates to a Programme Resolution), Condition 13 (Meetings of Holders of Covered Bonds, Modification and Waiver), Clauses 17(n), 23 and 25 and 10.1 and (insofar as it relates to Condition 7 (Events of Default) or to a Programme Resolution or Clauses 10.1, 23 or 25) Schedule 4, the Covered Bonds shall be deemed to constitute a single Series and the provisions of such Conditions and Clause shall apply to all the Covered Bonds together as if they constituted a single Series.  In such Clauses and Schedule the expressions “Covered Bonds”, “Covered Bondholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

3.	Forms of the Covered Bonds

3.1	Bearer Global Covered Bonds:

(a)
The Bearer Covered Bonds of each Tranche will initially be represented by a single Temporary Global Covered Bond or a single Permanent Global Covered Bond, as indicated in the applicable Pricing Supplement.  Each Temporary Global Covered Bond shall be exchangeable, upon a request as described therein, for either Bearer Definitive Covered Bonds together with, where applicable, Receipts and (except in the case of Zero Coupon Covered Bonds) Coupons and, where applicable, Talons attached, or a Permanent Global Covered Bond in each case in accordance with the provisions of such Temporary Global Covered Bond.  Each Permanent Global Covered Bond shall be exchangeable for Bearer Definitive Covered Bonds together with, where applicable, Receipts and (except in the case of Zero Coupon Covered Bonds) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Covered Bond.  All Global Covered Bonds shall be prepared, completed and delivered to a common depositary (in the case of a CGCB) or a Common Safekeeper (in the case of a NGCB) for Euroclear and Clearstream in accordance with the provisions of the Dealership Dealership Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the Relevant Dealer(s) and, in each case, the Agency Agreement.

(b)
Each Temporary Global Covered Bond shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee, and may be a facsimile.  Each Temporary Global Covered Bond shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorized by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent and shall, in the case of NGCB that is a Eurosystem-eligible Covered Bond, be effectuated by the Common Safekeeper acting on instructions of the Issuing and Paying Agent.  Each Temporary Global Covered Bond so executed and authenticated shall be binding and valid obligations of the Issuer and the Guarantee in respect thereof shall be binding and valid obligations of the Guarantor LP and title to such Temporary Global Covered Bond shall pass by delivery.

(c)
Each Permanent Global Covered Bond shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee, and may be a facsimile.  Each Permanent Global Covered Bond shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimil e by a person duly authorized by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent and shall, in the case of NGCB that is a Eurosystem-eligible Covered Bond, be effectuated by the Common Safekeeper acting on instructions of the Issuing and Paying Agent.  Each Permanent Global Covered Bond so executed and authenticated shall be a binding and valid obligation of the Issuer and title to such Permanent Global Covered Bond shall pass by delivery.

3.2	Registered Global Covered Bonds:

(a)
Subject as provided below, Registered Covered Bonds of a Tranche that are initially offered and sold in the United States in reliance on Rule 144A under the Securities Act shall be represented by a Rule 144A Global Covered Bond and Registered Covered Bonds of a Series that are initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by a Regulation S Global Covered Bond.  Registered Global Covered Bonds will (i) if held under the NSS, be registered in the name of a nominee of, and delivered to, a Common Safekeeper for Euroclear and/or Clearstream; or (ii) if not held under the NSS, either (1) be deposited with a custodian for, and registered in the name of a nominee of, DTC or CDS, or (2) be deposited with a common depositary for, and registered in the name of a nominee of, Euroclear and Clearstream, as specified in the applicable Pricing Supplement.

(b)
Registered Global Covered Bonds shall be exchangeable and transferable only in accordance with, and subject to, the provisions of the Registered Global Covered Bonds and the Agency Agreement and the rules and operating procedures for the time being of DTC, CDS, Euroclear and Clearstream, as applicable, including the requirement that all Definitive Registered Covered Bonds issued in exchange for a Legended Covered Bond shall bear a legend in the same form mutatis mutandis as that set out in the Rule 144A Global Covered Bond.

(c)
Each Registered Global Covered Bond shall be printed or typed in the form of or substantially in the form set out in Part 1, 2 or 5 (as applicable) of Schedule 3, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee, and may be a facsimile.  Each Registered Global Covered Bond shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorized by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar and shall, in the case of a Registered Global Covered Bond that is to held under the NSS, be effectuated by the Common Safekeeper on instruction of the Registrar.  Each Registered Global Covered Bond as executed and authenticated shall be a binding and valid obligation of the Issuer.

3.3	Definitive Covered Bonds:

(a)
The Bearer Definitive Covered Bonds, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts 3, 4, 5 and 6, respectively, of Schedule 2, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee.  The Bearer Definitive Covered Bonds, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Bearer Definitive Covered Bonds unless not so permitted by the relevant Stock Exchange (if any), or the Bearer Definitive Covered Bonds shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Bearer Definitive Covered Bonds shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof).  Title to the Definitive Covered Bonds, the Receipts, the Coupons and the Talons shall pass by delivery.

(b)
Except with respect to N Covered Bonds, which shall be issued in accordance with Section 3.4, the Registered Definitive Covered Bonds shall be in registered form and shall be issued in the form or substantially in the form set out in Part A, B or C (as applicable) of Schedule 3, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee, shall be serially numbered, shall be endorsed with a legend in the same form mutatis mutandis as that set out on the Rules 144A Global Covered Bond (in the case of those issued in exchange for Rule 144A Global Covered Bonds) and a Form of Transfer and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Registered Definitive Covered Bonds unless not permitted by the relevant Stock Exchange (if any), or the Registered Definitive Covered Bonds shall be endorsed with or have attached thereto the relevant Conditions and, in either case, the Registered Definitive Covered Bonds shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof).  Title to the Registered Definitive Covered Bonds shall pass upon registration of transfer in the Register kept by the Registrar in respect thereof in accordance with the provisions of the Agency Agreement  and these presents.

(c)
The Definitive Covered Bonds shall be signed manually or in facsimile by a person duly authorized by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent (in the case of Bearer Definitive Covered Bonds) or the Registrar (in the case of Registered Definitive Covered Bonds).  The Definitive Covered Bonds so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Bearer Definitive Covered Bonds, shall be binding and valid obligations of the Issuer.  The Receipts, the Coupons and the Talons shall not be signed.  No Bearer Definitive Covered Bond and none of the Receipts, Coupons or Talons appertaining to such Bearer Definitive Covered Bond shall be binding or valid until such Bearer Definitive Covered Bond shall have been executed and authenticated as aforesaid.  No Bearer Covered Bond may be exchanged for a Registered Covered Bond or vice versa.

3.4	N Covered Bonds

(a)
N Covered Bonds shall be issued in the form or substantially in the form set out in Part A of Part 4 of Schedule 3, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee with the relevant N Covered Bond Conditions annexed thereto as Schedule One and the form of the N Covered Bond Assignment Agreement annexed as Schedule Two and shall specify the name of the relevant Covered Bondholder.  Each N Covered Bond shall form a Series of Covered Bonds and shall be issued separately to each N Covered Bondholder and not by way of uniform issue subdivided into identical N Covered Bonds.  In addition, in respect of each issuance of N Covered Bonds, an N Covered Bond Agreement substantially in the form set out in Part B of Part 4 of Schedule 3 will be prepared, executed and delivered.  The N Covered Bond Agreement will be executed in multiples, one copy for each party to the N Covered Bond Agreement.  Each N Covered Bond and each N Covered Bond Agreement relating thereto executed and authenticated in accordance with Section 3.3(c) shall be a binding and valid obligation of the Issuer and the Guarantee in respect thereof shall be a binding and valid obligation of the Guarantor LP.

(b)
Each N Covered Bond shall only be transferable by way of assignment and surrender of the certificate representing the N Covered Bond to the Registrar together with delivery to the Registrar of a duly completed and executed N Covered Bond Assignment Agreement in the form attached to the relevant N Covered Bond in which the relevant transferee agrees to be bound by the terms of the original N Covered Bond Agreement in relation to that N Covered Bond.  Subject to the foregoing, title to the N Covered Bond shall pass upon registration of transfer in the Register kept by the Registrar in respect thereof.

3.5	Other Forms of Covered Bonds:

Without limiting this Section 3 the Covered Bonds of each series will be in substantially the form set forth in this Section 3, with such changes or in such other form as shall be agreed to by the Issuer, the Guarantor LP and the Bond Trustee, as the case may be, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Trust Deed, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any Stock Exchange or DTC, CDS, Euroclear and/or Clearstream or any additional or alternative clearing system specified in the applicable Final Terms or as may otherwise be approved by the Issuer, the Issuing and Paying Agent and the Bond Trustee, or as may, consistently herewith, be determined by the Issuer, the Guarantor LP, the Bond Trustee and the Dealers or the relevant Covered Bondholder, as the case may be.

3.6	Facsimile signatures:

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Covered Bond is duly authorized by the Issuer notwithstanding that at the time of issue of any of the Covered Bonds he may have ceased for any reason to be the holder of such office or so authorized.

3.7	Persons to be treated as Covered Bondholders:

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent, the Registrar, the Exchange Agent, the Transfer Agents and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bearer Global Covered Bond, Bearer Definitive Covered Bond, Receipt or Coupon and the registered holder of any Registered Global Covered Bond and (b) for the purpose of voting, giving consents and making requests pursuant to these presents deem and treat the registered holder of any Registered Global Covered Bond where DTC or its nominee or CDS or its nominee is the registered holder, as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer or, as the case may be, the registered holder and (ii) for all other purposes deem and treat:

(a)	the bearer of any Bearer Definitive Covered Bond, Receipt, Coupon or Talon and the registered holder of any Registered Definitive Covered Bonds or N Covered Bond; and

(b)
each person for the time being shown in the records of Euroclear or Clearstream, DTC or, as the case may be, CDS or (except in the case of a NGCB or a Registered Global Covered Bond held under the NSS) such other additional or alternative clearing system approved by the Issuer, the Bond Trustee, and the Issuing and Paying Agent, as having a particular nominal amount of Covered Bonds credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream Luxembourg, DTC or, as the case may be, CDS or any other form of record made by either of them) or as to the identity of the bearer of any Bearer Global Covered Bond, Bearer Definitive Covered Bond, Receipt, Coupon or Talon or of the registered holder of any Registered Global Covered Bond or Registered Definitive Covered Bond.

3.8	Certificates of Depositaries or Clearing Systems:

The Issuer, the Guarantor LP and the Bond Trustee may call for and, except in the case of manifest or proven error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear and Clearstream, DTC or CDS or any form of record made by any of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Covered Bonds represented by a Global Covered Bond and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.	Fees, Duties and Taxes

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable (a) in Canada on or in connection with (i) the execution and delivery of this Trust Deed and the Security Agreement and (ii) the constitution and original issue and initial delivery of the Covered Bonds, the Receipts and the Coupons and the creation of the Security and (b) in any jurisdiction in connection with any action taken by or on behalf of the Bond Trustee or (where permitted hereunder so to do) any Covered Bondholder, Receiptholder or Couponholder or any other Secured Creditor to enforce this Trust Deed and/or the other Transaction Documents.

5.	Covenant of Compliance

Each of the Issuer and the Guarantor LP covenants with the Bond Trustee that it will comply with and perform and observe all the provisions hereof and the Security Agreement which are expressed to be binding on it.  The Conditions shall be binding on the Issuer, the Guarantor LP, the Covered Bondholders, the Receiptholders and the Couponholders.  The Bond Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor LP under the Covered Bonds, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Covered Bonds, the Receipts and the Coupons.  The Bond Trustee shall hold the benefit of this covenant upon trust for itself and the Covered Bondholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.	Cancellation of Covered Bonds and Records

6.1
The Issuer shall procure that all Covered Bonds issued by it and which are (i) redeemed or (ii) purchased by or on behalf of the Issuer, or any of its Subsidiaries and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Covered Bonds) (together in each case, in the case of Bearer Definitive Covered Bonds, with all unmatured Receipts and Coupons attached thereto or delivered therewith), and all Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Covered Bonds), shall forthwith be cancelled by or on behalf of the Issuer and a certificate signed by two Authorized Signatories of the Issuer stating:

(a)	the aggregate principal amount of Covered Bonds which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)	the serial numbers of such Covered Bonds in definitive form and Receipts distinguishing between Bearer Covered Bonds and Registered Covered Bonds;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Covered Bonds and/or Registered Definitive Covered Bonds;

(e)
the aggregate nominal amount of Covered Bonds (if any) which have been purchased by or on behalf of the Issuer or any of its Subsidiaries and cancelled and the serial numbers of such Covered Bonds in definitive form and, in the case of Bearer Definitive Covered Bonds, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)
the aggregate nominal amounts of Covered Bonds and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Covered Bonds in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)
the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Bearer Definitive Covered Bonds bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Bearer Definitive Covered Bonds to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons or Receipts,

shall be given to the Bond Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be).  The Bond Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Covered Bonds or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Covered Bonds, Receipts and Coupons.

6.2
The Issuer shall use its best efforts to procure (i) that the Issuing and Paying Agent shall keep a full and complete record of all Covered Bonds, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption or purchase by or on behalf of the Issuer or the Guarantor LP, any cancellation or any payment or exchange (as the case may be) and of all replacement covered bonds, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Covered Bonds, Receipts, Coupons or Talons and (ii) that such records and copies thereof shall be made available to the Bond Trustee at all reasonable times.

7.	Covered Bond Guarantee

7.1	(a)
In consideration of the Advances to be made by the Issuer to the Guarantor LP pursuant to the Intercompany Loan Agreement, the payment of any Excess Proceeds to the Guarantor LP pursuant to Clause 11.2 and the payment by the Issuer to the Guarantor LP of the Guarantee Fee, the Guarantor LP unconditionally and irrevocably guarantees to the Bond Trustee, for the benefit of the Covered Bondholders, payment of the Guaranteed Amounts as and when the same become Due for Payment.

(b)	The Guarantor LP shall, as guarantor:

(i)
following the delivery of a Notice to Pay, pay or procure to be paid on each Scheduled Payment Date (or on such later date provided for in Clause 8.1(b)) (in the manner described in Clause 8) to or to the order of the Bond Trustee (for the benefit of the Covered Bondholders), an amount equal to those Guaranteed Amounts which shall have become Due for Payment in accordance with the terms hereof and of the Covered Bonds, but which have not been paid by the Issuer to the relevant Covered Bondholder, Receiptholders and/or Couponholders on the relevant date for payment (PROVIDED THAT, for greater certainty, no Notice to Pay shall be so served until an Issuer Acceleration Notice has been served by the Bond Trustee on the Issuer in accordance with Condition 7.01); and

(ii)
following the service by the Bond Trustee of a Guarantor LP Acceleration Notice, in accordance with Condition 7.02, on the Issuer and copied to the Guarantor LP, in respect of the Covered Bonds which have become immediately due and repayable, pay or procure to be paid to or to the order of the Bond Trustee (for the benefit of the Covered Bondholders) in the manner described in Clause 8.1, the Guaranteed Amounts,

(the “Covered Bond Guarantee”).

7.2	In relation to the Covered Bonds of each Series, the Covered Bond Guarantee:

(a)	is a continuing guarantee;

(b)
extends (in the case of the Guarantor LP) to the ultimate balance of the Guaranteed Amounts due to be paid by the Issuer on the relevant Scheduled Payment Dates in accordance with the terms hereof, the Covered Bonds, the Receipts or the Coupons, regardless of any intermediate payment or discharge in whole or in part of any Guaranteed Amounts due to be paid on the relevant Scheduled Payment Date;

(c)
shall not be discharged except by complete performance of the obligations in this Trust Deed, is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person (whether from the Guarantor LP or otherwise); and

(d)	shall remain in force, in relation to the Covered Bond Guarantee, until all moneys payable by the Guarantor LP pursuant to the terms of the Covered Bond Guarantee shall have been paid.

7.3
The Guarantor LP shall in respect of any payment due to be made pursuant hereto not be released from its obligations under or pursuant hereto in any circumstances (notwithstanding anything which but for this provision would release the Guarantor LP or would affect its liability under or pursuant hereto in respect of such payment) except upon the receipt by or for the account of the Bond Trustee of the full amount of such payment from the Issuer and the Guarantor LP in the currency, at the place and in the manner provided for herein PROVIDED THAT (except in the case of Excess Proceeds) every payment of principal, premium or interest in respect of the Covered Bonds, Receipts and/or Coupons made to the Issuing and Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the liability of the Guarantor LP hereunder and shall be deemed for the purpose of this sub clause to have been paid to the order of the Bond Trustee, except to the extent that the subsequent payment thereof to the Covered Bondholders, the Receiptholders or the Couponholders in accordance with the Conditions is not made.

7.4
If any payment received by the Bond Trustee, the Issuing and Paying Agent or any Covered Bondholder, Receiptholder or Couponholder pursuant to the provisions hereof, on the subsequent bankruptcy, sequestration, liquidation, insolvency, corporate reorganisation or other such similar event of the Issuer or the Guarantor LP, be set aside or avoided in whole or in part under any laws relating to bankruptcy, sequestration, liquidation, insolvency, corporate reorganisation or other similar event, such payment shall not be considered as having discharged or diminished the liability of the Issuer or, as the case may be, the Guarantor LP and the Covered Bond Guarantee shall continue to apply in accordance with their terms as if the underlying payment in respect of which the liability of the Guarantor LP hereunder arose had at all times remained owing by such Issuer.

7.5
Without prejudice to the generality of the foregoing provisions of this Clause, the Guarantor LP agrees that if any or all of the Guaranteed Amounts are not duly paid by the Issuer and such Guaranteed Amounts are not recoverable under Section 7.1 in accordance with the terms of Section 7.1,  for any reason whatsoever, the Guarantor LP will, as a separate and distinct obligation, indemnify and save harmless the Bond Trustee, for the benefit of the Covered Bondholders, from any loss (excluding indirect or consequential losses) resulting from the failure of the Guarantor LP to pay such Guaranteed Amounts in accordance with the terms of Section 7.1 and if for any reason whatsoever, the Bond Trustee, for the benefit of the Covered Bondholders, is not indemnified by the Guarantor LP in accordance with this Section 7.5, the Guaranteed Amounts will be recoverable from the Guarantor LP in the manner set out in Section 7.1, as a separate and distinct obligation of the Guarantor LP recoverable from the Guarantor LP, as if it were principal debtor and not merely as surety or guarantor and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity, illegality or unenforceability of, or defect in, any provisions hereof or any other Transaction Document, or the absence of any action to enforce the same or the waiver, modification or consent by the Bond Trustee, any of the Covered Bondholders, Receiptholders or Couponholders in respect of any provisions of the same or the obtaining of any judgment or decree against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defence of a guarantor.  Accordingly, the validity of the Covered Bond Guarantee shall not be affected by any invalidity, irregularity or unenforceability of all or any of the obligations of the Issuer hereunder or any other Transaction Document and the Covered Bond Guarantee shall not be discharged nor shall the liability of the Guarantor LP hereunder be affected by any act, thing or omission or means whatsoever whereby its liability would not have been discharged if it had been guarantor, indemnitor or principal debtor.

7.6	The liability of the Guarantor LP under the Covered Bond Guarantee shall not be lessened, affected, impaired or discharged by:

(a)	any time, waiver or indulgence granted to the Issuer by the Bond Trustee, any of the Covered Bondholders, the Receiptholders or Couponholders;

(b)
any dealings or transactions between the Issuer and the Bond Trustee, any of the Covered Bondholders, Receiptholders or Couponholders whether or not the Guarantor LP shall be a party to or cognisant of the same;

(c)	the dissolution of the Issuer or any change in the status, functions, control or ownership of the Issuer or any consolidation, merger, conveyance or transfer by the Issuer;

(d)	any composition between the Issuer and its creditors;

(e)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Issuer or any other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(f)	any incapacity or lack of powers, authority or legal personality of the Issuer or any other person;

(g)	any variation (however fundamental) or replacement of this Trust Deed, the Covered Bonds, the Receipts or the Coupons;

(h)	any failure on the part of the Issuer to pay all or any part of the guarantee fee payable by it to the Guarantor LP in connection herewith; or

(i)
any postponement, discharge, reduction, non provability or other similar circumstance affecting any obligation of the Issuer hereunder or any other Transaction Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor LP’s obligations under the Covered Bond Guarantee be construed as if there were no such circumstance.

7.7
Subject to its obligation to deliver a Notice to Pay, the Bond Trustee may determine from time to time whether it will enforce the Covered Bond Guarantee which it is entitled to enforce, without making any demand or taking any proceedings against the Issuer.  Subject to the provisions of this Clause 7 with regard to the service of a Notice to Pay on the Guarantor LP, the Guarantor LP hereby waives any right to require proceedings first against the Issuer with respect to this Trust Deed, the Covered Bonds, Receipts or Coupons, diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, protest or notice and all demands whatsoever.

7.8	(a)
To the extent that the Guarantor LP makes, or there is made on its behalf, a payment under the Covered Bond Guarantee, the Issuer will on such payment being made become indebted to the Guarantor LP for an amount equal to such payment unless such amount shall have been set off with amounts owing under the Intercompany Loan Agreement.  Until all amounts which may be or become payable by the Issuer hereunder, the Covered Bonds, Receipts or Coupons have been irrevocably paid in full, the Guarantor LP hereby waives irrevocably and unconditionally:

(i)
all rights of subrogation, indemnity, contribution or otherwise (arising under common law, equity, statute or otherwise whatsoever) which it might otherwise have against the Issuer by virtue of any payment made by the Guarantor LP pursuant to the Covered Bond Guarantee; and

(ii)	all rights to claim, rank, prove or vote as creditor of the Issuer or its estate in competition with the Bond Trustee (on behalf of the Covered Bondholders) or to claim a right of set off,

subject always to the rights of the Guarantor LP to set off amounts owing by the Issuer to the Guarantor LP, in accordance with the Priorities of Payments, in respect of amounts paid by the Guarantor LP under the Covered Bond Guarantee against any amounts repayable by the Guarantor LP under the terms of the Intercompany Loan Agreement and net payments under the Swap Agreements, which shall remain unaffected.

If notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor LP or if the Guarantor LP is able to exercise any set off rights against the Issuer before payment in full of all amounts payable hereunder shall have been made to the Covered Bondholders, the Receiptholders and the Couponholders (it being understood that amounts netted or set-off under the terms of the Swap Agreements shall be excluded from the application of this provision), such payment and/or an amount equal to the amount so set off shall be received by the Guarantor LP and shall be held by the Guarantor LP on trust to pay the same over immediately, and in the case of any amount under the Intercompany Loan Agreement or the Swap Agreement in accordance with the Priorities of Payments, to the party making such payment or against whom such right of set-off has been exercised in accordance with the Priorities of Payments to the extent of the set-off of any amount paid by the Guarantor LP under the Covered Bond Guarantee against the repayment of any amount under the Intercompany Loan Agreement.

7.9
Any amounts from time to time received by the Bond Trustee under the Covered Bond Guarantee shall be applied by the Bond Trustee in accordance with the provisions of Clause 11.1 PROVIDED THAT any Excess Proceeds received by the Bond Trustee shall be applied by the Bond Trustee in accordance with the provisions of Clause 11.2.

8.	Payments Under the Covered Bond Guarantee

8.1	(a)
The Issuer shall notify the Bond Trustee in writing (copied to the Guarantor LP), no later than close of business on the fifth Toronto Business Day before each Interest Payment Date, of the amount of Scheduled Interest and/or Scheduled Principal which is due and payable by the Issuer on such Interest Payment Date and shall confirm whether or not it shall have sufficient funds to make such payments of Scheduled Interest and/or Scheduled Principal on such Interest Payment Date.  If the amount available for payment by the Issuer in respect of Scheduled Interest and/or Scheduled Principal on such Interest Payment Date will be insufficient to meet the amount of Scheduled Interest and/or Scheduled Principal due and payable on such Interest Payment Date (the “Shortfall”), the Issuer shall inform the Bond Trustee in writing (copied to the Guarantor LP) of the amount of the Shortfall.  Following the occurrence of an Issuer Event of Default and service by the Bond Trustee of an Issuer Acceleration Notice on the Issuer pursuant to Condition 7.01, the Bond Trustee shall promptly deliver a Notice to Pay to the Issuer and the Guarantor LP with a copy to the Issuing and Paying Agent requiring the Guarantor LP to pay the Guaranteed Amounts as and when the same are Due for Payment in accordance with the terms of the Covered Bond Guarantee and this Trust Deed.

(b)
Following the service by the Bond Trustee of an Issuer Acceleration Notice on the Issuer  and the service by the Bond Trustee of a Notice to Pay on the Guarantor LP but prior to a Guarantor LP Event of Default and delivery by the Bond Trustee of a Guarantor LP Acceleration Notice, payment by the Guarantor LP of the Guaranteed Amounts pursuant to the Covered Bond Guarantee shall be made in accordance with the Guarantee Priority of Payments set out in Section 6.4 of the Guarantor LP Agreement by noon (local time in the relevant financial centre of the payment or, in the case of a payment in euro, London time) on (a) the second London Business Day following service of a Notice to Pay on the Guarantor LP or, if later, (b) the Scheduled Payment Date on which the relevant Guaranteed Amount is Due for Payment.

8.2
The Bond Trustee shall direct the Guarantor LP to pay (or to procure the payment of) all sums payable under the Covered Bond Guarantee to the Issuing and Paying Agent subject always to the provisions of Clause 2.3.

8.3
At least one London Business Day before the date on which the Guarantor LP is obliged to make a payment under the Covered Bond Guarantee, it shall notify or procure the notification of the Issuing and Paying Agent of the irrevocable instructions to the Account Bank through which payment to the Issuing and Paying Agent is to be made.

8.4
All payments of Guaranteed Amounts by or on behalf of the Guarantor LP shall be made without withholding or deduction for, or on account of, any present or future tax, duties, assessment or other governmental charges of whatever nature, unless the withholding or deduction is required by law or regulation or administrative practice of any jurisdiction.  If any such withholding or deduction is required, the Guarantor LP shall pay the Guaranteed Amounts net of such withholding or deduction and shall account to the appropriate tax authority for the amount required to be withheld or deducted.  The Guarantor LP shall not be obliged to pay any additional amount to the Bond Trustee or any holder of Covered Bonds, Receipts and/or Coupons in respect of the amount of such withholding or deduction. In the event that such withholding or deduction is required, the Issuer shall be required to pay such additional amounts as will result in the holders of Covered Bonds, Receipts or Coupons receiving such amounts as they would have received in respect of such Covered Bonds or Coupons had no such withholding or deduction been required in accordance with Condition  8.01.

8.5
The Issuer shall not be discharged from its obligations under the Covered Bonds, Receipts or Coupons and this Trust Deed by any payment made by the Guarantor LP under the Covered Bond Guarantee PROVIDED THAT this sub clause shall operate only for the purpose of the subrogation rights of the Guarantor LP contemplated by Clause 7.8.

8.6
Except in relation to Excess Proceeds, any payment made by the Guarantor LP to the Covered Bondholders, Receiptholders or the Couponholders in respect of the Covered Bonds, Receipts or Coupons may be made in accordance with the Conditions and the Agency Agreement, and any payments so made shall be a good discharge pro tanto of the relative covenant by the Guarantor LP (as the case may be) contained in Clauses 7 or 8 (as the case may be) save to the extent that there is default in the subsequent payment thereof in accordance with the trust presents to the relevant Covered Bondholders, Receiptholders or Couponholders (as the case may be).

9.	Non Payment

Proof that with respect to any specified Covered Bond, Receipt or Coupon the Issuer or, as the case may be, the Guarantor LP has made default in paying any amount due in respect of such Covered Bond, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Covered Bonds, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

10.	Proceedings, Action and Indemnification

10.1
The Bond Trustee may at any time after an Issuer Acceleration Notice (in the case of the Issuer) or a Guarantor LP Acceleration Notice (in the case of the Guarantor LP), at its discretion and without further notice, take such proceedings as it may think fit against or in relation to the Issuer or, as the case may be, the Guarantor LP to enforce the provisions of this Trust Deed, the Covered Bonds, the Receipts and the Coupons.  However, the Bond Trustee shall not be bound to take any such enforcement proceedings in relation to this Trust Deed, the Covered Bonds, the Receipts, the Coupons or any other Transaction Document unless directed or requested to do so (i) by an Extraordinary Resolution (with the Covered Bonds of all Series taken together as a single Series as provided in Clause 2.7) or (ii) in writing by the holders of not less than twenty five per cent of the Principal Amount Outstanding of the Covered Bonds then outstanding (with the Covered Bonds of all Series taken together as a single Series as aforesaid) and in either case then only if it shall be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

10.2
Subject to Clause 10.1, the Bond Trustee shall not be bound to take any other action hereunder or any other Transaction Document unless directed or requested to do so (i) by an Extraordinary Resolution of the Covered Bondholders of the relevant one or more Series or (ii) in writing by the holders of not less than fifty per cent of the Principal Amount Outstanding of the Covered Bonds of the relevant one or more Series and in either case then only if it shall be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

10.3
Only the Bond Trustee may enforce the provisions hereof.  No Covered Bondholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor LP to enforce the performance of any of the provisions hereof or to directly enforce the provisions of the Security Agreement or any other Transaction Document unless the Bond Trustee having become bound as aforesaid to take proceedings fails to do so within 30 days and such failure is continuing (in which case each of such Covered Bondholder, Receiptholder or Couponholder shall be entitled to take any such steps and proceedings as it shall deem necessary other than the presentation of a petition for the winding up of, or for an administration order in respect of, the Issuer or the Guarantor LP).

10.4
Notwithstanding the foregoing, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act, the right of any holder to receive payment of principal and interest on the Covered Bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the Covered Bondholders, provided that no such right of enforcement shall exist (i) in respect of a postponement of an interest payment which has been consented to by the Covered Bondholders in accordance with the Trust Deed or (ii) to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the security granted pursuant to this Trust Deed or the relevant Security Agreements upon any property subject to such security.

11.	Application of Moneys

11.1
All moneys (other than Excess Proceeds which shall be applied in the manner set out in Clause 11.2 below) received by the Bond Trustee hereunder from the Issuer or, as the case may be, the Guarantor LP or any administrator, administrative receiver, receiver, liquidator, trustee in sequestration or other similar official appointed in relation to the Issuer or the Guarantor LP (including any moneys which represent principal or interest in respect of Covered Bonds, Receipts or Coupons which have become void or in respect of which claims have become prescribed under Condition 10 (Prescription) and including the proceeds of any enforcement of the Security) shall, unless and to the extent attributable, in the opinion of the Bond Trustee and only as expressly permitted by the Guide, to a particular Series of the Covered Bonds, be apportioned pari passu and rateably between each Series of the Covered Bonds, and all moneys received by the Bond Trustee hereunder from the Issuer or, as the case may be, the Guarantor LP to the extent attributable in the opinion of the Bond Trustee and only as expressly permitted by the Guide to a particular Series of the Covered Bonds or which are apportioned to such Series as aforesaid, be held by the Bond Trustee upon trust to apply them (subject to Clause 13):

FIRST (except in relation to any such moneys received by the Bond Trustee following the occurrence of an Issuer Event of Default and the service by the Bond Trustee of an Issuer Acceleration Notice and a Notice to Pay) in payment or satisfaction of all amounts then due and unpaid under Clauses 16 and/or 17(j) to the Bond Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Covered Bonds of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Covered Bonds of each other Series; and

FOURTHLY in payment of the balance (if any) to the Issuer (to the extent received from the Issuer) or the Guarantor LP (if received from the Guarantor LP).

Without prejudice to this sub clause, if the Bond Trustee holds any moneys (other than Excess Proceeds) which represent principal or interest in respect of Covered Bonds which have become void or in respect of which claims have been prescribed under Condition 8 (Prescription), the Bond Trustee will hold such moneys on the above trusts.

11.2	(a)
Following the occurrence of an Issuer Event of Default, and the delivery of an Issuer Acceleration Notice any moneys received by the Bond Trustee from the Issuer or any administrator, administrative receiver, receiver, liquidator, trustee in sequestration or other similar official appointed in relation to the Issuer (the “Excess Proceeds”) shall be paid by the Bond Trustee on behalf of the Covered Bondholders of the relevant Series to the Guarantor LP for its own account, as soon as practicable, and shall be held by the Guarantor LP in the GIC Account and the Excess Proceeds shall thereafter form part of the Security and shall be used by the Guarantor LP in the same manner as all other moneys from time to time standing to the credit of the GIC Account.  Any Excess Proceeds received by the Bond Trustee shall discharge the obligations of the Issuer in respect of the Covered Bonds, Receipts and Coupons (to the extent of the amount so received) (but shall be deemed not to have done so for the purposes of subrogation rights of the Guarantor LP contemplated by Clause 7.8).  However, the obligations of the Guarantor LP under the Covered Bond Guarantee are unconditional and irrevocable and the receipt by the Bond Trustee of any Excess Proceeds shall not reduce or discharge any such obligations.

(b)
By subscribing for Covered Bond(s), each Covered Bondholder shall be deemed to have irrevocably directed the Bond Trustee to pay the Excess Proceeds to the Guarantor LP in the manner as described above.

(c)	For the avoidance of doubt, any payments by the Guarantor LP to the Covered Bondholders out of the Excess Proceeds, shall reduce the Guaranteed Amounts pro tanto.

12.	Covered Bondholder Communications and Reports

The Bond Trustee shall in accordance with Condition 14 (Notices):

(a)
within 60 days after the end of each calendar year following the first date on which U.S. Registered Covered Bonds are issued and for so long as there are U.S. Registered Covered Bonds outstanding, deliver to each Covered Bondholder a brief report that complies with Section 313(a) of the Trust Indenture Act, and such report shall be dated as of a date convenient to the Bond Trustee and be delivered by mail where required pursuant to Section 313(c) of the Trust Indenture Act.  For so long as there are U.S. Registered Covered Bonds outstanding, the Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act, including without limitation with respect to the filing of reports with the U.S. Securities and Exchange Commission; and

(b)
give notice to the relevant Covered Bondholders in accordance with Condition 14 (Notices) of the day fixed for any payment to them under Clause 11.1.  Such payment may be made in accordance with Condition 9 (Payments) and any payment so made shall be a good discharge to the Bond Trustee.

For so long as U.S. Registered Covered Bonds are outstanding, Covered Bondholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Covered Bondholders with respect to their rights under this Trust Deed or under the Covered Bonds. For so long as U.S. Registered Covered Bonds are outstanding, the Issuer, the Guarantor LP, the Bond Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

13.	Investment By Bond Trustee

13.1
Except in relation to any Excess Proceeds, the Bond Trustee may at its absolute discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Covered Bonds of any Series in Substitute Assets for such periods as it may consider expedient with power from time to time at the like discretion to vary such Substitute Assets and to accumulate Substitute Assets and the resulting interest and other income derived therefrom.  The accumulated Substitute Assets shall be applied under Clause 11.  All interest and other income deriving from such Substitute Assets shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clauses 16 and/or 17(j) to the Bond Trustee and/or any Appointee and otherwise held for the benefit of and paid to the holders of the Covered Bond of such Series or the holders of the related Receipts and/or Coupons, as the case may be.

13.2
Except in relation to any Excess Proceeds, any moneys which under the trusts hereof ought to or may be invested by the Bond Trustee may be invested in the name or under the control of the Bond Trustee in any Substitute Assets whether or not they produce income or by placing the same on deposit in the name or under the control of the Bond Trustee at such bank or other financial institution and in such currency as the Bond Trustee may think fit.  If that bank or institution is the Bond Trustee or a Subsidiary, holding or associated company of the Bond Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.  The Bond Trustee may at any time vary such Substitute Assets for or into other Substitute Assets or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such Substitute Assets or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise (save where any loss results from the Bond Trustee's breach of trust, fraud, wilful default or negligence or that of its officers or employees).

14.	Partial Payments

Upon any payment under Clause 11.1 (other than payment in full against surrender of a Covered Bond, Receipt or Coupon) the Covered Bond, Receipt or Coupon in respect of which such payment is made shall be produced to the Bond Trustee, the Paying Agent or the Registrar by or through whom such payment is made and the Bond Trustee shall or shall cause the Paying Agent or, as the case may be, such Registrar to enface thereon a memorandum of the amount and the date of payment but the Bond Trustee may in any particular case and generally in relation to Registered Covered Bonds dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

15.	Covenants by the Issuer and the Guarantor LP

Each of the Issuer and the Guarantor LP hereby covenants with the Bond Trustee that, so long as any of the Covered Bonds remains outstanding, it will:

(a)
at all times maintain a Issuing and Paying Agent, Registrar, Exchange Agent, Transfer Agent and other Paying Agents with specified offices in accordance with the Conditions and at all times maintain any other agents required by the Conditions;

(b)
give notice in writing to the Bond Trustee of the occurrence of any Issuer Event of Default or Potential Issuer Event of Default or Guarantor LP Event of Default or Potential Guarantor LP Event of Default (as applicable) without waiting for the Bond Trustee to take any further action;

(c)	at all times keep proper books of account;

(d)
give to the Bond Trustee at all times such information as it shall reasonably require for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it hereunder or by operation of law provided always that the foregoing shall not oblige the Issuer or the Guarantor LP to give any information non disclosure of which is required by any applicable law;

(e)
without limiting Section 15(d), for so long as U.S. Registered Covered Bonds are outstanding, deliver or cause to be delivered, to the Bond Trustee, pursuant to Section 312 of the Trust Indenture Act, at least once every six months commencing on the date which is six months following the date on which U.S. Registered Covered Bonds are first issued and at such other times as the Bond Trustee may request in writing, a list in such form as the Bond Trustee may reasonably request in writing of all information in the possession or control of the Issuer and the Guarantor LP, or of any of the Paying Agents, as to the names and addresses of the Covered Bondholders and requiring the Bond Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it;

(f)
send to the Bond Trustee (if same are produced) (i) as promptly as practicable after the time of issue or publication thereof and in any event within 180 days after the end of each of its financial years (or financial periods, as appropriate, in the event of a change of accounting reference date) two copies (by email) (in addition to any copies to which it may be entitled as a holder of any security in or of any Issuer or Guarantor LP) in the English language of each report and accounts for the relevant financial year/financial period (as appropriate) containing a balance sheet and profit and loss account of the Issuer; (ii) in the case of the Issuer only, as promptly as practicable after the issue or publication thereof two copies (by email) of every balance sheet, profit and loss account, report or other notice, statement or circular issued to the shareholders of the Issuer in their capacity as such; and (iii) upon the execution hereof and thereafter forthwith upon any change of the same a list of the Authorized Signatories of the Issuer, or as the case may be, the Guarantor LP;

(g)
so far as permitted by law at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the reasonable opinion of the Bond Trustee to give effect to the terms and conditions of the trust presents;

(h)
procure that the Issuing and Paying Agent or the Registrar, as the case may be, notifies the Bond Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Covered Bonds or any of them or in respect of the Receipts (if any) and/or the Coupons (if any), receive unconditionally in the manner provided by the Agency Agreement the full amount of the moneys payable on such due date on all such Covered Bonds, Receipts or, as the case may be, all such Coupons;

(i)
in relation to any Covered Bonds agreed by the Issuer and the Relevant Dealer to be listed and admitted to trading on any Stock Exchanges(s), use all reasonable efforts to procure the admission of the relevant Covered Bonds to listing and trading on such Stock Exchange(s) and to maintain the same until none of the Covered Bonds of the relevant Series is outstanding provided that, if it should be impracticable or unduly burdensome to maintain any such listing, the Issuer shall use all reasonable efforts to procure and maintain as aforesaid a listing or a quotation for the relevant Covered Bonds on such other Stock Exchange(s) as it and the Relevant Dealer(s) may reasonably agree. However if such alternative listing is not available or is, in the opinion of the Issuer, impractical or unduly burdensome, an alternative listing for such Covered Bonds may not be obtained;

(j)
observe and comply with its obligations, and use all reasonable endeavours to procure that the Paying Agents, Transfer Agent, Registrar, Exchange Agent and Calculation Agent observe and comply with all their respective obligations under the Agency Agreement and not modify or amend the same without the previous consent in writing of the Bond Trustee;

(k)
send to the Bond Trustee a copy of the form of any notice or report to be given to the Covered Bondholders in accordance with Condition 14 (Notices) and, upon publication, two copies of such notice, such notice being in the form approved by the Bond Trustee (such approval not to be unreasonably withheld or delayed and, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21);

There shall be no obligation upon the Bond Trustee to review any financial statement, report, balance sheet, profit and loss account, report or other notice received by the Bond Trustee pursuant to subsections 15(e)(i) or (ii).

(l)
send or procure to be sent to the Bond Trustee at the time of delivery to the Bond Trustee of the Issuer’s report and accounts pursuant to paragraph (e)(i) of this Clause and within 30 days after any request by the Bond Trustee, a certificate signed by two Authorized Signatories of the Issuer or, as the case may be, the Guarantor LP certifying that, to the best of their knowledge and belief after making all reasonable enquiries, (i) during such financial year (or financial period, as appropriate, in the event of a change of accounting reference date) (or during such period as the Bond Trustee may reasonably specify in such request) and since the completion thereof and up to a specified date not earlier than 10 days prior to the date of such certificate, the Issuer or, as the case may be, the Guarantor LP has complied with its material obligations hereunder and under the Agency Agreement and the other Transaction Documents or (if such is not the case) giving details of the circumstances of such non compliance and (ii) without prejudice to the generality of this paragraph (k) or of paragraph (b) of this Clause there did not exist on the part of the Issuer, or as the case may be, the Guarantor LP, as at the date mentioned in (i) above, any Issuer Event of Default or Potential Issuer Event of Default or Guarantor LP Event of Default or Potential Guarantor LP Event of Default (as applicable) or, if any Issuer Event of Default or Potential Issuer Event of Default or Guarantor LP Event of Default or Potential Guarantor LP Event of Default (as applicable) exists, giving details of the same;

(m)
in the event of the unconditional payment to the Issuing and Paying Agent or the Bond Trustee (in any case) of any sum due in respect of principal, redemption amount, premium (if any) and/or interest on the Covered Bonds of such Series or any of them being made after the due date for payment thereof, forthwith give or procure the Issuing and Paying Agent to give notice to the Covered Bondholders of such Series in accordance with Condition 14 (Notices) that such payment has been made;

(n)
if while any of the Covered Bonds remains outstanding the Issuer shall become subject generally to the taxing jurisdiction of any territory or any authority or political sub division therein or thereof having power to tax other than or in addition to the Tax Jurisdiction, unless the Bond Trustee otherwise agrees, the Issuer shall give to the Bond Trustee notice forthwith upon becoming aware thereof and, as soon as practicable thereafter, an undertaking or covenant in form and substance and manner satisfactory to the Bond Trustee in terms corresponding to the relevant Condition 8 (Taxation) or Clause 8.4 (as the case may be) with the substitution for (or, as the case may be, addition to) the references therein to the Tax Jurisdiction of references to that other or additional territory or any authority or political sub division therein or thereof having power to tax to whose taxing jurisdiction such Issuer shall have become subject as aforesaid and, where such undertaking or covenant is provided, references in Condition 6.02 (Early Redemption for Taxation Reasons) to the Tax Jurisdiction shall be deemed to be amended accordingly;

(o)
give notice to the Covered Bondholders in accordance with the Conditions of any appointment (other than the initial appointment), resignation or removal of any Paying Agent, Calculation Agent, Registrar, Exchange Agent or Transfer Agent as shown on the Covered Bonds or so published in accordance with the Conditions as soon as practicable and in any event within 14 days after such event taking effect and within 30 days of notice received from a Paying Agent, Calculation Agent, Registrar, Exchange Agent or Transfer Agent of a change in its specified office, give notice to the Bond Trustee and to the Covered Bondholders of such change PROVIDED ALWAYS THAT in the case of the termination at any time of the appointment of (i) the Issuing and Paying Agent or, in the case of Registered Covered Bonds, the Registrar, (ii) the only remaining Paying Agent with its specified office in a continental European city, (iii) the only remaining Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives (iv) (so long as the Covered Bonds are admitted to the official list of the UK Listing Authority and to trading on the London Stock Exchange and/or admitted to listing or trading on any other stock exchange or relevant authority) the Paying Agent (in the case of Bearer Covered Bonds) or Transfer Agent  (in the case of Registered Covered Bonds), which may in either case be the Issuing and Paying Agent or the Registrar, with its specified office in London and/or in such other place as may be required by the rules of such other stock exchange or other relevant authority, (v) in the circumstances described in Condition 9.04, the Paying Agent with a specified office in New York City, (vi) where required by the Conditions applicable to any Covered Bonds, the Calculation Agent or (vii) so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, the Exchange Agent with a specified office in New York City, no such termination shall take effect until a successor thereto has been appointed and notice of such appointment has been given to the Covered Bondholders in accordance with the Conditions;

(p)
in order to enable the Bond Trustee to ascertain the amount of Covered Bonds of each Series for the time being outstanding (other than for the purpose of ascertaining the amount of Covered Bonds of each Series for the time being outstanding for the purpose of the Programme Limit), deliver to the Bond Trustee forthwith after being so requested in writing by the Bond Trustee a certificate in writing signed by any two Authorized Signatories setting out the total numbers and aggregate nominal amount of Covered Bonds of each Series which up to and including the date of such certificate have been purchased by or for the account of the Issuer or the Guarantor LP, the aggregate nominal amount of Covered Bonds of each Series which are held beneficially at such date by the Issuer or the Guarantor LP, and the aggregate nominal amount of Covered Bonds of each Series so purchased which have been cancelled;

(q)
ensure that each Covered Bond to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority of the country of any relevant currency for the purposes of any relevant Covered Bond and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and maintained in full force and effect;

(r)
if it intends to redeem all or any of the Covered Bonds prior to their stated maturity date (if any) not less than 7 days prior to the latest date for the publication of the notice of redemption required to be given to the holders of any Covered Bonds, give written notice of such intention to the Issuing and Paying Agent and the Bond Trustee stating the date on which such Covered Bonds are to be redeemed and whether the relevant Series of Covered Bonds is to be redeemed in part only; and

(s)
furnish, upon the request of a holder of Covered Bonds or any beneficial interest therein, to such holder or to a prospective purchaser designated by such holder or beneficial owner, the information required to be delivered under Rule 144A(d)(4) under the Securities Act if, at the time of the request, the Issuer or the Guarantor LP is neither a reporting company under Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g2-3(b) thereunder.

(t)	to the extent applicable, comply with the filing requirements of Section 314 of the Trust Indenture Act for so long as U.S. Registered Covered Bonds are outstanding.

16.	Remuneration and Indemnification of Bond Trustee

16.1
The Issuer (failing which, and, following an Issuer Event of Default and service of a Notice to Pay to the Guarantor LP, the Guarantor LP) shall pay to the Bond Trustee, by way of remuneration for its services as Bond Trustee hereunder, such amount as shall be agreed from time to time by exchange of letters between the Issuer and the Bond Trustee.  Such remuneration shall accrue from day to day and be payable (in priority to payments to Covered Bondholders, Receiptholders and Couponholders and any other Secured Creditors) up to and including the date when, all the Covered Bonds having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Issuing and Paying Agent or the Bond Trustee PROVIDED THAT if upon due presentation of any Covered Bond, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Covered Bondholder, Receiptholder or Couponholder is duly made.

16.2
In the event of the occurrence of an Issuer Event of Default, Guarantor LP Event of Default, Potential Issuer Event of Default or Potential Guarantor LP Event of Default or the Bond Trustee considering it expedient or necessary or being requested by the Issuer or the Guarantor LP (as the case may be) to undertake duties which the Bond Trustee and the Issuer or the Guarantor LP agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee hereunder the Issuer or the Guarantor LP shall pay to the Bond Trustee such additional remuneration as shall be agreed between them.

16.3
The Issuer (failing which, and, following an Issuer Event of Default and service of a Notice to Pay to the Guarantor LP, the Guarantor LP) shall in addition pay to the Bond Trustee an amount equal to the amount of any GST or similar tax chargeable in respect of its remuneration hereunder subject to receipt of a proper GST (or similar tax) invoice.

16.4	In the event of the Bond Trustee and the Issuer (failing which, and, following any Issuer Event of Default and service of a Notice to Pay to the Guarantor LP, the Guarantor LP) failing to agree:

(a)	(in a case to which sub clause 16.1 above applies) upon the amount of the remuneration; or

(b)
(in a case to which sub clause 16.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee hereunder, or upon such additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Bond Trustee and approved by the Issuer or the Guarantor LP or, failing such approval, nominated (on the application of the Bond Trustee) by the Chief Executive Officer of the Investment Industry Regulatory Organization of Canada (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer or the Guarantor LP) and the determination of any such investment bank shall be final and binding upon the Bond Trustee and the Issuer or the Guarantor LP.

16.5
The Issuer (failing which, and, following any Issuer Event of Default and service of a Notice to Pay to the Guarantor LP, the Guarantor LP) shall also pay or discharge all Liabilities properly incurred by the Bond Trustee in relation to the negotiation, preparation and execution of the exercise of its powers and the performance of its duties hereunder and any other Transaction Document to which the Bond Trustee is a party, including but not limited to reasonable legal fees and travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Bond Trustee in connection with any action taken by or on behalf of the Bond Trustee for enforcing this Trust Deed or any other Transaction Documents to which it is a party.

16.6
All amounts payable pursuant to sub clause 16.5 above and/or Clause 17(j) shall be payable by the Issuer (failing which, and, following any Issuer Event of Default and service of a Notice to Pay to the Guarantor LP, the Guarantor LP) on the date specified in a demand by the Bond Trustee and in the case of payments actually made by the Bond Trustee prior to such demand shall (if not paid within five days after such demand and the Bond Trustee so requires) carry interest at the rate of one per cent per annum above the prime rate from time to time of Royal Bank of Canada from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within five days after such demand and, in either case, the Bond Trustee so requires) carry interest at such rate from the date specified in such demand.  All remuneration payable to the Bond Trustee shall carry interest at such rate from the due date therefor.

16.7
Unless otherwise specifically stated in any discharge hereof the provisions of this Clause, Clause 17(j) and Clause 22 shall continue in full force and effect in relation to the period during which the Bond Trustee was bond trustee hereunder notwithstanding such discharge and whether or not the Bond Trustee is then the bond trustee hereunder.

16.8
The Bond Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Covered Bonds any Liabilities incurred hereunder have been incurred or to allocate any such Liabilities between the Covered Bonds of any Series.

17.	Powers of the Bond Trustee

Where there are any inconsistencies between the Trustee Acts and the provisions hereof, the provisions hereof shall, to the extent allowed by law, prevail.  The Bond Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)
The Bond Trustee may in relation hereto and the other Transaction Documents rely and/or act on the advice or report or opinion of or any information obtained from any Auditor, lawyer, valuer, accountant, surveyor, banker, professional adviser, broker, financial adviser, auctioneer or other expert whether obtained by the Issuer, the Guarantor LP, the Issuing and Paying Agent, the Bond Trustee or otherwise and whether or not addressed to the Bond Trustee notwithstanding that such advice, report, opinion, information, or any engagement letter or any other document entered into by the Bond Trustee and the relevant person in connection therewith, contains any monetary or other limit on the liability of the relevant person and the Bond Trustee shall not be responsible for any Liability occasioned by so acting or relying.

(b)
Any such advice, opinion or information may be sent or obtained by letter, email, telegram, facsimile transmission or cable and the Bond Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, email, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(c)
The Bond Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorized Signatories of the Issuer or, as the case may be, the Guarantor LP or a managing general partner of the Guarantor LP and the Bond Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)
The Bond Trustee shall be at liberty to hold this Trust Deed and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Bond Trustee to be of good repute and the Bond Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)
The Bond Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Covered Bonds by the Issuer, the exchange of any Global Covered Bond for another Global Covered Bond or Definitive Covered Bonds or the delivery of any Global Covered Bond or Definitive Covered Bonds to the person(s) entitled to it or them.

(f)
Except to the extent required pursuant to Section 315(b) of the Trust Indenture Act and for so long as U.S. Registered Covered Bonds are outstanding, the Bond Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to herein or to take any steps to ascertain whether any Issuer Event of Default, Potential Issuer Event of Default, Guarantor LP Event of Default or Potential Guarantor LP Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant hereto to the contrary, the Bond Trustee shall be entitled to assume that no Issuer Event of Default, Potential Issuer Event of Default, Guarantor LP Event of Default or Potential Guarantor LP Event of Default has occurred and that each of the Issuer and the Guarantor LP is observing and performing all its obligations hereunder.

(g)
Save as expressly otherwise provided herein, the Bond Trustee shall have absolute and uncontrolled discretion as to the exercise or non exercise of its trusts, powers, authorities and discretions hereunder (the exercise or non exercise of which as between the Bond Trustee and the Covered Bondholders, the Receiptholders and the Couponholders shall be conclusive and binding on the Covered Bondholders, the Receiptholders and the Couponholders) and shall not be responsible for any Liability which may result from their exercise or non exercise and in particular the Bond Trustee shall not be bound to act at the request or direction of the Holders or otherwise under any provision hereof or to take at such request or direction or otherwise any other action under any provision hereof, without prejudice to the generality of Clause 10.1, unless it shall first be indemnified and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(h)
The Bond Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Covered Bonds of all or any Series in respect whereof minutes have been made and signed or any direction or request of the holders of the Covered Bonds of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of holders or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Receiptholders and Couponholders, provided such actions are taken in accordance with the terms of the Transaction Documents.

(i)
The Bond Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Covered Bond, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)
Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and, following the occurrence of a Covered Bond Guarantee Activation Event the Guarantor LP, shall jointly and severally indemnify the Bond Trustee, its officers, directors and employees and successors and every Appointee and keep it or him indemnified against all Liabilities to which it or he may properly be or become subject or which may be properly incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions hereunder or any other Transaction Document to which the Bond Trustee is a party or its or his functions under any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).  This indemnification shall survive the termination or discharge of this Trust Deed and the retirement or replacement of the Bond Trustee.

(k)
Any consent or approval given by the Bond Trustee for the purposes hereof may be given on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and notwithstanding anything to the contrary herein may be given retrospectively.

(l)
Except as expressly provided in Section 12 or as required to comply with the Guide, the Bond Trustee shall not (unless and to the extent ordered to do so by a court of competent jurisdiction or permitted by other applicable law (which for so long as U.S. Registered Covered Bonds are outstanding includes the Trust Indenture Act)) be required to disclose to any Covered Bondholder, Receiptholder, Couponholder or any other Secured Creditor any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Bond Trustee by the Issuer, the Guarantor LP or any other person in connection herewith or the Security Agreement and no Holder, Receiptholder, Couponholder or other Secured Creditor shall be entitled to take any action to obtain from the Bond Trustee any such information.

(m)
Where it is necessary or desirable for any purpose in connection herewith to convert any sum from one currency to another it shall (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Bond Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor LP, the Covered Bondholders, the Receiptholders, the Couponholders and the other Secured Creditors.

(n)
The Bond Trustee may certify whether or not any of the conditions, events and acts set out in paragraph 20.2(a) is in its opinion materially prejudicial to the interests of the Covered Bondholders of any Series and any such certificate shall be conclusive and binding upon the Issuer, the Guarantor LP, the Covered Bondholders, the Receiptholders and the Couponholders.

(o)
The Bond Trustee as between itself and the Covered Bondholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions hereof.  Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Bond Trustee, shall be conclusive and shall bind the Bond Trustee and the Covered Bondholders, the Receiptholders, the Couponholders and the other Secured Creditors.

(p)
In connection with the exercise by it of any of its trusts, powers, authorities or discretions hereunder (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Bond Trustee shall have regard to the general interests of the Covered Bondholders of each Series as a class (but shall not have regard to any interests arising from circumstances particular to individual Covered Bondholders, Receiptholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Covered Bondholders, Receiptholders and Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub division thereof and the Bond Trustee shall not be entitled to require, nor shall any Covered Bondholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor LP, the Bond Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Covered Bondholders, Receiptholders and/or Couponholders, except to the extent already provided for in Condition 8 (Taxation) and/or in any undertaking or covenant given in addition thereto or in substitution therefor hereunder.

(q)
Any trustee hereof being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts hereof or any other of the Transaction Documents to which the Bond Trustee is a party and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection herewith including matters which might or should have been attended to in person by a trustee not being a lawyer, accountant, broker or other professional person.

(r)
The Bond Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of the trust presents or not) all or any of its trusts, powers, authorities and discretions hereunder.  Such delegation may be made upon such terms (including power to sub delegate) and subject to such conditions and regulations as the Bond Trustee may in the interests of the Covered Bondholders think fit.  Provided the Bond Trustee has exercised reasonable care in the selection of any such delegate, the Bond Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.  The Bond Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(s)
The Bond Trustee may in the conduct of the trusts hereof instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection herewith (including the receipt and payment of money).  Provided the Bond Trustee has exercised reasonable care in the selection of any such agent, the Bond Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(t)
The Bond Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed and the Transaction Documents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed and the Transaction Documents or any other document relating or expressed to be supplemental thereto.

(u)
The Bond Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted hereby as the Bond Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trusts constituted hereby and the Bond Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Bond Trustee is not obliged to appoint a custodian if the Bond Trustee invests in securities payable to bearer.

(v)
Subject to the requirements, if any, of the Stock Exchange, any corporation into which the Bond Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Bond Trustee under the trust presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(w)
Unless notified to the contrary, the Bond Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to Clause 15(o)) that no Covered Bonds are held by, for the benefit of, or on behalf of, the Issuer or the Guarantor LP.

(x)
The Bond Trustee shall have no responsibility whatsoever to the Issuer, the Guarantor LP, any Covered Bondholder, Receiptholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Covered Bonds by any Rating Agency.

(y)	The Bond Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions hereof.

(z)
If, in connection with the exercise of its powers, trusts, authorities or discretions, in accordance with the terms of the Transaction Documents, the Bond Trustee is of the opinion that the interest of the holders of the Covered Bonds of any one or more Series would be materially prejudiced thereby, the Bond Trustee shall not exercise such power, trust, authority or discretion without the approval of the Covered Bondholders by Extraordinary Resolution or by a written resolution of such Covered Bondholders of not less than fifty per cent. of the Principal Amount Outstanding of the Covered Bonds of the relevant Series then outstanding.

(aa)
The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the Bond Trustee.  The Bond Trustee will not be responsible for (i) supervising the performance by the Issuer or any other party to the Transaction Documents of their respective obligations under the Transaction Documents and the Bond Trustee will be entitled to assume, until it has written notice to the contrary, that all such persons are properly performing their duties; (ii) considering the basis on which approvals or consents are granted by the Issuer or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Portfolio, including, without limitation, whether the Portfolio is in compliance with the Asset Coverage Test or the Amortisation Test; or (iv) monitoring whether Loans and Related Security satisfy the Eligibility Criteria.  The Bond Trustee will not be liable to any Covered Bondholder or other Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by a prudent chargee in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.

(bb)
Where hereunder, the Bond Trustee is required to consider whether any event or the exercise by it of any of its powers, authorities or discretions is or will be materially prejudicial to the interests of the Covered Bondholders of one or more Series, the Bond Trustee shall be entitled to call for and rely and act upon the advice or opinion of any reputable financial or other adviser (whether or not such financial adviser shall be a Secured Creditor or otherwise party to any Transaction Document) and if relied upon by the Bond Trustee shall be binding on the Covered Bondholders of all Series and the Bond Trustee shall not incur any Liability by reason of so acting or relying.

(cc)
Notwithstanding anything in this Trust Deed, the Bond Trustee shall retain the right not to act (and will not be held liable for refusing to act) unless it has received a clear and unambiguous request, direction, order, instruction, authorization and/or certification, as applicable, which complies with the terms of this Trust Deed. Furthermore, the Bond Trustee shall retain the right not to act if, in its own discretion, it petitions a court of competent jurisdiction to clarify and adjudicate any uncertain or ambiguous matter relating to this Trust Deed.

None of the provisions contained in this Trust Deed shall require the Bond Trustee to expend or risk its own funds or otherwise incur financial liability on the performance of any of its duties or in the exercise of any of its rights or powers if there are any reasonable grounds for believing that the reimbursement of such expenditure or indemnity satisfactory to the Bond Trustee against such risk or liability is not assured to it, provided that the Bond Trustee, shall forthwith upon making such a determination, deliver notice of the same to the Issuer and the Guarantor LP, which notice shall include the grounds for such belief.

18.	Representations, Warranties, Covenants and Liability of Bond Trustee

Representations, Warranties and Covenants of the Bond Trustee

18.1
The Bond Trustee represents, warrants and covenants (and continues to represent, warrant and covenant for as long as it continues to be bond trustee) as follows, and acknowledges that the Issuer and the Guarantor LP are relying on such representations, warranties and covenants in entering into, and performing their obligations under, this Trust Deed:

(a)	it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities under this Trust Deed;

(b)	it meets or exceeds the minimum standards (and, if applicable, possesses the minimum ratings), if any, prescribed by the Rating Agencies;

(c)	if regulated, it is in regulatory good standing;

(d)	it is in material compliance with its internal policies and procedures (including risk management policies), if any, relevant to the execution, delivery and performance of this Trust Deed;

(e)	it is in material compliance with all laws, regulations and rules applicable to the Bond Trustee relevant to the execution, delivery and performance of this Trust Deed; and

(f)	it shall comply with, and perform its obligations under, the provisions of the Guide, and of the Transaction Documents to which it is a party, in each case applicable to it.

Bond Trustee’s Liability

18.2	(a)
Nothing herein shall in any case in which the Bond Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions hereof conferring on it any trusts, powers, authorities or discretions (i) exempt the Bond Trustee from or indemnify it against any liability for breach of trust or (ii) so long as U.S. Registered Covered Bonds are outstanding, relieve the Bond Trustee from liability for its own negligence, wilful default or fraud except as permitted in Section 315(d) of the Trust Indenture Act.

(b)
Notwithstanding any additional duties imposed on the Bond Trustee under this Trust Deed, the Transaction Documents or otherwise, if an Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default, or Potential Guarantor Event of Default has occurred and is continuing, the Bond Trustee shall exercise the rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs (having regard to the provisions of the Transaction Documents).

19.	Bond Trustee Contracting with the Issuer and the Guarantor LP

Neither the Bond Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee hereunder shall by reason of its or his fiduciary position be in any way precluded from:

(a)
entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor LP or any of their respective Subsidiaries and affiliates (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Covered Bonds or any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, the Guarantor LP or any of their respective Subsidiaries or affiliates); or

(b)
accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or guaranteed by, or relating to the Issuer or the Guarantor LP or any of their respective Subsidiaries or affiliates, or any other office of profit under the Issuer or the Guarantor LP or any of their respective Subsidiaries or affiliates, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of, or consequences for the Covered Bondholders, Receiptholders or Couponholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Covered Bondholders and shall not be responsible for any Liability occasioned to the Covered Bondholders, Receiptholders or Couponholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith, provided that for so long as U.S. Registered Covered Bonds are outstanding the Bond Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  The provisions of Section 311 of the Trust Indenture Act shall apply to each of the Issuer and the Guarantor LP for so long as U.S. Registered Covered Bonds are outstanding.

Where any holding company, Subsidiary or associated company of the Bond Trustee or any director or officer of the Bond Trustee acting other than in his capacity as such a director or officer has any information, the Bond Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Covered Bondholders resulting from the Bond Trustee’s failing to take such information into account in acting or refraining from acting hereunder or in relation hereto.

20.	Waiver, Authorisation and Determination and Substitution

20.1
The Bond Trustee (without the consent of the Covered Bondholders) or the Covered Bondholders by Extraordinary Resolution (without the consent of the Bond Trustee) may without the consent of the related Receiptholders and/or Couponholders or any of the other Secured Creditors and without prejudice to its or their rights in respect of any subsequent breach, Issuer Event of Default, Potential Issuer Event of Default, Guarantor LP Event of Default or Potential Guarantor LP Event of Default from time to time and at any time but only if in so far as in its or their opinion the interests of the Covered Bondholders shall not be materially prejudiced thereby, waive or authorise any breach or proposed breach by the Issuer or the Guarantor LP of any of the covenants or provisions contained herein or the other Transaction Documents (other than the Priorities of Payment, except to the extent consented to by each Secured Creditor (other than the Covered Bondholders) adversely affected by such waiver or authorization) or determine that any Issuer Event of Default, Potential Issuer Event of Default, Guarantor LP Event of Default or Potential Guarantor LP Event of Default shall not be treated as such for the purposes hereof PROVIDED ALWAYS THAT the Bond Trustee or the Covered Bondholders, as applicable, shall not exercise any powers conferred on it or them by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 7 (Events of Default) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made.  Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Bond Trustee or the Covered Bondholders by Extraordinary Resolution, as applicable, may determine, shall be binding on the Secured Creditors and, if, but only if, the Bond Trustee or the Covered Bondholders by Extraordinary Resolution, as applicable, shall so require, shall be notified by the Issuer to the Covered Bondholders in accordance with Condition 14 (Notices) as soon as practicable thereafter.

Modification

20.2	(a)
Subject to Clause 20.2(c), the Bond Trustee may without the consent or sanction of any of the Secured Creditors at any time and from time to time concur with the Issuer, the Guarantor LP and any other party in making any modification (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter) (i) to this Trust Deed and/or the other Transaction Documents which in the opinion of the Bond Trustee may be expedient to make PROVIDED THAT the Bond Trustee is of the opinion that such modification will not be materially prejudicial to the interests of any of the Covered Bondholders, except to the extent that  such modification is in respect of the Priorities of Payment, in which case the consent of each Secured Party (other than the Covered Bondholders) adversely affected by such modification shall be required, or (ii) to this Trust Deed or the other Transaction Documents which is of a formal, minor or technical nature or to correct a manifest error or an error established as such to the satisfaction of the Bond Trustee or to comply with mandatory provisions of law.  Any such modification may be made on such terms and subject to such conditions (if any) as the Bond Trustee may determine, shall be binding upon the Secured Creditors and, unless the Bond Trustee otherwise agrees, shall be notified by the Issuer to the Covered Bondholders in accordance with Condition 14 (Notices) and the other Secured Creditors as soon as practicable thereafter.

(b)
Notwithstanding Clause 20.1 or 20.2(a), the Bond Trustee may without the consent of any other party make modifications to this Trust Deed or the other Transaction Documents to remove any references to the Trust Indenture Act, provided that there are no U.S. Registered Covered Bonds outstanding. Any such modification may be made on such terms and subject to such conditions (if any) as the Bond Trustee may determine, shall be binding upon the Secured Creditors and, unless the Bond Trustee otherwise agrees, shall be notified by the Issuer to the Covered Bondholders in accordance with Condition 14 (Notices) and the other Secured Creditors as soon as practicable thereafter.

(c)
The prior consent of the Bond Trustee and the Secured Creditors will not be required and will not be obtained in relation to the accession of any New Seller to the Programme PROVIDED THAT the relevant conditions precedent in the Transaction Documents are satisfied at the time of the intended accession.

Substitution

20.3	(a)
If so requested by the Issuer, the Bond Trustee shall, without the consent of the Covered Bondholders, Receiptholders or Couponholders agree with the Issuer and the Guarantor LP to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor hereunder and all other Transaction Documents of any Subsidiary of the Issuer (such substituted issuer being hereinafter called the “New Company”) PROVIDED THAT in each case that a trust deed is executed and other forms of undertaking are given by the New Company in the form and manner satisfactory to the Bond Trustee, agreeing to be bound by the provisions hereof and the other Transaction Documents and with any consequential amendments which the Bond Trustee may deem appropriate as fully as if the New Company had been named herein and the other Transaction Documents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause).

(b)	The following further conditions shall apply to (a) above:

(i)
the Issuer and the Guarantor LP shall deliver to the Bond Trustee a certificate of two directors of the Issuer and a certificate of a the Managing GP of the Guarantor LP stating that immediately after giving effect to such transaction no Issuer Event of Default (in respect of the Issuer) or Guarantor LP Event of Default, respectively and no Potential Issuer Event of Default (in respect of the Issuer) or Potential Guarantor LP Event of Default, respectively, shall have happened and be continuing;

(ii)
the Issuer shall execute and deliver to the Bond Trustee (in such form reasonably acceptable to the Bond Trustee) an undertaking to be bound by the Covered Bond Guarantee in the same manner and to the same extent as the Guarantor LP pursuant hereto;

(iii)
where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Tax Jurisdiction, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 (Taxation) with the substitution for (or, as the case may be, the addition to) the references to the Tax Jurisdiction of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and, where such undertaking or covenant is provided, references in Condition 6.02 (Early Redemption for Taxation Reasons) to the Tax Jurisdiction shall be deemed to be amended accordingly; and

(iv)	the Covered Bond Guarantee remaining in place mutatis mutandis in relation to the obligations of the New Company.

Breach

20.4
Any breach of or failure to comply by the Issuer or the Guarantor LP with any such terms and conditions as are referred to in sub clauses 20.1, 20.2 and 20.4 of this Clause shall constitute a default by the Issuer or the Guarantor LP in the performance or observance of a covenant or provision binding on it under or pursuant hereto.

21.	Holder of Definitive Covered Bond Assumed to be Receiptholder and Couponholder

21.1
Wherever herein the Bond Trustee is required or entitled to exercise a power, trust, authority or discretion hereunder, except as ordered by a court of competent jurisdiction or as required by applicable law, the Bond Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Covered Bondholder is the holder of all Receipts and Coupons appertaining to each Definitive Covered Bond of which he is the holder.

No Notice to Receiptholders of Couponholders

21.2
Neither the Bond Trustee nor the Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose hereunder and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Covered Bonds in accordance with Condition 14 (Notices).

22.	Currency Indemnity

Each of the Issuer and, following the occurrence of a Covered Bond Guarantee Activation Event the Guarantor LP shall, jointly and severally indemnify the Bond Trustee, every Appointee, the Covered Bondholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)
any Liability incurred by any of them arising from the non payment by the Issuer or the Guarantor LP of any amount due to the Bond Trustee or the holders of the Covered Bonds and the relative Receiptholders or Couponholders hereunder by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor LP; and

(b)
any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due hereunder (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor LP and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantor LP separate and independent from their other obligations under the other provisions hereof and shall apply irrespective of any indulgence granted by the Bond Trustee or the Covered Bondholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor LP for a liquidated sum or sums in respect of amounts due hereunder (other than this Clause).  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Covered Bondholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor LP or its or their liquidator or liquidators.

23.	New Bond Trustee

The power to appoint a new bond trustee hereof shall be vested solely in the Issuer and the Guarantor LP jointly but, subject as otherwise provided in Clause 25, no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of all the Covered Bondholders.  One or more persons may hold office as bond trustee or bond trustees hereof but such bond trustee or bond trustees shall be or include a Trust Corporation and provided that so long as there are U.S. Registered Covered Bonds outstanding, at least one person holding office as bond trustee shall be a trustee who shall be qualified to act under Sections 310(a)(1), 310(a)(2) and 310(a)(5) of the Trust Indenture Act and in each case shall satisfy any requirements applicable to a bond trustee under the Guide.  If for so long as there are U.S. Registered Covered Bonds outstanding, a Bond Trustee has or shall  acquire any  "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Bond Trustee and the Issuer  shall  comply with the  provisions  of  Section  310(b) of the Trust Indenture Act; provided,  however,  that there shall be excluded  from the operation of Section 310(b)(1) of the Trust Indenture Act any deed or deeds under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. If at any time a Bond Trustee shall cease to be eligible in  accordance  with the  provisions of this Clause 23, such Bond Trustee shall retire promptly in the manner and with the effect specified in Clause 25. Whenever there shall be more than two bond trustees the majority of such bond trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Bond Trustee hereby PROVIDED THAT a Trust Corporation shall be included in such majority.  Any appointment of a new bond trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Issuing and Paying Agent and the Covered Bondholders.

24.	Separate and Co Bond Trustees

Notwithstanding the provisions of Clause 23 above, the Bond Trustee may, upon giving prior notice to the Issuer and the Guarantor LP (but without the consent of the Issuer, the Guarantor LP, the Covered Bondholders, Receiptholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not), provided such person satisfies all requirements applicable to a bond trustee under the Guide, to act either as a separate bond trustee (if the Bond Trustee shall not be qualified to act as such in such jurisdiction) or as a co bond trustee jointly with the Bond Trustee:

(a)	if the Bond Trustee considers such appointment to be in the interests of the Covered Bondholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)
for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions hereof against the Issuer or the Guarantor LP.

Each of the Issuer and the Guarantor LP irrevocably appoints the Bond Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions hereof) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Bond Trustee hereby) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Bond Trustee shall have power in like manner to remove any such person.  Such reasonable remuneration as the Bond Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate bond trustee or co bond trustee, shall for the purposes hereof be treated as Liabilities incurred by the Bond Trustee.

25.	Bond Trustee’s Retirement and Removal

25.1
A bond trustee hereof may retire at any time on giving not less than three months’ prior written notice to the Issuer and the Guarantor LP without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement.  The Covered Bondholders may by Extraordinary Resolution of all the Covered Bondholders remove any bond trustee or bond trustees for the time being hereof.

25.2
The Guarantor LP may remove any bond trustee upon a default by the bond trustee in the performance or observance of any of its covenants and obligations under this Trust Deed (including the representations, warranties and covenants contained in Section 18.1) if such breach continues unremedied for a period of thirty (30) days after the earlier of the bond trustee becoming aware of such default and receipt by the bond trustee of written notice from the Guarantor LP requiring the same to be remedied.

25.3
Each of the Issuer and the Guarantor LP undertakes that in the event of the only bond trustee hereof which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution or pursuant to Section 25.2, it will use all reasonable endeavours to procure that a new bond trustee hereof being a Trust Corporation, whose appointment complies with the requirements in the Guide, is appointed as soon as reasonably practicable thereafter.  The retirement of any such bond trustee pursuant to Section 25.1 shall not become effective until a successor bond trustee being a Trust Corporation and satisfying all requirements applicable to a bond trustee under the Guide is appointed.  If, in such circumstances, no appointment of such new bond trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution or removal pursuant to Section 25.2, the Bond Trustee shall be entitled to appoint a Trust Corporation as bond trustee hereof provided such appointment is in compliance with the Guide, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution. For greater certainty, a Bond Trustee who has resigned or been removed while there are U.S. Registered Covered Bonds outstanding shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

26.	Incorporation of the Trust Indenture Act

The parties agree that for so long as U.S. Registered Covered Bonds are outstanding, the provisions of the Trust Indenture Act (including Sections 310 through 318, inclusive, thereof) that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Trust Deed) are part of and govern the applicable provisions of this Trust Deed, whether or not physically contained herein. If and to the extent that any provision of this Trust Deed limits, qualifies, or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Trust Deed by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control and such Trust Deed provision shall be deemed modified thereby.

27.	Bond Trustee’s Powers to be Additional

The powers conferred upon the Bond Trustee hereby shall be in addition to any powers which may from time to time be vested in the Bond Trustee by the general law or as a holder of any of the Covered Bonds, Receipts or Coupons.

28.	Notices

Any notice or demand to the Issuer, the Guarantor LP or the Bond Trustee to be given, made or served for any purposes hereunder or the Security Agreement shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or email or by delivering it by hand as follows:

(a)	to the Issuer (with a copy to the Guarantor LP):

	Address:	Royal Bank of Canada
155 Wellington Street West, 14th Floor
Toronto, Ontario
Canada M5V 3K7

Attention: Senior Manager, Securitization
Facsimile number: (416) 976-1368

(a)	to the Guarantor LP:

	Address:	155 Wellington St. West, 14th Floor
Toronto, Ontario
Canada M5V 3K7

Attention: Senior Manager, Securitization
Facsimile number: (416) 976-1368

(c)	to the Bond Trustee:

Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario
Canada M5J 2Y1

Attention: Manager, Corporate Trust
Facsimile number: (416) 981-9777

or to such other address, facsimile number or email address as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission or email as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch PROVIDED THAT in the case of a notice or demand given by facsimile transmission or email such notice or demand shall forthwith be confirmed by post.  The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

29.	Amendments and Waiver

Subject to the terms of Clause 20, and except as otherwise expressly provided in this Trust Deed, the provisions in this Trust Deed (i) may be amended or modified only by written agreement of all of the parties hereto, and (ii) may be waived only by written agreement by each of the parties hereto adversely affected by such wavier, and if any such amendment or waiver is determined to be material in the opinion of the Guarantor LP, Rating Agency Confirmation shall be required in respect thereof. The Guarantor LP (or the Cash Manager on its behalf) shall deliver notice to the Rating Agencies of any amendment  or waiver which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor LP under this Trust Deed. This Trust Deed (and the benefits and obligations contained in it) may not be assigned by any party without the prior written consent of each of the other parties hereto and Rating Agency Confirmation having been obtained in respect of such assignment.

30.	Non-Petition

The Issuer and the Bond Trustee agree that they shall not institute or join any other Person or entity in instituting against, or with respect to, the Guarantor LP, or any of the general partners of the Guarantor LP, any bankruptcy or insolvency event so long as any Covered Bonds issued by the Issuer under the Programme shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Covered Bonds shall have been outstanding.  The foregoing provision shall survive the termination of this Trust Deed by either party hereto.

31.	Governing Law

This Trust Deed is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

32.	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

[The remainder of this page is intentionally left blank]

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor LP and the Bond Trustee and delivered on the date first stated on page 1.

ROYAL BANK OF CANADA

Per:	/s/ James Salem
Name: James Salem
Title: Executive Vice-President and Treasurer

Per:	/s/ Steven Walper
Name: Steven Walper
Title: Vice-President, Corporate Treasury

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, RBC COVERED BOND GP INC.

Per:	/s/ James Salem
Name: James Salem
Title: Director

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer
Per:	/s/ Ann Samuel
Name: Ann Samuel
Title: Associate Trust Officer

SCHEDULE 1

TERMS AND CONDITIONS OF THE COVERED BONDS

With the exception of N Covered Bonds, the following are the terms and conditions of the Covered Bonds (the “Terms and Conditions”), which as supplemented, modified or replaced in relation to any Covered Bonds by the applicable Final Terms (as defined below), will be applicable to each Series of Covered Bonds issued after the date of this document unless otherwise specified in the applicable Final Terms. Either (i) the full text of these Terms and Conditions (subject to simplification by deletion of non-applicable provisions) together with the relevant provisions of the Final Terms or (ii) these Terms and Conditions as so supplemented, modified or replaced (subject to simplification by deletion of non-applicable provisions) shall be endorsed on the definitive Bearer Covered Bonds and Registered Covered Bonds, attached to the Temporary Global Covered Bond or the Permanent Global Covered Bond or otherwise incorporated or endorsed on such other forms of Covered Bonds as shall be agreed upon by the Issuer, the Guarantor LP, the relevant Dealer(s) or Covered Bondholder(s), as the case may be, and the Bond Trustee. All capitalized terms that are not defined in these Terms and Conditions will have the meanings given to them in the Final Terms. In relation to Covered Bonds of any Series of N Covered Bonds, the terms and conditions of such Series will be as set out in the N Covered Bond (Namensschuldverschreibung) together with the N Covered Bond (Namensschuldverschreibung) Conditions attached thereto and in the N Covered Bond Agreement, in each case as supplemented, modified or replaced in relation to any Series of N Covered Bonds by the applicable Final Terms. For greater certainty, any reference to a “Condition” other than in this section shall be deemed to be, as applicable, a reference to the relevant provision of the N Covered Bond, the N Covered Bond (Namensschuldverschreibung) Conditions attached thereto or the provisions of the N Covered Bond Agreement relating thereto; provided however, for greater certainty, that the preamble to these Terms and Conditions shall apply with respect to the issuance of N Covered Bonds.

This Covered Bond is one of a Series (as defined below) of Covered Bonds issued by Royal Bank of Canada (the “Issuer” or the “Bank”) as part of the Issuer’s Global Covered Bond Programme (the “Programme”) and constituted by a trust deed (such trust deed as amended, supplemented or replaced, the “Trust Deed”) initially entered into on the Programme Establishment Date and most recently amended and restated as of August 1, 2014, between the Issuer, RBC Covered Bond Guarantor Limited Partnership, as guarantor (the “Guarantor LP”) and Computershare Trust Company of Canada, as bond trustee (in such capacity, the “Bond Trustee” which expression shall include any successor as bond trustee).

The Covered Bonds have the benefit of an agency agreement initially entered into on the Programme Establishment Date and most recently amended and restated as of August 1, 2014 (as amended, supplemented, restated or replaced, the “Agency Agreement”) between the Issuer, the Guarantor LP, the Bond Trustee, The Bank of New York Mellon in its capacities as U.S. registrar (the “U.S. Registrar”, which expression should include any successor in this capacity), U.S. paying agent (the “U.S. Paying Agent”), transfer agent and exchange agent (the “Exchange Agent”, which expression shall include any successor in this capacity) and The Bank of New York Mellon, London Branch in its capacities as issuing and principal paying agent (the “Issuing and Paying Agent”, and which expression shall include any successor to The Bank of New York Mellon, London Branch in such capacity), and The Bank of New York Mellon (Luxembourg) S.A., as European registrar (the “European Registrar”, which expression shall include any successor to The Bank of New York Mellon (Luxembourg) S.A. in its capacity as such, and, BNY Trust Company of Canada, as Canadian registrar (the “Canadian Registrar”, which expression shall include any successor to BNY Trust Company of Canada in its capacity as such) and the “Registrar” or “Registrars” for a Tranche (as defined below)) shall be as specified in the applicable Final Terms (as defined below) and as calculation agent (the “Calculation Agent”, which expression shall include any successor to any Calculation Agent in its capacity as such and any substitute calculation agent appointed in accordance with the Agency Agreement either with respect to the Programme or with respect to a particular Series) and as transfer agent and any substitute or additional paying agents appointed in accordance with the terms of such Agency Agreement either with respect to the Programme or with respect to a particular Series (the “Paying Agents”, which expression shall, unless the context otherwise requires, include the Issuing and Paying Agent and the U.S. Paying Agent) and any substitute or additional transfer agents appointed in accordance with the terms of such Agency Agreement (the “Transfer Agents”, which expression shall, unless the context otherwise requires, include the European Registrar, the Canadian Registrar and the U.S. Registrar). As used herein, “Agents” shall mean the Paying Agents, the Registrar or Registrars, the Exchange Agent and the Transfer Agents.

Save as provided in Conditions 7 and 13, references in these Terms and Conditions to “Covered Bonds” are to Covered Bonds of this Series and shall mean:

(a)	in relation to any Covered Bonds represented by a global covered bond (a “Global Covered Bond”), units of the lowest Specified Denomination in the Specified Currency;

(b)	any Global Covered Bond;

(c)	any definitive Covered Bonds in bearer form (“Bearer Definitive Covered Bonds”) issued in exchange for a Global Covered Bond in bearer form; and

(d)
any definitive Covered Bonds in registered form (“Registered Definitive Covered Bonds”) including without limitation U.S. Registered Covered Bonds (as defined below), and any N Covered Bonds (whether or not issued in exchange for a Global Covered Bond in registered form).

Save as provided in Conditions 7 and 13, any references to “Coupons” (as defined in Condition 1.06), “Receipts” (as defined in Condition 1.07) or “Talons” (as defined in Condition 1.06) are to Coupons, Receipts and Talons relating to Covered Bonds of this Series.

References in these Terms and Conditions to the Final Terms are to Part A of the Final Terms(s) prepared in relation to the Covered Bonds of the relevant Tranche or Series.

In respect of any Covered Bonds, references herein to these “Terms and Conditions” are to these terms and conditions as supplemented or modified or (to the extent thereof) replaced by Part A of the Final Terms and any reference herein to a “Condition” is a reference to the relevant Condition of the Terms and Conditions of the relevant Covered Bonds.

The Covered Bonds are issued in series (each, a “Series”), and each Series (except in the case of N Covered Bonds) may comprise one or more tranches (“Tranches” and each, a “Tranche”) of Covered Bonds.  Each Tranche or in the case of N Covered Bonds, each Series, will be the subject of Final Terms which in the case of U.S. Registered Covered Bonds, as defined below, shall be deemed to be the applicable registration statement, prospectus and prospectus supplement under which such U.S. Registered Covered Bonds are sold (each of which is hereby referred to as, “Final Terms”), a copy of which will be available free of charge during normal business hours at the specified office of the Issuing and Paying Agent and/or, as the case may be, the applicable Registrar and each other Paying Agent. In the case of a Tranche (or Series in the case of N Covered Bonds) of Covered Bonds that is not admitted to trading on a regulated market in the EEA, copies of the Final Terms will only be available for inspection by a Holder of or, as the case may be, a Relevant Account Holder (each as defined herein) in respect of, such Covered Bonds.

The Bond Trustee acts for the benefit of the Holders for the time being of the Covered Bonds (the “holders of the Covered Bonds”, which expression shall, in relation to any Covered Bonds represented by a Global Covered Bond, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons (as defined in Condition 1.06 below)), and for holders of each other series of Covered Bonds in accordance with the provisions of the Trust Deed.

The Guarantor LP has, in the Trust Deed, irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts in respect of the Covered Bonds as and when the same shall become due for payment on certain dates and in accordance with the Trust Deed (“Due for Payment”), but only after the occurrence of a Covered Bond Guarantee Activation Event.

The security for the obligations of the Guarantor LP under the Covered Bond Guarantee and the other Transaction Documents to which it is a party has been created in and pursuant to, and on the terms set out in, a security agreement (such security agreement as amended, supplemented or replaced the “Security Agreement”) entered into on the Programme Establishment Date between the Guarantor LP, the Bond Trustee and certain other Secured Creditors.

These Terms and Conditions include summaries of and are subject to, the provisions of the Trust Deed, the Security Agreement and the Agency Agreement.

Copies of the Trust Deed, the Security Agreement, the Master Definitions and Constructions Agreement (as defined below), the Agency Agreement and each of the other Transaction Documents are available for inspection during normal business hours at the registered office for the time being of the Bond Trustee being as of the date of this document at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada, M5J 2Y1 and at the specified office of each of the Paying Agents. Copies of the applicable Final Terms of all Covered Bonds of each Series (including in relation to unlisted Covered Bonds of any Series) are obtainable during normal business hours of the specified office of each of the Paying Agents, and any holder of the Covered Bonds must produce evidence satisfactory to the Issuer and the Bond Trustee or, as the case may be, relevant Paying Agent as to its holding of Covered Bonds and identity. The holders of the Covered Bonds, the Receiptholders and Couponholders are deemed to have notice of, or are bound by, and are entitled to the benefit of, all the provisions of, and definitions contained in, the Trust Deed, the Security Agreement, the Master Definitions and Construction Agreement, the Agency Agreement, each of the other Transaction Documents and the applicable Final Terms which are applicable to them and to have notice of each set of Final Terms relating to each other Series.

Except where the context otherwise requires, capitalized terms used or otherwise defined in these Terms and Conditions shall bear the meanings given to them in the applicable Final Terms and/or the master definitions and construction agreement, initially entered into between the parties to the Transaction Documents on the Programme Establishment Date and, most recently amended and restated as of August 1, 2014 (the “Master Definitions and Construction Agreement”), a copy of each of which may be obtained as described above.

1.	Form and Denomination

1.01 Covered Bonds are issued in bearer form (“Bearer Covered Bonds”) or in registered form (“Registered Covered Bonds”), or in such other form as shall be agreed upon by the Issuer, the Guarantor LP, the relevant Dealer(s) or Covered Bondholder(s), as the case may be, and the Bond Trustee, as specified in the Final Terms and are serially numbered. Registered Covered Bonds will not be exchangeable for Bearer Covered Bonds and vice versa.

The Covered Bond may be a Fixed Rate Covered Bond, a Floating Rate Covered Bond, a Zero Coupon Covered Bond or an Indexed Linked Interest Covered Bond or any appropriate combination thereof, depending on the Interest Basis specified in the applicable Final Terms.

The Covered Bond may also be an Index Linked Redemption Covered Bond (collectively with Index Linked Interest Covered Bonds, “Index Linked Covered Bonds” and each an “Index-Linked Covered Bond”), a Dual Currency Covered Bond, an Instalment Covered Bond or in a combination of any of the foregoing, depending on the Redemption/Payment Basis specified in the applicable Final Terms.

The Covered Bond may also be a Covered Bond to which payment of principal and/or interest is linked to any other source or of a type not referred to above (including Equity Linked Covered Bonds, Commodity Linked Covered Bonds and Credit Linked Covered Bonds) the terms of which will be specified in the applicable Final Terms.

1.02 For so long as any of the Covered Bonds is represented by a Temporary Global Covered Bond and/or Permanent Global Covered Bond held on behalf of Euroclear and/or Clearstream or so long as The Depositary Trust Company (“DTC”) or its nominee or CDS or its nominee is the registered holder of a Registered Global Covered Bond, each person (other than Euroclear or Clearstream, DTC or CDS) who is for the time being shown in the records of Euroclear or of Clearstream, DTC or CDS as the holder of a particular principal amount of such Covered Bonds (a “Relevant Account Holder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, DTC or CDS as to the principal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent, the Registrar and any other Agent as the holder of such principal amount of such Covered Bonds for all purposes, in accordance with and subject to the Terms and Conditions of the relevant Global Covered Bond and the Trust Deed, other than with respect to the payment of principal or interest on the Covered Bonds, and, in the case of DTC or its nominee or CDS or its nominee, voting, giving consents and making requests, for which purpose the bearer of the relevant Temporary Global Covered Bond and/or Permanent Global Covered Bond or registered holder of a Registered Global Covered Bond (or in either case, the Bond Trustee in accordance with the Trust Deed) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent and any Agent and any Registrar as the holder of such principal amount of such Covered Bonds in accordance with and subject to the terms of the relevant Global Covered Bond and the expression “Holder” and related expressions shall be construed accordingly. Similar rights as those made available to Relevant Account Holders in the preceding sentence may be made available to Relevant Account Holders in other relevant clearing systems as more fully provided in the Final Terms. Covered Bonds which are represented by a Global Covered Bond will be transferable only in accordance with the then current rules and procedures of Euroclear or of Clearstream, DTC or CDS or any other relevant clearing system, as the case may be.

References to DTC, CDS, Euroclear or Clearstream shall, whenever the context so permits (but not in the case of any NGCB or Registered Global Covered Bond to be held under the new safekeeping structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy and intra-day credit operations (the “NSS”)), be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms as may otherwise be approved by the Issuer, the Issuing and Paying Agent and the Bond Trustee.

Bearer Covered Bonds

1.03 The Final Terms shall specify, if applicable, whether U.S. Treasury Regulation § 1.163-5(c)(2)(i)(D) (or any successor U.S. Treasury regulation section, including, with limitation, successor regulations issued in accordance with IRS Notice 2012-20 or otherwise in connection with the United States Hiring Incentives to Restore Employment Act of 2010) (the “TEFRA D Rules”) or U.S. Treasury Regulation § 1.163-5(c)(2)(i)(C) (or any successor U.S. Treasury regulation section, including, with limitation, successor regulations issued in accordance with IRS Notice 2012-20 or otherwise in connection with the United States Hiring Incentives to Restore Employment Act of 2010) (the “TEFRA C Rules”) shall apply. Each Tranche of Bearer Covered Bonds with an original maturity of more than one year is represented upon issue by a Temporary Global Covered Bond, unless the Final Terms specify otherwise, in particular, when the TEFRA C Rules apply.

Where the Final Terms applicable to a Tranche of Bearer Covered Bonds specify that the TEFRA C Rules apply or that the TEFRA C Rules are not applicable, such Tranche is (unless otherwise specified in the Final Terms) represented upon issue by a Permanent Global Covered Bond.

Interests in the Temporary Global Covered Bond may be exchanged for:

(a)	interests in a Permanent Global Covered Bond; or

(b)	if so specified in the Final Terms Bearer Definitive Covered Bonds.

Exchanges of interests in a Temporary Global Covered Bond for Bearer Definitive Covered Bonds or, as the case may be, a Permanent Global Covered Bond will be made only on or after the Exchange Date (as specified in the Final Terms) and (unless the Final Terms specify that the TEFRA C Rules are applicable to the Covered Bonds) provided certification as to the beneficial ownership thereof as required by U.S. Treasury regulations has been received in accordance with the terms of the Temporary Global Covered Bond (in such form as is required by the relevant clearing system).

1.04 The bearer of any Temporary Global Covered Bond shall not (unless, upon due presentation of such Temporary Global Covered Bond for exchange (in whole but not in part only) for a Permanent Global Covered Bond or for delivery of Bearer Definitive Covered Bonds, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to collect any payment in respect of the Covered Bonds represented by such Temporary Global Covered Bond which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date specified in the applicable Final Terms.

1.05 Unless the Final Terms specify that the TEFRA C Rules are applicable to the Covered Bonds and subject to Condition 1.04 above, if any date on which a payment of interest is due on the Covered Bonds of a Tranche occurs while any of the Covered Bonds of that Tranche are represented by a Temporary Global Covered Bond, the related interest payment will be made on the Temporary Global Covered Bond only to the extent that certification as to the beneficial ownership thereof as required by U.S. Treasury regulations in such form as is customarily issued in such circumstances by the relevant clearing system), has been received by Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) or any other relevant clearing system in accordance with the terms of the Temporary Global Covered Bond. Payments of amounts due in respect of a Permanent Global Covered Bond or (subject to Condition 1.04 above) a Temporary Global Covered Bond will be made through Euroclear or Clearstream or any other relevant clearing system without any requirement for further certification. Any reference herein to Euroclear or Clearstream shall be deemed to include a reference to any other relevant clearing system.

1.06 Bearer Definitive Covered Bonds that are interest bearing have attached thereto, at the time of their initial delivery, coupons (“Coupons”), the presentation of which will be a prerequisite to the payment of interest save in certain circumstances specified herein. Definitive Covered Bonds that are interest bearing and which have more than 27 interest payments remaining, at the time of their initial delivery, have attached thereto a talon (“Talon”) for further coupons and the expression “Coupons” shall, where the context so requires, include Talons.

1.07 Bearer Definitive Covered Bonds, the principal amount of which is repayable by instalments (“Instalment Covered Bonds”) in such amounts as may be specified in, or determined in accordance with, the provisions of the Final Terms (each an “Instalment Amount”), have endorsed thereon a grid for recording the repayment of Instalment Amounts or, if so specified in the Final Terms, have attached thereto, at the time of their initial delivery, payment receipts (“Receipts”) in respect of the Instalment Amounts repaid.

Denomination

Denomination of Bearer Covered Bonds

1.08 Bearer Covered Bonds are in the Specified Denomination(s) specified in the Final Terms. Unless otherwise specified in the Final Terms, Bearer Covered Bonds of one denomination may not be exchanged for Bearer Covered Bonds of any other denomination.

Denomination of Registered Covered Bonds

1.09 Registered Covered Bonds are in the Specified Denominations specified in the Final Terms.

Currency of Covered Bonds

1.10 The Covered Bonds are denominated in such currency as may be specified in the Final Terms. Any currency may be so specified, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.

2.	Title and Transfer

2.01 Title to Bearer Covered Bonds, Receipts and Coupons passes by delivery. References herein to the “Holders” of Bearer Covered Bonds or of Receipts or Coupons are to the bearers of such Bearer Covered Bonds or such Receipts or Coupons.

2.02 Title to Registered Covered Bonds passes by due endorsement in the relevant register. The Issuer shall procure that the Registrar keep a register or registers in which shall be entered the names and addresses of the Holders of Registered Covered Bonds and particulars of the Registered Covered Bonds held by them. Such registration shall be noted on the Registered Covered Bonds by the Registrar. References herein to the “Holders” of Registered Covered Bonds are to the persons in whose names such Registered Covered Bonds are so registered in the relevant register.

2.03 The Holder of any Bearer Covered Bond, Coupon, Receipt or Registered Covered Bond will for all purposes of the Trust Deed, Security Agreement and Agency Agreement (except as otherwise required by applicable law or regulatory requirement) be treated as its absolute owner whether or not it is overdue and regardless of any notice of ownership, trust or any interest thereof or therein, any writing thereon, or any theft or loss thereof and no person shall be liable for so treating such Holder.

Transfer of Registered Covered Bonds

2.04 A Registered Covered Bond may, upon the terms and subject to the terms and conditions set forth in the Agency Agreement and as required by law, be transferred in whole or in part only (provided that such part is a Specified Denomination specified in the Final Terms) upon the surrender of the Registered Covered Bond to be transferred, together with a form of transfer duly completed and executed, at the specified office of the Registrar. A new Registered Covered Bond will be issued to the transferee and, in the case of a transfer of part only of a Registered Covered Bond, a new Registered Covered Bond in respect of the balance not transferred will be issued to the transferor.

2.05 Each new Registered Covered Bond to be issued upon the registration of the transfer of a Registered Covered Bond will, within three Relevant Banking Days of the transfer date be available for collection by each relevant Holder at the specified office of the Registrar or, at the option of the Holder requesting such transfer, be mailed (by uninsured post at the risk of the Holder(s) entitled thereto) to such address(es) as may be specified by such Holder. For these purposes, a form of transfer received by the Registrar or the Issuing and Paying Agent after the Record Date in respect of any payment due in respect of Registered Covered Bonds shall be deemed not to be effectively received by the Registrar or the Issuing and Paying Agent until the day following the due date for such payment.

2.06 Transfers of beneficial interests in Rule 144A Global Covered Bonds (as defined below) and Regulation S Global Covered Bonds (as defined below) (together, the “Registered Global Covered Bonds”) will be effected by DTC, CDS, Euroclear or Clearstream, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Covered Bond will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Registered Definitive Covered Bonds or for a beneficial interest in another Registered Global Covered Bond only in the Specified Denominations set out in the applicable Final Terms and only in accordance with the rules and operating procedures for the time being of DTC, CDS, Euroclear or Clearstream, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement. Transfers of a Registered Global Covered Bond registered in the name of a nominee for DTC or CDS shall be limited to transfers of such Registered Global Covered Bond, in whole but not in part, to another nominee of DTC or CDS, as applicable, or to a successor of DTC or CDS, as applicable, or such successor’s nominee.

2.07 For the purposes of these Terms and Conditions:

(a)
“Relevant Banking Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Registrar is located and, in the case only of an exchange of a Bearer Covered Bond for a Registered Covered Bond, where such request for exchange is made to the Issuing and Paying Agent, in the place where the specified office of the Issuing and Paying Agent is located; and

(b)	the “transfer date” shall be the Relevant Banking Day following the day on which the relevant Registered Covered Bond shall have been surrendered for transfer in accordance with Condition 2.04.

(c)	“CGCB” means a Temporary Global Covered Bond or a Permanent Global Covered Bond, in either case in respect of which the applicable Final Terms specify that it is not a new global covered bond;

(d)
“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of the relevant Tranche of Covered Bonds, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

(e)
“Legended Covered Bonds” means Registered Covered Bonds (whether in definitive form or represented by a Registered Global Covered Bond) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

(f)	“NGCB” means a Temporary Global Covered Bond or a Permanent Global Covered Bond, in either case in respect of which the applicable Final Terms specify that it is a new global covered bond;

(g)	“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A;

(h)	“Regulation S” means Regulation S under the Securities Act;

(i)	“Regulation S Global Covered Bond” means a Registered Global Covered Bond representing Covered Bonds sold outside the United States in reliance on Regulation S;

(j)	“Rule 144A” means Rule 144A under the Securities Act;

(k)	“Rule 144A Global Covered Bond” means a Registered Global Covered Bond representing Covered Bonds sold in the United States to QIBs in reliance on Rule 144A; and

(l)	“Securities Act” means the United States Securities Act of 1933, as amended.

(m)	“U.S. Registered Covered Bond” means a Covered Bond issued under a registration statement under the Securities Act.

2.08 The issue of new Registered Covered Bonds on transfer will be effected without charge by or on behalf of the Issuer, the Issuing and Paying Agent or the Registrar, but upon payment by the applicant of (or the giving by the applicant of such indemnity as the Issuer, the Issuing and Paying Agent or the Registrar may require in respect of) any tax, duty or other governmental charges which may be imposed in relation thereto.

2.09 Prior to expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Regulation S Global Covered Bond to a transferee in the United States or who is a U.S. person will only be made:

(a)
upon receipt by the Registrar of a written certification substantially in the form set out in the Agency Agreement, amended as appropriate (a “Transfer Certificate”), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Covered Bond or beneficial interest therein to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

(b)
otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of United States counsel, that such transfer is in compliance with any applicable securities laws of any state of the United States, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In the case of (a) above, such transferee may take delivery through a Legended Covered Bond in global or definitive form. Prior to the end of the applicable Distribution Compliance Period, beneficial interests in Regulation S Covered Bonds registered in the name of a nominee for DTC may only be held through the accounts of Euroclear and Clearstream. After expiry of the applicable Distribution Compliance Period: (A) beneficial interests in Regulation S Global Covered Bonds registered in the name of a nominee for DTC may be held through DTC directly, by a participant in DTC or indirectly through a participant in DTC; and (B) such certification requirements will no longer apply to such transfers.

2.10 Transfers of Legended Covered Bonds or beneficial interests therein may be made:

(a)
to a transferee who takes delivery of such interest through a Regulation S Global Covered Bond, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, in the case of a Regulation S Global Covered Bond registered in the name of a nominee for DTC, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Covered Bonds being transferred will be held immediately thereafter through CDS, Euroclear and/or Clearstream; or

(b)
to a transferee who takes delivery of such interest through a Legended Covered Bond where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

(c)
otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of United States counsel, that such transfer is in compliance with any applicable securities laws of any state of the United States, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

3.	Status of the Covered Bonds

The Covered Bonds constitute deposit liabilities of the Issuer for purposes of the Bank Act (Canada), however will not be insured under the Canada Deposit Insurance Corporation Act (Canada) or any other governmental insurance scheme of any other country, and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu with all deposit liabilities of the Issuer without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Issuer, present and future (except as otherwise prescribed by law). Unless otherwise specified in the Final Terms, the deposits to be evidenced by the Covered Bond will be taken by the main branch of the Issuer in Toronto but without prejudice to the provisions of Condition 9.

4.	Guarantee

Payment of Guaranteed Amounts in respect of the Covered Bonds when the same shall become Due for Payment has been unconditionally and irrevocably guaranteed by the Guarantor LP (the “Covered Bond Guarantee”) in favour of the Bond Trustee (for and on behalf of the Covered Bondholders) following a Covered Bond Guarantee Activation Event pursuant to the terms of the Trust Deed. The Guarantor LP shall have no obligation under the Covered Bond Guarantee to pay any Guaranteed Amounts until a Covered Bond Guarantee Activation Event (as defined below) has occurred. The obligations of the Guarantor LP under the Covered Bond Guarantee are direct and, following the occurrence of a Covered Bond Guarantee Activation Event, unconditional and, except as provided in the Guarantee Priorities of Payment, unsubordinated obligations of the Guarantor LP, which are secured as provided in the Security Agreement. For the purposes of these Terms and Conditions a “Covered Bond Guarantee Activation Event” means the earlier to occur of (i) an Issuer Event of Default, service of an Issuer Acceleration Notice on the Issuer and service of a Notice to Pay on the Guarantor LP; and (ii) a Guarantor LP Event of Default and service of a Guarantor LP Acceleration Notice on the Issuer and the Guarantor LP. If a Notice to Pay is served on the Guarantor LP, the Guarantor LP shall pay Guaranteed Amounts in respect of the Covered Bonds on the Original Due for Payment Dates or, if applicable, the Extended Due for Payment Date.

Any payment made by the Guarantor LP under the Covered Bond Guarantee shall (unless such obligation shall have been discharged as a result of the payment of Excess Proceeds to the Bond Trustee pursuant to Condition 7) discharge pro tanto the obligations of the Issuer in respect of such payment under the Covered Bonds, Receipts and Coupons except where such payment has been declared void, voidable or otherwise recoverable in whole or in part and recovered from the Bond Trustee or the holders of the Covered Bonds.

5.	Interest

Interest

5.01 Covered Bonds may be interest-bearing or non interest-bearing. The Interest Basis is specified in the applicable Final Terms. Words and expressions appearing in this Condition 5 and not otherwise defined herein or in the Final Terms shall have the meanings given to them in Condition 5.10.

Interest on Fixed Rate Covered Bonds

5.02 Each Fixed Rate Covered Bond bears interest on its Outstanding Principal Amount from and including the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest specified in the applicable Final Terms. Interest will be payable in arrears on the Interest Payment Date(s) in each year up to and including the Final Maturity Date if that does not fall on an Interest Payment Date.

Where a Fixed Coupon Amount is specified in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on, but excluding, such date will amount to such Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount(s) so specified.

Where the Covered Bonds are represented by a Global Covered Bond or where the Specified Denomination of the Covered Bonds in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Covered Bond shall be the aggregate of the Fixed Coupon Amounts or Broken Amounts, as the case may be, for each Calculation Amount comprising the Outstanding Principal Amount of the Global Covered Bond or the Specified Denomination of a Covered Bond in definitive form, without any further rounding.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from and including an Interest Payment Date (or the Interest Commencement Date) to but excluding the next (or first) Interest Payment Date.

Interest will be calculated on the Calculation Amount of the Fixed Rate Covered Bonds and will be paid to the holders of the Covered Bonds (in the case of a Global Covered Bond, interest will be paid to Clearstream, and/or Euroclear and/or DTC and/or CDS for distribution by them to Relevant Account Holders in accordance with their usual rules and operating procedures). If interest is required to be calculated for a period ending other than on an Interest Payment Date, or if a Fixed Coupon Amount is not specified in the applicable Final Terms, such interest shall be calculated in accordance with Condition 5.08.

Notwithstanding anything else in this Condition 5.02, if an Extended Due for Payment Date is specified in the applicable Final Terms, interest following the Due for Payment Date will continue to accrue and be payable on any unpaid amount in accordance with Condition 5 at a Rate of Interest determined in accordance with Condition 5.03 (in the same manner as the Rate of Interest for Floating Rate Covered Bonds).

Interest on Floating Rate and Index Linked Interest Covered Bonds

Interest Payment Dates

5.03 Each Floating Rate Covered Bond and Index Linked Interest Covered Bond bears interest on its Outstanding Principal Amount from (and including) the Interest Commencement Date and such interest will be payable in arrears on either:

(a)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(b)
if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period(s) in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression, shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date. Interest will be calculated on the Calculation Amount of the Floating Rate Covered Bonds or Index Linked Interest Covered Bonds and will be paid to the holders of the Covered Bonds (in the case of a Global Covered Bond, interest will be paid to Clearstream, Euroclear, DTC and/or CDS for distribution by them to Relevant Account Holders in accordance with their usual rules and operating procedures).

Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Covered Bonds and Index Linked Interest Covered Bonds will be determined in one of the manners set out below and  specified in the applicable Final Terms.

Screen Rate Determination

Where the Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined:

(a)	the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation, or

(2)
the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum) for the Reference Rate for deposits in the Specified Currency for that Interest Period which appears or appear, as the case may be, on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date, all as determined by the Calculation Agent;

(b)
if, on any Interest Determination Date, no such Reference Rate so appears or, as the case may be, if fewer than two offered quotations so appear or if the Relevant Screen Page is unavailable or if the offered rate or rates which appear as at the Relevant Time do not apply to a period or durations equal to the Interest Period, the Calculation Agent will request appropriate quotations and will determine the arithmetic mean (rounded as described above) of the rates at which deposits in the relevant currency are offered by the principal Relevant Financial Centre office of the Reference Banks at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time;

(c)	if, on any Interest Determination Date, only two or three rates are so quoted, the Calculation Agent will determine the arithmetic mean (rounded as described above) of the rates so quoted; or

(d)
if fewer than two rates are so quoted, the Calculation Agent will determine the arithmetic mean (rounded as described above) of the rates quoted by four major banks in the Principal Financial Centre as selected by the Calculation Agent, at approximately 11.00 a.m. (Financial Centre time) on the first day of the relevant Interest Period for loans in the relevant currency to leading European banks for a period for the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, and the Rate of Interest applicable to such Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates so determined plus or minus (as indicated in the Final Terms) the Margin, if any, provided however that if the Calculation Agent is unable to determine a rate or, as the case may be, an arithmetic mean of rates in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to such Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates determined in relation to such Covered Bonds in respect of the last preceding Interest Period plus or minus (as indicated in the Final Terms) the Margin, if any.

ISDA Rate Determination

5.04 Where ISDA Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin, if any. For purposes of this Condition 5.04, “ISDA Rate” for an Interest Period means a rate equal to the Fixed Rates, Fixed Amounts, Fixed Prices, Floating Rates, Floating Amounts or Floating Prices, as the case may be, or as otherwise specified in the applicable Final Terms, as would have applied (regardless of any event of default or termination event or tax event thereunder) if the Issuer had entered into a schedule and confirmation in respect of the relevant Tranche or Series of Covered Bonds, as applicable, with the Holder of such Covered Bond under the terms of an agreement to which the ISDA Definitions applied and under which:

•	the Fixed Rate Payer, Fixed Amount Payer, Floating Rate Payer or, as the case may be, Floating Amount Payer is the Issuer (as specified in the Final Terms);

•	the Effective Date is the Interest Commencement Date;

•	the Floating Rate Option (which may refer to a Rate Option or a Price Option, specified in the ISDA Definitions) is as specified in the applicable Final Terms;

•	the Designated Maturity is the period specified in the applicable Final Terms;

•	the Issuing and Paying Agent is the Calculation Agent;

•	the Calculation Periods are the Interest Periods;

•	the Payment Dates are the Interest Payment Dates;

•
the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms;

•	the Calculation Amount is the principal amount of such Covered Bond;

•	the Day Count Fraction applicable to the calculation of any amount is that specified in the Final Terms or, if none is so specified, as may be determined in accordance with the ISDA Definitions;

•	the Applicable Business Day Convention applicable to any date is that specified in the Final Terms or, if none is so specified, as may be determined in accordance with the ISDA Definitions; and

•	the other terms are as specified in the Final Terms;

•
for the purposes of this Condition 5.04 “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

Maximum Rate of Interest or Minimum Rate of Interest

5.05 If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

Linear Interpolation

5.06  Where “Linear Interpolation” is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Issuing and Paying Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Issuing and Paying Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

“Designated Maturity” means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate

Accrual of Interest after the due date

5.07 Interest will cease to accrue as from the due date for redemption therefor (or, in the case of an Instalment Covered Bond, in respect of each Instalment Amount, on the due date for payment of the relevant Instalment Amount) unless upon due presentation or surrender thereof (if required), payment in full of the Final Redemption Amount or the relevant Instalment Amount is improperly withheld or refused or default is otherwise made in the payment thereof. In such event, interest shall continue to accrue on the principal amount in respect of which payment has been improperly withheld or refused or default has been made (as well after as before any demand or judgment) at the Rate of Interest then applicable or such other rate as may be specified for this purpose in the Final Terms if permitted by applicable law (“Default Rate”) until the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), the relevant payment is made or, if earlier, the seventh day after the date on which, the Issuing and Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the holders of the Covered Bonds in accordance with Condition 14 that the Issuing and Paying Agent or, as the case may be, the Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder).

Interest Amount(s), Calculation Agent and Reference Banks

5.08 If a Calculation Agent is specified in the Final Terms, the Calculation Agent, as soon as practicable after the Relevant Time on each Interest Determination Date (or such other time on such date as the Calculation Agent may be required to calculate any Final Redemption Amount or Instalment Amount, obtain any quote or make any determination or calculation) will determine the Rate of Interest and calculate the amount(s) of interest payable (the “Interest Amount(s)”) in the manner specified in Condition 5.08 below, calculate the Final Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date or, as the case may be, the Final Redemption Amount or any Instalment Amount to be notified to the Issuing and Paying Agent, the Registrar (in the case of Registered Covered Bonds), the Issuer, the Holders in accordance with Condition 14 (except for U.S. Registered Covered Bonds) and, if the Covered Bonds are listed on a stock exchange or admitted to listing by any other authority and the rules of such exchange or other relevant authority so require, such exchange or listing authority as soon as possible after their determination or calculation but in no event later than the fourth London Banking Day thereafter or, if earlier in the case of notification to the stock exchange or other relevant authority, the time required by the relevant stock exchange or listing authority. The Interest Amounts and the Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Covered Bonds become due and payable under Condition 7, the Rate of Interest and the accrued interest payable in respect of the Covered Bonds shall nevertheless continue to be calculated in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of each Rate of Interest, Interest Amount, Final Redemption Amount and Instalment Amount, the obtaining of each quote and the making of each determination or calculation by the Calculation Agent shall (in the absence of manifest or proven error) be final and binding upon the Issuer and the Holders and neither the Calculation Agent nor any Reference Bank shall have any liability to the Holders in respect of any determination, calculation, quote or rate made or provided by it.

The Issuer will procure that there shall at all times be such Reference Banks as may be required for the purpose of determining the Rate of Interest applicable to the Covered Bonds and a Calculation Agent, if provision is made for one in the Terms and Conditions.

If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts or any other requirements, the Bond Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having regard as it shall think fit to the foregoing provision of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all circumstances or, as the case may be, the Bond Trustee shall calculate (or appoint an agent to calculate) the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Calculation Agent. The Calculation Agent may not resign its duties without a successor having been appointed as described above.

Calculations and Adjustments

5.09 The amount of interest payable in respect of any Covered Bond for any period shall be calculated by applying the Rate of Interest to the Calculation Amount, and, in each case, multiplying such sum by the Day Count Fraction, save that (i) if the Final Terms specifies a specific amount in respect of such period, the amount of interest payable in respect of such Covered Bond for such Interest Period will be equal to such specified amount and (ii) in the case of Fixed Rate Covered Bonds, where the Fixed Coupon Amount is specified in the applicable Final Terms, the interest shall  (except in the case of U.S. Registered Covered Bonds) be calculated in accordance with Condition 5.02.

For the purposes of any calculations referred to in these Terms and Conditions (unless otherwise specified in the Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount and (c) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the smallest sub-unit of such currency, with halves being rounded upwards.

Where the Covered Bonds are represented by a Global Covered Bond or where the Specified Denomination of a Covered Bond in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Covered Bond shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Outstanding Principal Amount of the Global Covered Bond or the Specified Denomination of a Covered Bond in definitive form, without any further rounding.

Definitions

5.10 In these Conditions, unless the context otherwise requires, the following defined terms shall have the meaning set out below:

“Banking Day” means, in respect of any city, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Business Day” means (i) in relation to Covered Bonds payable in other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) and settle payments in the relevant currency in the Business Centre(s) specified in the Final Terms or (ii) in relation to Covered Bonds payable in euro, a day (other than a Saturday or Sunday) which is a TARGET2 Business Day (as defined below) and on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Business Centre(s) specified in the Final Terms.

“Business Day Convention” means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following Business Day Conventions, where specified in the Final Terms in relation to any date applicable to any Covered Bonds, shall have the following meanings:

(a)	“Following Business Day Convention” means that such date shall be postponed to the first following day that is a Business Day;

(b)
“Modified Following Business Day Convention” or “Modified Business Day Convention” means that such date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c)	“Preceding Business Day Convention” means that such date shall be brought forward to the first preceding day that is a Business Day; and

(d)
“FRN Convention” or “Eurodollar Convention” means that each such date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the Final Terms after the calendar month in which the preceding such date occurred, provided that:

(i)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(iii)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred.

“Calculation Agent” means the Issuing and Paying Agent or such other agent as may be specified in the Final Terms as the Calculation Agent.

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (each such period an “Accrual Period”), such day count fraction as may be specified in the Final Terms and:

(a)
if “Actual/Actual” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Accrual Period divided by 365 (or, if any portion of the Accrual Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Accrual Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Accrual Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Accrual Period divided by 365;

(c)	if “Actual/360” is so specified, means the actual number of days in the Accrual Period divided by 360;

(d)	if “30E/360” or “Eurobond Basis” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31, in which case D2 will be 30;

(e)	if “30/360”, “360/360” or “Bond Basis” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(f)	if “30E/360 (ISDA)” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless (i) that day is the last day of February but not the Final Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(g)	if “Actual/Actual (ICMA)” is so specified:

(i)
if the Accrual Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Accrual Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

(ii)	if the Accrual Period is longer than the Determination Period, the sum of:

(x)
the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(y)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year where,

“Determination Date” means such dates as specified in the applicable Final Terms; and

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

“Euro-zone” means the region comprised of those member states of the European Union participating in the European Monetary Union from time to time.

“Interest Commencement Date” means the date of issue (the “Issue Date”) of the Covered Bonds (as specified in the Final Terms) or such other date as may be specified as such in the Final Terms.

“Interest Determination Date” means, in respect of any Interest Period, the date specified in the Final Terms, or if none is specified:

(a)	the first day of such Interest Period; or

(b)
in the case of any LIBOR (other than Sterling LIBOR) or EURIBOR, the date falling two London Banking Days (or, in the case of EURIBOR or EUROLIBOR, two TARGET2 Business Days) prior to the first day of such Interest Period.

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the Final Terms and, as the same may be adjusted in accordance with the Business Day Convention, if any, specified in the Final Terms or if the Business Day Convention is the FRN Convention and an interval of a number of calendar months is specified in the Final Terms as being the Interest Period, each of such dates as may occur in accordance with the FRN Convention at such specified period of calendar months following the Interest Commencement Date of the Covered Bonds (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case).

“Interest Period” means each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, provided always that the first Interest Period shall commence on and include the Interest Commencement Date and the final Interest Period shall end on but exclude the Final Maturity Date.

“ISDA Definitions” means the 2006 ISDA Definitions (as amended, supplemented and updated as at the date of issue of the first Tranche of the Covered Bonds of the relevant Series (as specified in the Final Terms) as published by the International Swaps and Derivatives Association, Inc.) unless otherwise specified in the applicable Final Terms.

“Outstanding Principal Amount” means, in respect of a Covered Bond, its principal amount less, in respect of any Instalment Covered Bond, any principal amount on which interest shall have ceased to accrue in accordance with Condition 5.07 or otherwise as indicated in the Final Terms.

“Principal Financial Centre” means such financial centre or centres as may be specified in relation to the relevant currency for the purposes of the definition of “Business Day” in the ISDA Definitions or indicated in the Final Terms or, in the case of Covered Bonds denominated in euro, such financial centre or centres as the Calculation Agent may select.

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) or amount or amounts (expressed as a price per unit of relevant currency) of interest payable in respect of the Covered Bonds specified in, or calculated or determined in accordance with the provisions of, the Final Terms.

“Reference Banks” means such banks as may be specified in the Final Terms as the Reference Banks, or, if none are specified, “Reference Banks” has the meaning given in the ISDA Definitions, mutatis mutandis.

“Relevant Financial Centre” has the meaning ascribed to it in the applicable Final Terms.

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters) specified as the “Relevant Screen Page” in the applicable Final Terms or Pricing Supplement, or such other page, section or other part as may replace it in that information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate.

“Relevant Time” means the time as of which any rate is to be determined as specified in the Final Terms (which in the case of LIBOR means London time or in the case of EURIBOR means Central European Time) or, if none is specified, at which it is customary to determine such rate.

“Reuters Screen Page” means, when used in connection with a designated page and any designated information, the display page so designated on the Reuters Market 3000 (or such other page as may replace that page on that service for the purpose of displaying such information).

“TARGET2 Business Day” means, a day in which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open;

Zero-Coupon Covered Bonds

5.11 If any Final Redemption Amount in respect of any Zero Coupon Covered Bond is not paid when due, interest shall accrue on the overdue amount at a rate per annum (expressed as a percentage per annum) equal to the Accrual Yield defined in, or determined in accordance with the provisions of, the Final Terms or at such other rate as may be specified for this purpose in the Final Terms until the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), the relevant payment is made or, if earlier, the seventh day after the date on which, the Issuing and Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the holders of the Covered Bonds in accordance with Condition 14 that the Issuing and Paying Agent or, as the case may be, the Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder). The amount of any such interest shall be calculated in accordance with the provisions of Condition 5.08 as if the Rate of Interest was the Accrual Yield, the Outstanding Principal Amount was the overdue sum and the Day Count Fraction was as specified for this purpose in the Final Terms or, if not so specified, 30E/360 (as defined in Condition 5.10).

Interest on U.S. Registered Covered Bonds

5.12         Condition 5.12 shall only apply to U.S. Registered Covered Bonds.

Each Covered Bond will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Covered Bond, or pursuant to the interest rate formula, in the case of a Floating Rate Covered Bond, in each case as specified in the Final Terms, until the principal thereof is paid.  Interest payments on Covered Bonds will be made in respect of Fixed Rate Covered Bonds and Floating Rate Covered Bonds in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Final Maturity Date, as the case may be (each an “Interest Period”).

Interest on Fixed Rate Covered Bonds and Floating Rate Covered Bonds will be payable in arrears on each Interest Payment Date and on the Final Maturity Date.  The first payment of interest on any Covered Bonds originally issued between a Regular Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered holder on the next succeeding record date.  The “Regular Record Date” shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.  For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates Applicable to U.S. Registered Covered Bonds

5.13 Condition 5.13 shall only apply to U.S. Registered Covered Bonds.

The relevant Final Terms will specify the Interest Payment Dates for a Fixed Rate Covered Bond as well as the Final Maturity Date.  Interest on Fixed Rate Covered Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months or such other day count basis set forth in the Final Terms.

Fixed Rate Covered Bonds

If any Interest Payment Date, redemption date, repayment date or Final Maturity Date of a Fixed Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

U.S. Registered Covered Bonds that are Floating Rate Covered Bonds

The following shall only apply to Floating Rate Covered Bonds.

Interest Rate Basis.  Floating Rate Covered Bonds will bear interest at rates based on one or more of the following interest rate bases:

•         commercial paper rate;

•         U.S. prime rate;

•         LIBOR;

•         EURIBOR;

•         treasury rate;

•         CMT rate;

•         CD rate;

•         CMS rate; and/or

•         federal funds rate.

The applicable Final Terms will specify the interest rate basis that applies to a specific Series or Tranche of Floating Rate Covered Bonds.

Calculation of Interest.  Calculations relating to Floating Rate Covered Bonds will be made by the Calculation Agent.  The Final Terms for a particular Floating Rate Covered Bond will name the Calculation Agent for that Covered Bond as of its original issue date.  A successor institution may be appointed to serve as Calculation Agent for such Covered Bonds from time to time after the original issue date of such Covered Bonds without the consent of Covered Bondholders or notification of the change.

For each Floating Rate Covered Bond, the Calculation Agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date.  In addition, the Calculation Agent will calculate the amount of interest that has accrued during each interest period that is, the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date.  For each Interest Period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the Floating Rate Covered Bond by an accrued interest factor for the Interest Period.  This factor will equal the sum of the interest factors calculated for each day during the Interest Period.  The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant Final Terms.

Upon the request of the Covered Bondholder of any Floating Rate Covered Bond, the Calculation Agent will provide for that Covered Bond the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.  The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a Covered Bond will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655).  All amounts used in or resulting from any calculation relating to a Floating Rate Covered Bond will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a Floating Rate Covered Bond during a particular Interest Period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below.  Those reference banks and dealers may include the Calculation Agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate covered bonds and its affiliates, and they may include affiliates of the Bank.

Initial Interest Rate.  For any Floating Rate Covered Bond, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate.  The initial interest rate or the manner in which it is determined will be set forth in the relevant Final Terms.

Spread or Spread Multiplier.  In some cases, the interest rate basis for a Floating Rate Covered Bond may be adjusted:

•         by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01 percent; or

•         by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

For any Floating Rate Covered Bond, the applicable Final Terms will indicate whether a spread or spread multiplier will apply to the Covered Bond and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates.  The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•         a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•         a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

For any Floating Rate Covered Bond, the applicable Final Terms will indicate whether a maximum rate and/or minimum rate will apply to the Covered Bond and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate covered bond will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application and the law of Ontario and the laws of Canada applicable therein.

Interest Reset Dates.  The rate of interest on a Floating Rate Covered Bond will be reset, by the Calculation Agent described below, daily, weekly, monthly, quarterly, semi-annually or annually.  The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date.  Except as otherwise specified in the applicable Final Terms, the interest reset date will be as follows:

•	for Floating Rate Covered Bonds that reset daily, each Business Day;

•	for Floating Rate Covered Bonds that reset weekly and are not treasury rate Covered Bonds, the Wednesday of each week;

•	for treasury rate Covered Bonds that reset weekly, the Tuesday of each week;

•	for Floating Rate Covered Bonds that reset monthly, the third Wednesday of each month;

•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of each of four months of each year as indicated in the relevant Final Terms;

•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant Final Terms; and

•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of one month of each year as indicated in the relevant Final Terms.

For a Floating Rate Covered Bond, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day.  There are several exceptions, however, to the reset provisions described above.

If any interest reset date for a Floating Rate Covered Bond would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next day that is a Business Day.  For a LIBOR or EURIBOR Covered Bond, however, if that Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day.

Interest Determination Dates.  The interest rate that takes effect on an interest reset date will be determined by the Calculation Agent by reference to a particular date called an interest determination date.  Except as otherwise indicated in the relevant Final Terms:

•
for commercial paper rate, federal funds rate and U.S. prime rate Covered Bonds, the interest determination date relating to a particular interest reset date will be the Business Day preceding the interest reset date;

•
for LIBOR Covered Bonds, the interest determination date relating to a particular interest reset date will be the second London Business Day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.  An interest determination date for a LIBOR covered bond is referred to as a LIBOR interest determination date;

•
for EURIBOR Covered Bonds, the interest determination date relating to a particular interest reset date will be the second Euro Business Day preceding the interest reset date.  An interest determination date for a EURIBOR Covered Bond is referred to as a EURIBOR interest determination date;

•
for treasury rate Covered Bonds, the interest determination date relating to a particular interest reset date, which is referred to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned.  Treasury bills are usually sold at auction on the Monday of each week, unless that day is not a Business Day, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday.  If as the result of a Monday not being a Business Day an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and

•	for CD rate, CMT rate and CMS rate Covered Bonds, the interest determination date relating to a particular interest reset date will be the second Business Day preceding the interest reset date.

The interest determination date pertaining to a Floating Rate Covered Bond the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the related interest reset date for the applicable floating rate covered bond on which each interest rate basis is determinable.

Interest Calculation Dates.  As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date.  Except for LIBOR Covered Bonds and EURIBOR Covered Bonds, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date.  The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a Business Day, the next succeeding Business Day; and

•	the Business Day immediately preceding the Interest Payment Date or the maturity, whichever is the day on which the next payment of interest will be due.

The Calculation Agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates.  The Interest Payment Dates for a Floating Rate Covered Bond will depend on when the interest rate is reset and, unless otherwise specified in the relevant Final Terms, will be as follows:

•	for Floating Rate Covered Bonds that reset daily, weekly or monthly, the third Wednesday of each month;

•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of the four months of each year specified in the relevant Final Terms;

•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant Final Terms; or

•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of the month specified in the relevant Final Terms.

Notwithstanding the above, if a covered bond is originally issued after the Regular Record Date and before the date that would otherwise be the first Interest Payment Date, the first Interest Payment Date will be the date that would otherwise be the second Interest Payment Date.

In addition, the following special provision will apply to a Floating Rate Covered Bond with regard to any Interest Payment Date other than one that falls on the maturity.  If the Interest Payment Date would otherwise fall on a day that is not a Business Day, then the Interest Payment Date will be the next day that is a Business Day.  However, if the floating rate covered bond is a LIBOR Covered Bond or a EURIBOR Covered Bond and the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day.  If the Final Maturity Date of a Floating Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Commercial Paper Rate Covered Bonds

A commercial paper rate Covered Bond will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in the applicable Final Terms, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”  If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•
If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the applicable Final Terms, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial.”

•
If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

•
If fewer than three dealers selected by the Calculation Agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

U.S. Prime Rate Covered Bonds

A U.S. prime rate Covered Bond will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The U.S. prime rate will be the rate, for the relevant interest determination date, published in H.15(519) opposite the heading “Bank Prime Loan.”  If the U.S. prime rate cannot be determined as described above, the following procedures will apply.

•
If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•
If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•
If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the Calculation Agent.  For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•
If fewer than three banks selected by the Calculation Agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Covered Bonds

A LIBOR Covered Bond will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the applicable Final Terms.  In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.  LIBOR will be determined in the following manner:

•
LIBOR will be the offered rate appearing on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date.  The applicable Final Terms will indicate the index currency, the index maturity and the reference page that apply to the LIBOR covered bond.  If no reference page is mentioned in the Final Terms, Reuters Page LIBOR01 will apply to the LIBOR covered bond.

•
If Reuters Page LIBOR01 applies and the rate described above does not appear on that page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.  The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate.  If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the applicable principal financial center, on that LIBOR interest determination date, by three major banks in that financial center selected by the Calculation Agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.

•
If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Covered Bonds

A EURIBOR Covered Bond will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate.  In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable Final Terms.  EURIBOR will be determined in the following manner:

•
EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable Final Terms, beginning on the second Euro Business Day after the relevant EURIBOR interest determination date, as that rate appears on Reuters page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•
If the rate described above does not appear on Reuters page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.  The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate.  If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•
If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Covered Bonds

A treasury rate Covered Bond will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the applicable Final Terms, as that rate appears on Reuters page USAUCTION 10/11.  If the treasury rate cannot be determined in this manner, the following procedures will apply.

•
If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

•
If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•
If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

•
If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Covered Bonds

A CD rate Covered Bond will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable Final Terms, as published in H.15(519) under the heading “CDs (Secondary Market).”  If the CD rate cannot be determined in this manner, the following procedures will apply.

•
If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•
If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

•
If fewer than three dealers selected by the Calculation Agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Covered Bonds

A CMT rate Covered Bond will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters page FRBCMT, the rate for the relevant interest determination date; or

•
if the designated CMT Reuters page is Reuters page FEDCMT, the weekly or monthly average, as specified in the applicable Final Terms, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•
If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•
If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; or

•
as is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; and

•	in either case, is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

•
If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury covered bonds having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest.  Treasury covered bonds are direct, non-callable, fixed rate obligations of the U.S. government.

•
If the Calculation Agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury covered bonds with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest).  If two treasury covered bonds with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Calculation Agent will obtain quotations for the treasury covered bond with the shorter remaining term to maturity.

•
If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•
If two or fewer primary dealers selected by the Calculation Agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Covered Bonds

A CMS rate Covered Bond will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The CMS rate will be the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable Final Terms, which appears on the Reuters page ISDAFIX1 as of 11:00 a.m., New York City time, on the interest rate determination date.

•	If the CMS rate cannot be determined as described above, the following procedures will be used:

•
If the applicable rate described above is not displayed on the relevant designated CMS Reuters page by 11:00 a.m., New York City time, on the interest rate determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest rate determination date.  For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity designated in the relevant Final Terms commencing on that interest rate determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to “LIBOR Reuters” with a maturity of three months.  The Calculation Agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate.  If at least three quotations are provided, the CMS rate for that interest rate determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•
If fewer than three leading swap dealers selected by the Calculation Agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest rate determination date or, if that interest rate determination date is the first reference rate determination date, the initial interest rate.

Federal Funds Rate Covered Bonds

A federal funds rate Covered Bond will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The federal funds rate will be the rate for U.S. dollar federal funds as of the relevant interest determination date, as published in H.15(519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Reuters page FEDFUNDS1.  If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•
If the rate described above is not displayed on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective).”

•
If the rate described above is not displayed on Reuters page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the Business Day following the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

•
If fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

For the purposes of this Condition 5.13:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where,

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

The term “Business Day” means, for any Covered Bond, a day that meets all the following applicable requirements:

(a)
for all Covered Bonds, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto, and, in the case of a Floating Rate covered bond, London;

(b)
if the Covered Bond has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center; and

(c)	if the Covered Bond is a EURIBOR covered bond or has a specified currency of euros, or is a LIBOR Covered Bond for which the index currency is euros, is also a Euro Business Day.

The term “designated CMT index maturity” means the index maturity for a CMT rate covered bond and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable Final Terms.

The term “designated CMT Reuters page” means the Reuters page that displays treasury constant maturities as reported in H.15(519).  If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT.  If Reuters page FEDCMT applies but the applicable Final Terms does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR Covered Bond, the currency specified as such in the applicable Final Terms.  The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the Final Terms.

The term “index maturity” means, with respect to a floating rate covered bond, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Final Terms.

“Interest Period” has the meaning given to such term in this Section 5.10.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where,

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

The term “representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any successor service).

 “Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Reuters page” means the display on Reuters 3000 Xtra, or any successor service or any replacement page or pages on that service.

If, when using the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen US PRIME 1 page, Reuters Page LIBOR01 or Reuters page, a particular heading or headings is referenced on any of those pages, those references include any successor or replacement heading or headings as determined by the Calculation Agent.

Coupon Switch Option Provisions

5.14 Condition 5.14 shall only apply to a Covered Bond if the Coupon Switch Option is specified in the relevant Final Terms as being applicable and each such Covered Bond shall bear interest on the following basis.

The Final Terms shall specify whether the Fixed Rate Covered Bond Provisions or, as the case may be, the Floating Rate Covered Bond Provisions are applicable to the Covered Bonds from and including the Issue Date to but excluding the Coupon Switch Option Date. Upon the Issuer giving the requisite notice (which, for the purposes of this Condition 5.14 only, shall be five Business Days prior to the Coupon Switch Option Date or such other notice period as may be specified in the Final Terms) to exercise its Coupon Switch Option, from and including the Coupon Switch Option Date, interest shall accrue on a different basis from the basis which was applicable prior to such Coupon Switch Option Date. The Final Terms shall specify whether the Fixed Rate Covered Bond Provisions or, as the case may be, the Floating Rate Covered Bond Provisions are applicable, upon the exercise by the Issuer of the Coupon Switch Option, from and including such Coupon Switch Option Date to but excluding the Maturity Date.

For the purposes of this Condition 5.14, “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits) in the Principal Financial Centre and any Business Centre(s) specified in the applicable Final Terms.

6.	Redemption and Purchase

Redemption at Maturity

6.01 Unless previously redeemed, or purchased and cancelled, each Covered Bond shall be redeemed at its Final Redemption Amount specified in the applicable Final Terms (which shall be par, save in the case of Zero Coupon Covered Bonds in respect of which the Final Redemption Amount shall be the amount per Calculation Amount or determined in the manner specified in the applicable Final Terms which amount is at least equal to 100 per cent. of such Calculation Amount) in the Specified Currency on the Final Maturity Date.

Without prejudice to Condition 7, if an Extended Due for Payment Date is specified as applicable in the Final Terms for a Series of Covered Bonds and the Issuer has failed to pay the Final Redemption Amount on the Final Maturity Date specified in the Final Terms (or after expiry of the grace period set out in Condition 7.01(a)) and following the service of a Notice to Pay on the Guarantor LP by no later than the date falling one Business Day prior to the Extension Determination Date the Guarantor LP has insufficient moneys available in accordance with the Guarantee Priority of Payments to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of Covered Bonds on the date falling on the earlier of (a) the date which falls two Business Days after service of such Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the grace period set out in Condition 7.02) under the terms of the Covered Bond Guarantee or (b) the Extension Determination Date, then (subject as provided below) payment of the unpaid amount by the Guarantor LP under the Covered Bond Guarantee shall be deferred until the Extended Due for Payment Date, provided that in respect of any amount representing the Final Redemption Amount due and remaining unpaid on the earlier of (a) and (b) above the Guarantor LP will apply any moneys available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) to pay the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of Covered Bonds on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date.

The Issuer shall confirm to the Issuing and Paying Agent as soon as reasonably practicable and in any event at least 4 Business Days prior to the Final Maturity Date of such Series of Covered Bonds whether payment will be made in full of the Final Redemption Amount in respect of a Series of Covered Bonds on that Final Maturity Date. Any failure by the Issuer to notify the Issuing and Paying Agent shall not affect the validity or effectiveness of the extension of maturity.

The Guarantor LP shall notify the relevant holders of the Covered Bonds (in accordance with Condition 14), the Rating Agencies, the Bond Trustee, the Issuing and Paying Agent and the Registrar (in the case of Registered Covered Bonds) as soon as reasonably practicable and in any event at least one Business Day prior to the dates specified in (a) and (b) of the second paragraph of this Condition 6.01 of any inability of the Guarantor LP to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount in respect of a Series of Covered Bonds pursuant to the Covered Bond Guarantee. Any failure by the Guarantor LP to notify such parties shall not affect the validity or effectiveness of the extension nor give rise to any rights in any such party.

In the circumstances outlined above, the Guarantor LP shall on the earlier of (a) the date falling two Business Days after the service of a Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the applicable grace period set out in Condition 7.02) and (b) the Extension Determination Date, under the Covered Bond Guarantee, apply the moneys (if any) available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) pro rata in part payment of an amount equal to the Final Redemption Amount of each Covered Bond of the relevant Series of Covered Bonds and shall pay Guaranteed Amounts constituting the Scheduled Interest in respect of each such Covered Bond on such date. The obligation of the Guarantor LP to pay any amounts in respect of the balance of the Final Redemption Amount not so paid shall be deferred as described above. Such failure to pay by the Guarantor LP shall not constitute a Guarantor LP Event of Default.

Any discharge of the obligations of the Issuer as the result of the payment of Excess Proceeds to the Bond Trustee shall be disregarded for the purposes of determining the amounts to be paid by the Guarantor LP under the Covered Bond Guarantee in connection with this Condition 6.01.

For the purposes of these Terms and Conditions:

“Extended Due for Payment Date” means, in relation to any Series of Covered Bonds, the date, if any, specified as such in the applicable Final Terms to which the payment of all or (as applicable) part of the Final Redemption Amount payable on the Final Maturity Date will be deferred in the event that the Final Redemption Amount is not paid in full on the Extension Determination Date; and

“Extension Determination Date” means, in respect of a Series of Covered Bonds, the date falling two Business Days after the expiry of seven days from (and including) the Final Maturity Date of such Covered Bonds.

“Guarantee Priority of Payments” means the priority of payments relating to moneys received by the Cash Manager for and on behalf of the Guarantor LP and moneys standing to the credit of the Guarantor LP Accounts, to be paid on each Guarantor LP Payment Date in accordance with the Guarantor LP Agreement.

“Rating Agency” means any one of Moody’s Investors Service Inc., Fitch, Inc. and DBRS Limited, to the extent that at the relevant time they provide ratings in respect of the then outstanding Covered Bonds, or their successors and “Rating Agencies” means more than one Rating Agency.

Early Redemption for Taxation Reasons

6.02 If, in relation to any Series of Covered Bonds (i) as a result of any change in the laws or regulations of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax or, in the case of Covered Bonds issued by a branch of the Issuer outside Canada, of the country in which such branch is located or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Issue Date of such Covered Bonds or any other date specified in the Final Terms, the Issuer would be required to pay additional amounts as provided in Condition 8, (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (iii) such circumstances are evidenced by the delivery by the Issuer to the Issuing and Paying Agent and Bond Trustee of (x) a certificate signed by two senior officers of the Issuer stating that the said circumstances prevail and describing the facts leading thereto, and (y) an opinion of independent legal advisers of recognised standing to the effect that the circumstances set forth in (i) above, prevail, the Issuer may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of Floating Rate Covered Bonds, on an Interest Payment Date) to the holders of the Covered Bonds in accordance with Condition 14 (which notice shall be irrevocable), redeem all (but not some only) of the outstanding Covered Bonds at their Outstanding Principal Amount or, in the case of Zero Coupon Covered Bonds, their Amortized Face Amount (as defined in Condition 6.10) or such Early Redemption Amount as may be specified in, or determined in accordance with the provisions of, the Final Terms, together with accrued interest (if any) thereon, provided, however, that no such notice of redemption may be given earlier than 90 days (or, in the case of Floating Rate Covered Bonds a number of days which is equal to the aggregate of the number of days falling within the then current Interest Period plus 60 days) prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Covered Bonds then due.

The Issuer may not exercise such option in respect of any Covered Bond which is the subject of the prior exercise by the Holder thereof of its option to require the redemption of such Covered Bond under Condition 6.06.

Call Option

6.03 If a Call Option is specified in the Final Terms as being applicable, then the Issuer may, having given the appropriate notice to the Holders in accordance with Condition 14, which Notice shall be irrevocable, and shall specify the date fixed for redemption and subject to such conditions as may be specified in the Final Terms, redeem all or some only of the Covered Bonds of this Series outstanding on any Optional Redemption Date at the Optional Redemption Amount(s) specified in, or determined in the manner specified in the applicable Final Terms together with accrued interest (if any) thereon on the date specified in such notice.

The Issuer may not exercise such option in respect of any Covered Bond which is the subject of the prior exercise by the Holder thereof of its option to require the redemption of such Covered Bond under Condition 6.06.

6.04 The appropriate notice referred to in Condition 6.03 is a notice given by the Issuer to the holders of the Covered Bonds of the relevant Series in accordance with Condition 14, which notice shall be irrevocable and shall specify:

•	the Series of Covered Bonds subject to redemption;

•
whether such Series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of and (except in the case of a Global Covered Bond) the serial numbers of the Covered Bonds of the relevant Series which are to be redeemed;

•
the due date for such redemption, which shall be not less than thirty days nor more than 60 days after the date on which such notice is given and which shall be such date or the next of such dates (“Call Option Date(s)”) or a day falling within such period (“Call Option Period”), as may be specified in the Final Terms and which is, in the case of Covered Bonds which bear interest at a floating rate, a date upon which interest is payable; and

•	the Optional Redemption Amount at which such Covered Bonds are to be redeemed.

Partial Redemption

6.05 If the Covered Bonds are to be redeemed in part only on any date in accordance with Condition 6.03:

•	such redemption must be for an amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms;

•
in the case of a partial redemption of Bearer Definitive Covered Bonds , the Covered Bonds to be redeemed shall be drawn by lot in such European city as the Issuing and Paying Agent may specify, or identified in such other manner or in such other place as the Issuing and Paying Agent may approve and deem appropriate and fair;

•
in the case of a Global Covered Bond, the Covered Bonds to be redeemed shall be selected in accordance with the rules of Euroclear, Clearstream, DTC, CDS and/or any other relevant clearing system (to be reflected in the records of Euroclear and/or Clearstream, DTC and/or CDS or such other relevant clearing system as either a pool factor or a reduction in principal amount, at their discretion); and

•
in the case of Registered Definitive Covered Bonds, the Covered Bonds shall be redeemed (so far as may be practicable) pro rata to their principal amounts, provided always that the amount redeemed in respect of each Covered Bond shall be equal to a Specified Denomination, subject always to compliance with all applicable laws and the requirements of any stock exchange on which the relevant Covered Bonds may be listed.

In the case of the redemption of part only of a Registered Definitive Covered Bond, a new Registered Definitive Covered Bond in respect of the unredeemed balance shall be issued in accordance with Conditions 2.04 to 2.08, which shall apply as in the case of a transfer of Registered Definitive Covered Bonds as if such new Registered Definitive Covered Bonds were in respect of the untransferred balance.

Put Option

6.06 If a Put Option is specified in the Final Terms as being applicable, upon the Holder of any Covered Bond of this Series giving the required notice to the Issuer specified in the applicable Final Terms (which notice shall be irrevocable), the Issuer will, upon expiry of such notice, redeem such Covered Bond subject to and in accordance with the terms specified in the applicable Final Terms in whole (but not in part only) on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in accordance with the provisions of, the applicable Final Terms, together with accrued interest (if any) thereon, provided that any such Put Option shall expire no later than upon an Issuer Event of Default. In order to exercise such option, the Holder must, not less than 45 days before the Optional Redemption Date where the Covered Bond is a Covered Bond in definitive form held outside Euroclear, Clearstream, DTC and/or CDS deposit the relevant Covered Bond (together, in the case of a Bearer Definitive Covered Bond that is not a Zero Coupon Covered Bond, with all unmatured Coupons appertaining thereto other than any Coupon maturing on or before the Optional Redemption Date (failing which the provisions of Condition 9.06 apply)) during normal business hours at the specified office of, in the case of a Bearer Covered Bond, any Paying Agent or, in the case of a Registered Covered Bond, the Registrar together with a duly completed early redemption notice (“Put Notice”) in the form which is available from the specified office of any of the Paying Agents or, as the case may be, the Registrar specifying, in the case of a Global Covered Bond, the aggregate principal amount in respect of which such option is exercised (which must be a Specified Denomination specified in the Final Terms). Notwithstanding the foregoing, Covered Bonds represented by a Permanent Global Covered Bond or Global Registered Covered Bond shall be deemed to be deposited with the Paying Agent or the Registrar, as the case may be, for purposes of this Condition 6.06 at the time a Put Notice has been received by the Paying Agent or Registrar, as the case may be, in respect of such Covered Bonds. No Covered Bond so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement).

In the case of the redemption of part only of a Registered Covered Bond, a new Registered Definitive Covered Bond in respect of the unredeemed balance shall be issued in accordance with Conditions 2.04 to 2.08 which shall apply as in the case of a transfer of Registered Definitive Covered Bonds as if such new Registered Definitive Covered Bond were in respect of the untransferred balance.

The Holder of a Covered Bond may not exercise such Put Option in respect of any Covered Bond which is the subject of an exercise by the Issuer of its option to redeem such Covered Bond under either Condition 6.02 or 6.03.

Purchase of Covered Bonds

6.07 The Issuer or any of its subsidiaries may at any time purchase Covered Bonds in the open market or otherwise and at any price provided that all unmatured Receipts and Coupons appertaining thereto are purchased therewith. If purchases are made by tender, tenders must be available to all Holders of the relevant Covered Bonds alike.

Cancellation of Redeemed and Purchased Covered Bonds

6.08 All unmatured Covered Bonds and Coupons redeemed in accordance with this Condition 6 will be cancelled forthwith and may not be reissued or resold. All unmatured Covered Bonds and Coupons purchased in accordance with Condition 6.07 may be cancelled or may be reissued or resold.

Further Provisions applicable to Final Redemption Amount and Instalment Amounts

6.09 The provisions of Condition 5.08 and the last paragraph of Condition 5.09 shall apply to any determination or calculation of the Redemption Amount or any Instalment Amount required by the Final Terms to be made by the Calculation Agent (as defined in Condition 5.10).

References herein to “Redemption Amount” shall mean, as appropriate, the Final Redemption Amount, final Instalment Amount, the Optional Redemption Amount, the Early Redemption Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with, the provisions of the applicable Final Terms.

6.10 Unless otherwise specified in the applicable Final Terms, the Redemption Amount payable in respect of any Zero Coupon Covered Bond shall be the Amortized Face Amount of such Covered Bond. The “Amortized Face Amount” shall be an amount equal to the sum of:

(a)	the Reference Price specified in the Final Terms; and

(b)
the product of the Accrual Yield (compounded annually or otherwise as specified in the Final Terms) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Covered Bond becomes due and repayable.

Where such calculation is to be made for a period which is not a full year, the calculation in respect of the period of less than a full year shall be made on the basis of the Day Count Fraction (as defined in Condition 5.10) specified in the Final Terms.

6.11 If any Redemption Amount (other than the Final Redemption Amount) of any Zero Coupon Covered Bond is improperly withheld or refused or default is otherwise made in the payment thereof, the Amortized Face Amount shall be calculated as provided in Condition 6.11 but as if references in subparagraph (b) to the date fixed for redemption or the date upon which such Zero Coupon Covered Bond becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the  earlier of:

(a)	the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), all amounts due have been paid; and

(b)
the seventh day after the date on which, the Issuing and Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the holders of the Covered Bonds in accordance with Condition 14 of that circumstance (except to the extent that there is a failure in the subsequent payment thereof to the relevant Holder). The calculation of the Amortized Face Amount in accordance with this sub-paragraph will continue to be made, after as well as before judgment, unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the scheduled Final Redemption Amount of the Covered Bond on the Maturity Date together with interest which may accrue in accordance with Condition 5.11.

Instalment Covered Bonds

6.12 Any Instalment Covered Bond will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Final Terms.

Index-Linked Redemption Covered Bonds

6.13 Provisions relating to the terms of any Index-Linked Redemption Covered Bond, including the redemption thereof, will be set out in the applicable Final Terms.

Other Redemption and Purchase Provisions

6.14 Notwithstanding the foregoing:

(a)
the relevant provisions relating to the redemption and purchase of Covered Bonds the terms of which permit the Issuer to pay and/or discharge its obligations with respect to such Covered Bonds by the payment or delivery of securities and/or other property or any combination of cash, securities and/or other property shall be set forth in the applicable Final Terms; and

(b)	any additional redemption events which shall enable the Issuer to redeem the Covered Bonds of any Series shall be set forth in the applicable Final Terms.

Redemption due to Illegality

6.15 The Covered Bonds of all Series may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Bond Trustee, the Issuing and Paying Agent, the Registrar and, in accordance with Condition 14, all holders of the Covered Bonds (which notice shall be irrevocable), if the Issuer satisfies the Bond Trustee immediately before the giving of such notice that it has, or will, before the next Interest Payment Date of any Covered Bond of any Series, become unlawful for the Issuer to make, fund or allow to remain outstanding any advance made by it to the Guarantor LP pursuant to the Intercompany Loan Agreement, as a result of any change in, or amendment to, the applicable laws or regulations or any change in the application or official interpretation of such laws or regulations, which change or amendment has become or will become effective before the next such Interest Payment Date.

Covered Bonds redeemed pursuant to this Condition 6.15 will be redeemed at their Early Redemption Amount together (if appropriate) with interest accrued to (but excluding) the date of redemption.

Prior to the publication of any notice of redemption pursuant to this Condition 6.15, the Issuer shall deliver to the Issuing and Paying Agent and Bond Trustee a certificate signed by two senior officers of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and the Issuing and Paying Agent and Bond Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on all holders of the Covered Bonds, Receiptholders and Couponholders.

7.	Events of Default

Issuer Events of Default

7.01 The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds (which for this purpose or the purpose of any Extraordinary Resolution (as defined in the Trust Deed) referred to in this Condition 7.01 means the Covered Bonds of this Series together with the Covered Bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of Covered Bonds not denominated in euros converted into euros at the Euro Conversion Rate specified in the applicable Final Terms) or if so directed by an Extraordinary Resolution of all the holders of the Covered Bonds shall, (but in the case of the happening of any of the events mentioned in sub-paragraphs (b) to (d) below, only if the Bond Trustee shall have certified in writing to the Issuer and the Guarantor LP that such event is, in its opinion, materially prejudicial to the interests of the holders of the Covered Bonds of any Series) (subject in each case to being indemnified and/or secured to its satisfaction), give notice (an “Issuer Acceleration Notice”) in writing to the Issuer that as against the Issuer (but, for the avoidance of doubt, not against the Guarantor LP under the Covered Bond Guarantee) each Covered Bond of each Series is, and each such Covered Bond shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events (each an “Issuer Event of Default”) shall occur and be continuing:

(a)	the Issuer fails to pay (i) any principal in respect of the Covered Bonds within 10 days of the due date or (ii) any interest in respect of the Covered Bonds within 30 days of the due date; or

(b)
the Issuer fails to perform or observe any obligations under the Covered Bonds, Receipts or Coupons of any Series, the Trust Deed or any other Transaction Document to which the Issuer is a party (other than the Dealership Agreement and the Subscription Agreement and the Underwriting Agreement) but excluding (i) any obligation of the Issuer to comply with the Asset Coverage Test; (ii) any obligation of the Issuer which relates solely to its obligations under Part I.1 of the National Housing Act (Canada) or the Guide and breach of which would not otherwise constitute a breach of the terms of the Transaction Documents; and (iii) the obligation to exchange cash flows under the Swap Agreement following a Trigger Event Date, and such failure continues for the period of 30 days (or such longer period as the Bond Trustee may permit) next following the service by the Bond Trustee on the Issuer of notice requiring the same to be remedied (except in circumstances where the Bond Trustee considers such failure to be incapable of remedy in which case no period of continuation will apply and no notice by the Bond Trustee will be required); or

(c)
Section 8.1(3)(a)(ii) or Section 8.1(3)(b) of the Guarantor LP Agreement (which limits the right of the Guarantor LP to exercise discretion in respect of rights under Transaction Documents) or Part 5(t)(ii) of a Schedule to the ISDA Master Agreement for a Swap Agreement (which limits the right of the Guarantor LP to exercise discretion in respect of rights under such Swap Agreement) is not complied with; or

(d)
the Reserve Fund is not established within 30 days (or such longer period as the Bond Trustee may permit) following the date on which the Reserve Fund is required to be established pursuant to Section 6.1(2) of the Guarantor LP Agreement (which requires the Reserve Fund to be established upon the ratings of the Issuer falling below the Reserve Fund Required Amount Ratings); or

(e)	cashflows are not exchanged in accordance with the terms of the Covered Bond Swap Agreement within 30 days (or such longer period as the Bond Trustee may permit) following a Trigger Event Date; or

(f)
any impending or actual insolvency on the part of the Bank as evidenced by, but not limited to (i) the commencement of a dissolution proceeding or a case in bankruptcy involving the Bank (and where such proceeding is the result of an involuntary filing, such proceeding is not dismissed within 60 days after the date of such filing); (ii) the appointment of a trustee or other similar court officer over, or the taking of control or possession by such officer or by OSFI of the Bank’s business in whole or in part, or in the case of OSFI, the Bank, before the commencement of a dissolution proceeding or a case of bankruptcy; (iii) a general assignment by the Bank for the benefit of any of its creditors; or (iv) the general failure of, or the inability of, or the written admission of the inability of, the Bank to pay its debts as they become due; or

(g)
an Asset Coverage Test Breach Notice has been served and not revoked (in accordance with the terms of the Transaction Documents) on or before the Guarantor LP Payment Date immediately following the next Calculation Date after service of such Asset Coverage Test Breach Notice.

For the purposes of these Terms and Conditions “Calculation Date” means the last Business Day of each month.

Upon the Covered Bonds becoming immediately due and repayable against the Issuer pursuant to this Condition 7.01, the Bond Trustee shall forthwith serve a notice to pay (the “Notice to Pay”) on the Guarantor LP pursuant to the Covered Bond Guarantee and the Guarantor LP shall be required to make payments of Guaranteed Amounts when the same shall become Due for Payment in accordance with the terms of the Covered Bond Guarantee.

Following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice, the Bond Trustee may or shall take such proceedings against the Issuer in accordance with the first paragraph of Condition 7.03.

The Trust Deed provides that all moneys (the “Excess Proceeds”) received by the Bond Trustee from the Issuer or any receiver, liquidator, administrator or other similar official appointed in relation to the Issuer following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay on the Guarantor LP, shall be paid by the Bond Trustee, as soon as practicable after receipt thereof by the Bond Trustee, on behalf of the holders of the Covered Bonds of the relevant Series to the Guarantor LP (or the Cash Manager on its behalf) for the account of the Guarantor LP and shall be held in the Guarantor LP Accounts and the Excess Proceeds shall thereafter form part of the Security granted pursuant to the Security Agreement and shall be used by the Guarantor LP (or the Cash Manager on its behalf) in the same manner as all other moneys from time to time held by the Cash Manager and/or standing to the credit of the Guarantor LP in the Guarantor LP Accounts. Any Excess Proceeds received by the Bond Trustee shall discharge pro tanto the obligations of the Issuer in respect of the payment of the amount of such Excess Proceeds under the Covered Bonds, Receipts and Coupons. However, the obligations of the Guarantor LP under the Covered Bond Guarantee are, following a Covered Bond Guarantee Activation Event, unconditional and irrevocable and the receipt by the Bond Trustee of any Excess Proceeds shall not reduce or discharge any of such obligations.

By subscribing for Covered Bonds, each holder of the Covered Bonds shall be deemed to have irrevocably directed the Bond Trustee to pay the Excess Proceeds to the Guarantor LP in the manner as described above.

Guarantor LP Events of Default

7.02 The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 7.02 means the Covered Bonds of this Series together with the Covered Bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of Covered Bonds not denominated in euros converted into euros at the rate specified in the applicable Final Terms), or if so directed by an Extraordinary Resolution of all the holders of the Covered Bonds shall (but in the case of the happening of any of the events described in paragraphs (b) to (h) below, only if the Bond Trustee shall have certified in writing to the Issuer and the Guarantor LP that such event is, in its opinion, materially prejudicial to the interests of the holders of the Covered Bonds of any Series) (subject in each case to being indemnified and/or secured to its satisfaction) give notice (the “Guarantor LP Acceleration Notice”) in writing to the Issuer and to the Guarantor LP, that (x) each Covered Bond of each Series is, and each Covered Bond of each Series shall as against the Issuer (if not already due and repayable against it following an Issuer Event of Default), thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest and (y) all amounts payable by the Guarantor LP under the Covered Bond Guarantee shall thereupon immediately become due and payable at the Guaranteed Amount corresponding to the Early Redemption Amount for each Covered Bond of each Series together with accrued interest, in each case as provided in the Trust Deed and thereafter the Security shall become enforceable if any of the following events (each an “Guarantor LP Event of Default”) shall occur and be continuing:

(a)
default is made by the Guarantor LP for a period of seven days or more in the payment of any Guaranteed Amounts when Due for Payment in respect of the Covered Bonds of any Series except in the case of the payments of a Guaranteed Amount when Due for Payment under Condition 6.01 where the Guarantor LP shall be required to make payments of Guaranteed Amounts which are Due for Payment on the dates specified therein; or

(b)
(i) if the Guarantor LP fails to perform or observe any obligation, condition, or provision binding on it (other than any obligation for the payment of Guaranteed Amounts in respect of the Covered Bonds of any Series) under the Trust Deed, the Security Agreement, or any other Transaction Document (other than the obligation of the Guarantor LP to repay the Demand Loan within 60 days of a demand therefor or an obligation to do so pursuant to the terms of the Intercompany Loan Agreement), or any obligation of the Guarantor LP to make any payment under a Swap Agreement which does not constitute an event of default under the Swap Agreement) to which the Guarantor LP is a party but excluding (A) any obligation of the Guarantor LP to comply with the Amortization Test; and (B) any obligation of the Guarantor LP which relates solely to its obligations under Part I.1 of the National Housing Act (Canada) or the Guide and breach of which would not otherwise constitute a breach of the terms of the Transaction Documents, or (ii) any party to a Transaction Document fails to take any remedial action required to be taken in accordance with the terms of the Transaction Documents, other than an action specified in Condition 7.02(c) or Condition 7.02(d), as a result of (A) the ratings by the Rating Agencies ceasing to meet a minimum rating, or (B) the failure to meet any financial test set out in the Transaction Documents that is intended to confirm the financial soundness of any counterparty; and such failure continues for the period of 30 days (or such longer period as the Bond Trustee may permit) next following the service by the Bond Trustee on the Guarantor LP of notice requiring the same to be remedied (except in circumstances where the Bond Trustee considers such failure to be incapable of remedy in which case no period of continuation will apply and no notice by the Bond Trustee will be required); or

(c)
Section 8.1(3)(b) of the Guarantor LP Agreement (which obligates the Guarantor LP to terminate the Servicer or the Cash Manager, as applicable, in accordance with the terms of the Servicing Agreement or Cash Management Agreement, respectively, as a result of a breach by the Servicer or the Cash Manager, as applicable, of its obligations under such agreement to deposit funds into the Guarantor LP Accounts) is not complied with; or

(d)
cashflows are not exchanged in accordance with the terms of the Covered Bond Swap Agreement within 30 days following a Trigger Event Date (unless such requirement is waived in accordance with the terms of the Covered Bond Swap Agreement) but disregarding any failure of the Guarantor LP to make a payment under the Covered Bond Swap Agreement which does not constitute an event of default under the Covered Bond Swap Agreement; or

(e)
any impending or actual insolvency on the part of the Guarantor LP as evidenced by, but not limited to (i) the Guarantor LP being unable, or admitting inability, to pay its debts generally as they fall due; (ii) the Guarantor LP being adjudicated or found bankrupt or insolvent; (iii) proceedings are initiated against the Guarantor LP under any applicable liquidation, winding up, insolvency, bankruptcy, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition or the filing of documents with a court or any registrar for its winding-up, administration or dissolution or the giving notice of the intention to appoint an administrator (whether out of court or otherwise); (iv) a receiver and/or manager, administrative receiver, administrator, trustee or other similar official being appointed (whether out of court or otherwise) in relation to the Guarantor LP or in relation to the whole or any part of its assets, (v) a distress, diligence or execution or other process shall be levied or enforced upon or sued out against the whole or any part of its assets, (vi) the Guarantor LP initiating or consenting to judicial proceedings relating to itself under any applicable liquidation, winding up, insolvency, bankruptcy, composition, reorganisation or other similar laws or (vii) making a conveyance or assignment for the benefit of, or shall enter into any composition with, its creditors generally; or

(f)	an order is made or an effective resolution passed for the liquidation or winding up of the Guarantor LP; or

(g)	if the Guarantor LP ceases or threatens to cease to carry on its business or substantially the whole of its business; or

(h)	a failure to satisfy the Amortization Test on any Calculation Date following an Issuer Event of Default; or

(i)	the Covered Bond Guarantee is not, or is claimed by the Guarantor LP not to be, in full force and effect.

Following the occurrence of a Guarantor LP Event of Default and service of a Guarantor LP Acceleration Notice on the Guarantor LP the Bond Trustee may or shall take such proceedings or steps in accordance with the first and second paragraphs, respectively, of Condition 7.03 and the holders of the Covered Bonds shall have a claim against the Guarantor LP, under the Covered Bond Guarantee, for an amount equal to the Early Redemption Amount together with accrued but unpaid interest and any other amount due under the Covered Bonds (other than additional amounts payable under Condition 8) as provided in the Trust Deed in respect of each Covered Bond.

Enforcement

7.03 The Bond Trustee may at any time, at its discretion and without further notice, take such proceedings against the Issuer and/or the Guarantor LP, as the case may be, and/or any other person as it may think fit to enforce the provisions of the Trust Deed, the Covered Bonds, the Receipts and the Coupons, but it shall not be bound to take any such enforcement proceedings in relation to the Trust Deed, the Covered Bonds, the Receipts or the Coupons or any other Transaction Document unless (i) it shall have been so directed by an Extraordinary Resolution of all the holders of the Covered Bonds of all Series (with the Covered Bonds of all Series taken together as a single Series as described above) or so requested in writing by the holders of not less than 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into euros at the rate specified in the applicable Final Terms as described above) and (ii) it shall have been indemnified and/or secured to its satisfaction.

The Bond Trustee may at any time, at its discretion and without further notice, take such proceedings against the Guarantor LP and/or any other person as it may think fit to enforce the provisions of the Security Agreement and may, at any time after the Security has become enforceable, take such steps as it may think fit to enforce the Security, but it shall not be bound to take any such steps unless (i) it shall have been so directed by an Extraordinary Resolution of all the holders of the Covered Bonds of all Series (with the Covered Bonds of all Series taken together as a single Series as described above) or a request in writing by the holders of not less that 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into euros at the rate specified in the applicable Final Terms as described above); and (ii) it shall have been indemnified and/or secured to its satisfaction.

In exercising any of its powers, trusts, authorities and discretions the Bond Trustee shall, subject to applicable law, only have regard to the interests of the holders of the Covered Bonds of all Series and shall not have regard to the interests of any other Secured Creditors.

No holder of the Covered Bonds, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor LP or to take any action with respect to the Trust Deed, the Covered Bonds, the Receipts, the Coupons, or the Security unless the Bond Trustee, having become bound so to proceed, fails so to do within a reasonable time and such failure shall be continuing. Notwithstanding any other provision of these Conditions, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act, the right of any holder to receive payment of principal and interest on the Covered Bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the holders of the Covered Bonds.

8.	Taxation

8.01 All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Covered Bonds, Receipts and Coupons will be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax or, in the case of Covered Bonds, Receipts or Coupons issued by a branch of the Issuer located outside Canada, the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the interpretation or administration thereof. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the holder after such withholding or deduction shall equal the respective amounts of principal and interest which would have been received in respect of the Covered Bonds, Receipts or Coupons (as the case may be), in the absence of such withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of any Covered Bond, Receipt or Coupon:

(a)
to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Covered Bond, Receipt or Coupon by reason of his having some connection with Canada or the country in which such branch is located otherwise than the mere holding of (but not the enforcement of) such Covered Bond, Receipt or Coupon; or

(b)
to, or to a third party on behalf of, a holder in respect of whom such tax, duty, assessment or governmental charge is required to be withheld or deducted by reason of the holder of a right to receive any payments in respect of a Covered Bond or any owner of a beneficial interest in a Covered Bond, Receipt or Coupon being a person with whom the Issuer is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)); or

(c)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or

(d)
to, or to a third party on behalf of, a holder who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Issuer; or

(e)
presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Covered Bond, Receipt or Coupon to another Paying Agent in a member state of the European Union; or

(f)
presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amount on presenting the same for payment on the thirtieth such day;

(g)
to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Canada or the country in which such branch is located of such holder, if (i) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (ii) the Issuer has given holders at least 30 days’ notice that holders will be required to provide such certification, identification, documentation or other requirement; or

(h)
for or on account of any withholding tax or deduction imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, whether currently in effect or as published and amended from time to time (the “FATCA Withholding Tax Rules”).

8.02 For the purposes of these Terms and Conditions, the “Relevant Date” means, in respect of any Covered Bond, Receipt or Coupon, the date on which payment thereof first become due and payable, or, if the full amount of the moneys payable has not been received by the Issuing and Paying Agent, or as the case may be, the Registrar on or prior to such due date, the date on which, the full amount of such moneys shall have been so received and notice to that effect shall have been duly given to the holders in accordance with Condition 14.

8.03 If the Issuer becomes subject generally at any time to any taxing jurisdiction other than or in addition to Canada or the country in which the relevant Branch of Account is located, references in Condition 6.02 and Condition 8.01 to Canada or the country in which the relevant branch is located shall be read and construed as references to Canada or the country in which such branch is located and/or to such other jurisdiction(s).

8.04 Any reference in these Terms and Conditions to any payment due in respect of the Covered Bonds, Receipts or Coupons shall be deemed to include any additional amounts which may be payable under this Condition 8. Unless the context otherwise requires, any reference in these Terms and Conditions to “principal” shall include any premium payable in respect of a Covered Bond, any Instalment Amount or Final Redemption Amount, any Excess Proceeds which may be payable by the Bond Trustee under or in respect of the Covered Bonds and any other amounts in the nature of principal payable pursuant to these Terms and Conditions and “interest” shall include all amounts payable pursuant to Condition 5 and any other amounts in the nature of interest payable pursuant to these Terms and Conditions.

8.05 Should any payments made by the Guarantor LP under the Covered Bond Guarantee be made subject to any withholding or deduction for or on account of taxes or duties of whatever nature imposed or levied by or on account of Canada, any province or territory, political sub-division thereof or by any authority or agency therein or thereof having power to tax, the Guarantor LP will not be obliged to pay any additional amounts as a consequence.

9.	Payments

Payments – Bearer Covered Bonds

9.01 Conditions 9.02 to 9.07 are applicable in relation to Bearer Covered Bonds.

9.02 Payment of amounts (other than interest) due in respect of Bearer Covered Bonds will be made against presentation and (save in the case of partial payment or payment of an Instalment Amount other than the final Instalment Amount) surrender of the relevant Bearer Covered Bonds at the specified office of any of the Paying Agents.

Payment of Instalment Amounts (other than the final Instalment Amount) in respect of an Instalment Covered Bond which is a Bearer Definitive Covered Bond with Receipts will be made against presentation of the Covered Bond together with the relevant Receipt and surrender of such Receipt.

The Receipts are not and shall not in any circumstances be deemed to be documents of title and if separated from the Covered Bond to which they relate will not represent any obligation of the Issuer. Accordingly, the presentation of a Covered Bond without the relevant Receipt or the presentation of a Receipt without the Covered Bond to which it appertains shall not entitle the Holder to any payment in respect of the relevant Instalment Amount.

9.03 Payment of amounts in respect of interest on Bearer Covered Bonds will be made:

(a)
in the case of a Temporary Global Covered Bond or Permanent Global Covered Bond, against presentation of the relevant Temporary Global Covered Bond or Permanent Global Covered Bond at the specified office of any of the Paying Agents outside (unless Condition 9.04 applies) the United States and, in the case of a Temporary Global Covered Bond, upon due certification as required therein;

(b)
in the case of Bearer Definitive Covered Bonds without Coupons attached thereto at the time of their initial delivery, against presentation of the relevant Bearer Definitive Covered Bonds at the specified office of any of the Paying Agents outside (unless Condition 9.04 applies) the United States; and

(c)
in the case of Bearer Definitive Covered Bonds delivered with Coupons attached thereto at the time of their initial delivery, against surrender of the relevant Coupons or, in the case of interest due otherwise than on an Interest Payment Date, against presentation of the relevant Bearer Definitive Covered Bonds, in either case at the specified office of any of the Paying Agents outside (unless Condition 9.04 applies) the United States.

9.04 Notwithstanding the foregoing (and in relation to payments in U.S. dollars only), payments of amounts due in respect of interest on the Bearer Covered Bonds and exchanges of Talons for Coupon sheets in accordance with Condition 9.07 will not be made at the specified office of any Paying Agent in the United States (as defined in the United States Internal Revenue Code and Regulations thereunder) unless (i) payment in full of amounts due in respect of interest on such Covered Bonds when due or, as the case may be, the exchange of Talons at all the specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (ii) such payment or exchange is permitted by applicable United States law. If clauses (i) and (ii) of the previous sentence apply, the Issuer shall forthwith appoint a further Paying Agent with a specified office in New York City.

9.05 Unless otherwise specified in the applicable Final Terms, if the due date for payment of any amount due in respect of any Bearer Covered Bond is not a Payment Day (as defined in Condition 9.12), then the Holder thereof will not be entitled to payment thereof until the next day which is a Payment Day and no further payment on account of interest or otherwise shall be due in respect of such postponed payment unless there is a subsequent failure to pay in accordance with these Terms and Conditions in which event interest shall continue to accrue as provided in Condition 5.07 or, if appropriate, Condition 5.11.

9.06 Each Bearer Definitive Covered Bond initially delivered with Coupons, Talons or Receipts attached thereto should be presented and, save in the case of partial payment of the Redemption Amount, surrendered for final redemption together with all unmatured Receipts, Coupons and Talons relating thereto, failing which:

(a)
if the applicable Final Terms, specify that this paragraph (a) of Condition 9.06 is applicable (and, in the absence of specification, this paragraph (a) shall apply to Bearer Definitive Covered Bonds which bear interest at a fixed rate or in fixed amounts) the amount of any missing unmatured Coupons (or, in the case of a payment not being made in full, that portion of the amount of such missing Coupon which the Redemption Amount paid bears to the Redemption Amount due) relating to Bearer Definitive Covered Bonds that are Fixed Rate Covered Bonds or bear interest in fixed amounts will be deducted from the amount otherwise payable on such final redemption, the amount so deducted being payable against surrender of the relevant Coupon at the specified office of any of the Paying Agents at any time within two years of the Relevant Date applicable to payment of such Redemption Amount (whether or not the Issuer’s obligation to make payment in respect of such Coupon would otherwise have ceased under Condition 10);

(b)
if the applicable Final Terms specify that this paragraph (b) of Condition 9.06 is applicable (and, in the absence of specification, this paragraph (b) shall apply to Bearer Definitive Covered Bonds which bear interest at a floating rate or rates in variable amounts), all unmatured Coupons relating to such Bearer Definitive Covered Bonds that are Floating Rate Covered Bonds or that bear interest in variable amounts (whether or not such Coupons are surrendered therewith) shall become void and no payment shall be made thereafter in respect of them;

(c)
in the case of Bearer Definitive Covered Bonds initially delivered with Talons attached thereto, all unmatured Talons (whether or not surrendered therewith) shall become void and no exchange for Coupons shall be made thereafter in respect of them; and

(d)
in the case of Bearer Definitive Covered Bonds initially delivered with Receipts attached thereto, all Receipts relating to such Covered Bonds in respect of a payment of an Instalment Amount which (but for such redemption) would have fallen due on a date after such due date for redemption (whether or not surrendered therewith) shall become void and no payment shall be made thereafter in respect of them.

The provisions of paragraph (a) of this Condition 9.06 notwithstanding, if any Bearer Definitive Covered Bonds should be issued with a Final Maturity Date and Rate or Rates of Interest such that, on the presentation for payment of any such Bearer Definitive Covered Bond without any unmatured Coupons attached thereto or surrendered therewith, the amount required by paragraph (a) to be deducted would be greater than the Redemption Amount otherwise due for payment, then, upon the due date for redemption of any such Bearer Definitive Covered Bond, such unmatured Coupons (whether or not attached) shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of paragraph (a) in respect of such Coupons as have not so become void, the amount required by paragraph (a) to be deducted would not be greater than the Redemption Amount otherwise due for payment. Where the application of the foregoing sentence requires some but not all of the unmatured Coupons relating to a Bearer Definitive Covered Bond to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates.

9.07 In relation to Bearer Definitive Covered Bonds initially delivered with Talons attached thereto, on or after the Interest Payment Date of the final Coupon comprised in any Coupon sheet, the Talon comprised in the Coupon sheet may be surrendered at the specified office of any Paying Agent outside (unless Condition 9.04 applies) the United States in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 10 below. Each Talon shall, for the purpose of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relevant Coupon sheet matures.

Payments – Registered Covered Bonds

9.08 Condition 9.09 is applicable in relation to Registered Covered Bonds.

9.09 Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Covered Bond (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Covered Bond at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by electronic transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the register of holders of the Registered Covered Bonds maintained by the Registrar (the “Register”) at the close of business on the third Business Day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. Notwithstanding the previous sentence, if (i) a holder does not have a “Designated Account” or (ii) the principal amount of the Covered Bonds held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a “Designated Bank” and identified as such in the Register and Designated Bank means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the Final Redemption Amount) in respect of each Registered Covered Bond (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the Business Day in the city where the specified office of the Registrar is located on the relevant due date to the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the Register at the close of business on (i) the first Business Day (in relation to Global Covered Bonds); and (ii) the fifteenth day (in relation to Registered Definitive Covered Bonds), whether or not such fifteenth day is a Business Day, before the relevant due date (the “Record Date”) at the holder’s address shown in the Register on the Record Date and at the holder’s risk. Upon application of the holder to the specified office of the Registrar not less than three Business Days in the city where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Covered Bond, the payment may be made by electronic transfer on the due date in the manner provided in the preceding paragraph. Any such application for electronic transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and instalments of principal (other than the final instalment) in respect of the Registered Covered Bonds which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Covered Bond on redemption and the final instalment of principal will be made in the same manner as payment of the principal in respect of such Registered Covered Bond.

Holders of Registered Covered Bonds will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Covered Bond as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Covered Bonds.

All amounts payable to DTC or its nominee as registered holder of a Registered Global Covered Bond in respect of Covered Bonds denominated in a Specified Currency other than U.S. dollars shall be paid by electronic transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for conversion into and payment in U.S. dollars in accordance with the provisions of the Agency Agreement.

None of the Issuer, the Guarantor LP, the Bond Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Covered Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments – General Provisions

9.10 Save as otherwise specified in these Terms and Conditions, Conditions 9.11 to 9.13 are applicable in relation to Bearer Covered Bonds and Registered Covered Bonds.

9.11 Payments of amounts due (whether principal, interest or otherwise) in respect of Covered Bonds will be made in the currency in which such amount is due (a) by cheque or (b) at the option of the payee, by transfer to an account denominated in the relevant currency (or in the case of euro, an account to which euro may be credited or transferred) specified by the payee. In the case of Bearer Covered Bonds, if payments are made by transfer, such payments will only be made by transfer to an account maintained by the payee outside of the United States. In no event will payment of amounts due in respect of Bearer Covered Bonds be made by a cheque mailed to an address in the United States. Payments will, without prejudice to the provisions of Condition 8, be subject in all cases to any applicable fiscal or other laws and regulations.

For the avoidance of doubt, if any withholding is required under the FATCA Withholding Tax Rules, the Issuer will not be required to pay any additional amount under Condition 8 on account of such withholding.

9.12 For the purposes of these Terms and Conditions, “Payment Day” means:

(a)
a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in (1) in the case of Covered Bonds in definitive form only, the place of presentation of the relevant Covered Bond or, as the case may be, Coupon and (2) each Financial Centre specified in the applicable Final Terms; and

(b)
either (1) in the case of any currency other than euro, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation and any Financial Centre(s) specified in the Final Terms) and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland respectively or (2) in the case of payment in euro, a day which is a TARGET2 Business Day.

9.13 No commissions or expenses shall be charged to the Holders of Covered Bonds or Coupons in respect of such payments.

10.	Prescription

10.01 Subject to applicable law, the Issuer’s obligation to pay an amount of principal and interest in respect of Covered Bonds will cease if the Covered Bonds or Coupons, as the case may be, are not presented within two years after the Relevant Date (as defined in Condition 8.02) for payment thereof, or such other length of time as is specified in the Final Terms.

10.02 In relation to Bearer Definitive Covered Bonds initially delivered with Talons attached thereto, there shall not be included in any Coupon sheet issued upon exchange of a Talon any Coupon which would be void pursuant to Condition 9.06 or this Condition 10 or the maturity date or due date for the payment of which would fall after the due date for the redemption of the relevant Covered Bond, or any Talon maturity date of which would fall after the due date for the redemption of the relevant Covered Bond.

11.	The Paying Agents, the Registrar, Transfer Agents, the Calculation Agent and the Exchange Agent

11.01 The initial Paying Agents, the Registrar, the Transfer Agents and the Exchange Agent and their respective initial specified offices are specified below. The Calculation Agent in respect of any Covered Bonds and any additional or other Paying Agents shall be specified in the applicable Final Terms. The Issuer reserves the right, without approval of the Bond Trustee, at any time to vary or terminate the appointment of any Paying Agent (including the Issuing and Paying Agent), any Transfer Agent(s), the Registrar, the Exchange Agent or the Calculation Agent and to appoint additional or other Paying Agents, Transfer Agents or another Registrar, Exchange Agent or Calculation Agent provided that it will at all times maintain (i) an Issuing and Paying Agent, (ii) in the case of Registered Covered Bonds, a Registrar, (iii) following the issuance of Bearer Definitive Covered Bonds, and while any such Bearer Definitive Covered Bonds are outstanding, a Paying Agent (which may be the Issuing and Paying Agent) with a specified office in a continental European city, (iv) a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives, (v) so long as the Covered Bonds are admitted to the Official List and to trading on the London Stock Exchange and/or admitted to listing or trading on any other stock exchange or relevant authority, a Paying Agent (in the case of Bearer Covered Bonds) and a Transfer Agent (in the case of Registered Covered Bonds), which may in either case be the Issuing and Paying Agent, each with a specified office in London and/or in such other place as may be required by the rules of such other stock exchange or other relevant authority, (vi) in the circumstances described in Condition 9.04, a Paying Agent with a specified office in New York City, (vii) a Calculation Agent where required by the Terms and Conditions applicable to any Covered Bonds, and (viii) so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in the United States (in the case of (i), (ii), (iii) and (vii) with a specified office located in such place (if any) as may be required by the Terms and Conditions). The Agents, the Registrar and the Calculation Agent reserve the right at any time to change their respective specified offices to some other specified office in the same metropolitan area. Notice of all changes in the identities or specified offices of any Agent, the Registrar or the Calculation Agent will be given promptly by the Issuer to the Holders in accordance with Condition 14.

11.02 The Agents, the Registrar and the Calculation Agent act solely as agents of the Issuer and, in certain circumstances of the Bond Trustee, and save as provided in the Agency Agreement or any other agreement entered into with respect to its appointment, do not assume any obligations towards or relationship of agency or trust for any Holder of any Covered Bond, Receipt or Coupon and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon it in the Agency Agreement or other agreement entered into with respect to its appointment or incidental thereto.

11.03 Notwithstanding the foregoing, the Issuing and Paying Agent, on behalf of itself and the other Paying Agents, shall have the right to decline to act as the Paying Agent with respect of any Covered Bonds issued pursuant to the Programme that are payable and/or dischargeable by the Issuer by the payment or delivery of securities and/or other property or any combination of cash, securities and/or property whereupon the Issuer or an affiliate thereof shall either (i) act as Paying Agent or (ii) engage another financial institution to act as Paying Agent in respect of such Covered Bonds. The Final Terms relating to such Covered Bonds shall include the relevant details regarding the applicable Paying Agent.

12.	Replacement of Covered Bonds

If any Covered Bond, Receipt or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Paying Agent or any Paying Agent (in the case of Bearer Covered Bonds and Coupons) or of the Registrar or any Transfer Agent (in the case of Registered Covered Bonds) (the “Replacement Agent”), subject to all applicable laws and the requirements of any stock exchange on which the Covered Bonds are listed, upon payment by the claimant of all expenses incurred in connection with such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer and the Replacement Agent may require. Mutilated or defaced Covered Bonds, Receipts and Coupons must be surrendered before replacements will be delivered therefor.

13.	Meetings of Holders of the Covered Bonds, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the holders of the Covered Bonds to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting in respect of any Covered Bonds of any Series for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, or in the event quorum is not present at the initial meeting and notice is provided of any adjournment of such meeting, at such adjourned meeting one or more persons being or representing holders of the Covered Bonds whatever the nominal amount of the Covered Bonds of such Series so held or represented, except that (i) at any meeting the business of which includes the modification of any Series Reserved Matter (as defined below), the quorum shall be one or more persons holding or representing not less than two-thirds of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, or in the event quorum is not present at the initial meeting and notice is provided of any adjournment of such meeting, at such adjourned meeting one or more persons holding or representing not less than one third of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, and (ii) at any meeting the business of which is modification of any Bondholder Reserved Matter (as defined below) each affected holder of a Covered Bond shall consent to such modification and no such modification shall affect any holder of a Covered Bond that does not so consent. An Extraordinary Resolution passed at any meeting of the holders of the Covered Bonds of a Series shall, subject as provided below, be binding on all the holders of the Covered Bonds of such Series, whether or not they are present at the meeting, and on all Receiptholders and Couponholders in respect of such Series of Covered Bonds. Pursuant to the Trust Deed, the Bond Trustee may convene a single meeting of the holders of Covered Bonds of more than one Series if in the opinion of the Bond Trustee there is no conflict between the holders of such Covered Bonds, in which event the provisions of this paragraph shall apply thereto mutatis mutandis.

Notwithstanding the provisions of the immediately preceding paragraph, any Extraordinary Resolution to direct the Bond Trustee to accelerate the Covered Bonds pursuant to Condition 7 or to direct the Bond Trustee to take any enforcement action (a “Programme Resolution”) shall only be capable of being passed at a single meeting of the holders of the Covered Bonds of all Series then outstanding. Any such meeting to consider a Programme Resolution may be convened by the Issuer, the Guarantor LP or the Bond Trustee or by holders of the Covered Bonds of any Series. The quorum at any such meeting for passing a Programme Resolution is one or more persons holding or representing at least a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series for the time being outstanding or at any adjourned such meeting, at such adjourned meeting one or more persons holding or representing Covered Bonds whatever the nominal amount of the Covered Bonds of any Series so held or represented. A Programme Resolution passed at any meeting of the holders of the Covered Bonds of all Series shall be binding on all holders of the Covered Bonds of all Series, whether or not they are present at the meeting, and on all related Receiptholders and Couponholders in respect of such Series of Covered Bonds.

In connection with any meeting of the holders of Covered Bonds of more than one Series the Covered Bonds of any Series not denominated in euros shall be converted into euros at the Euro Conversion Rate specified in the applicable Final Terms.

The Bond Trustee, the Guarantor LP and the Issuer may also agree, without the consent of the holders of the Covered Bonds, Receiptholders or Couponholders of any Series and without the consent of the other Secured Creditors (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter), to:

(a)
any modification of the Covered Bonds of one or more Series, the related Receipts and/or Coupons or any Transaction Document provided that in the opinion of the Bond Trustee such modification is not materially prejudicial to the interests of any of the holders of the Covered Bonds of any Series; or

(b)
any modification of the Covered Bonds of any one or more Series, the related Receipts and/or Coupons or any Transaction Document which is of a formal, minor or technical nature or is in the opinion of the Bond Trustee made to correct a manifest or proven error or to comply with mandatory provisions of law.

The Bond Trustee (without the consent of the holders of the Covered Bonds of any Series, the related Cuponholders) or the holders of Covered Bonds by Extraordinary Resolution (without the consent of the Bond Trustee), may also agree to (i) the waiver or authorization of any breach or proposed breach of any of the provisions of the Covered Bonds of any Series, or determine, without any such consent as described above, that any Issuer Event of Default or Guarantor LP Event of Default or Potential Issuer Event of Default or Potential Guarantor LP Event of Default shall not be treated as such, or (ii) any amendment or modification to increase the maximum Asset Percentage (as the same may be adjusted in accordance with this Condition 13), provided that, in any such case, it is not, in the opinion of the Bond Trustee, materially prejudicial to the interests of any of the holders of the Covered Bonds of any Series. Notwithstanding any other provisions of these Conditions, the right of any holder of a Covered Bond to receive payment of principal and interest on the Covered Bond, on or after the respective due dates expressed in the Covered Bond, or to bring suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of the holder of the Covered Bond.

Any such modification, waiver, authorization or determination shall be binding on all holders of the Covered Bonds of all Series of Covered Bonds for the time being outstanding, the related Receiptholders and the Couponholders and the other Secured Creditors, provided that the right of any holder of a Covered Bond to receive payment of principal and interest on the Covered Bond, on or after the respective due date expressed in the Covered Bond, or to bring suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of the holder of the Covered Bond, and unless the Bond Trustee otherwise agrees, any such modification shall be notified by the Issuer to the holders of the Covered Bonds of all Series of Covered Bonds for the time being outstanding and the other Secured Creditors in accordance with the relevant terms and conditions as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorization or determination), the Bond Trustee shall have regard to the general interests of the holders of the Covered Bonds of each Series as a class (but shall not have regard to any interests arising from circumstances particular to individual holders of the Covered Bonds, Receiptholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual holders of the Covered Bonds, the related Receiptholders, Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Bond Trustee shall not be entitled to require, nor shall any holder of the Covered Bonds, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor LP, the Bond Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual holders of the Covered Bonds, Receiptholders and/or Couponholders, except to the extent already provided for in Condition 8 and/or in any undertaking or covenant given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

For the purposes of these Terms and Conditions:

“Bondholder Reserved Matter” means in relation to a Covered Bond: (i) the reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of such Covered Bond; and (ii) any change to the definition of Bondholder Reserved Matter;

“Potential Issuer Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Issuer Event of Default;

“Potential Guarantor LP Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute a Guarantor LP Event of Default; and

“Series Reserved Matter” in relation to Covered Bonds of a Series means: (i) reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of the Covered Bonds; (ii) subject to any applicable redenomination provisions specified in the applicable Final Terms, alteration of the currency in which payments under the Covered Bonds, Receipts and Coupons are to be made; (iii) alteration of the majority required to pass an Extraordinary Resolution; (iv) any amendment to the Covered Bond Guarantee or the Security Agreement (except in a manner determined by the Bond Trustee not to be materially prejudicial to the interests of the holders of the Covered Bonds of any Series); (v) except in accordance with Condition 13, the sanctioning of any such scheme or proposal for the exchange or sale of the Covered Bonds for or the conversion of the Covered Bonds into, or the cancellation of the Covered Bonds in consideration of, shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as described above and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the holders of the Covered Bonds to execute an instrument of transfer of the Registered Covered Bonds held by them in favour of the persons with or to whom the Covered Bonds are to be exchanged or sold respectively; and (vi) alteration of specific sections of the Trust Deed relating to quorum and procedure for meetings of holders of Covered Bonds.

14.	Notices

To Holders of Bearer Definitive Covered Bonds

14.01 Notices to Holders of Bearer Definitive Covered Bonds will be deemed to be validly given if published in a leading daily newspaper having general circulation in London (which is expected to be the Financial Times). The Issuer shall also ensure that notices are duly published in compliance with the requirements of each stock exchange or any other relevant authority on which the Covered Bonds are listed. Any notice so given will be deemed to have been validly given on the date of first such publication (or, if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Holders of Coupons will be deemed for all purposes to have notice of the contents of any notice given to Holders of Bearer Covered Bonds in accordance with this Condition.

To Holders of Registered Definitive Covered Bonds

14.02 Notices to Holders of Registered Definitive Covered Bonds, save where another means of effective communication has been specified herein or in the Final Terms, will be deemed to be validly given if sent by first class mail (or equivalent) or, if posted to an overseas address, by air mail to them (or, in the case of joint Holders, to the first-named in the register kept by the Registrar) at their respective addresses as recorded in the register kept by the Registrar, and will be deemed to have been validly given on the fourth weekday after the date of such mailing or, if posted from another country, on the fifth such day. The Issuer shall also ensure that notices are duly published in compliance with the requirements of each stock exchange or any other relevant authority on which the Covered Bonds are listed.

To Issuer

14.03 Notices to be given by any holder of Covered Bonds shall be in writing and given by lodging the same, together with the relevant Covered Bond or Covered Bonds, with the Issuing and Paying Agent or the Registrar, as the case may be. While any of the Covered Bonds are represented by a Global Covered Bond, such notice may be given by any accountholder to the Issuing and Paying Agent through Euroclear and/or Clearstream, as the case may be, in such manner as the Issuing and Paying Agent or the Registrar and Euroclear and/or Clearstream, as the case may be, may approve for this purpose.

Global Covered Bonds

14.04 So long as the Covered Bonds are represented in their entirety by any Global Covered Bonds held on behalf of DTC, CDS, Euroclear and/or Clearstream, there may be substituted for publication in newspaper(s) (in accordance with Condition 14.01) the delivery of the relevant notice to DTC, CDS, Euroclear and/or Clearstream for communication by them to the holders of the Covered Bonds and, in addition, for so long as any Covered Bonds are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of the stock exchange, or as the case may be, other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or, as the case may be, or any other relevant authority. Any such notice shall be deemed to have been given to the holders of the Covered Bonds on the day on which the said notice was given to DTC, CDS, Euroclear and/or Clearstream.

15.	Further Issues

The Issuer may from time to time, without the consent of the Holders of any Covered Bonds or Coupons, create and issue further Covered Bonds having the same terms and conditions as such Covered Bonds in all respects (or in all respects except for the first payment of interest, if any, on them and/or the Specified Denomination thereof) so as to form a single series with the Covered Bonds of any particular Series.

16.	Currency Indemnity

The currency in which the Covered Bonds are denominated or, if different, payable, as specified in the Final Terms (the “Contractual Currency”), is the sole currency of account and payment for all sums payable by the Issuer in respect of the Covered Bonds, including damages. Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgement or order of a court of any jurisdiction or otherwise) by any Holder of a Covered Bond or Coupon in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the amount in the Contractual Currency which such Holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first day on which it is practicable to do so). If that amount is less than the amount in the Contractual Currency expressed to be due to any Holder of a Covered Bond or Coupon in respect of such Covered Bond or Coupon the Issuer shall indemnify such Holder against any loss sustained by such Holder as a result. In any event, the Issuer shall indemnify each such Holder against any cost of making such purchase which is reasonably incurred. These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Covered Bond or Coupon and shall continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due in respect of the Covered Bonds or any judgement or order. Any such loss shall be deemed to constitute a loss suffered by the relevant Holder of a Covered Bond or Coupon and no proof or evidence of any actual loss will be required by the Issuer.

17.	Waiver and Remedies

No failure to exercise, and no delay in exercising, on the part of the Holder of any Covered Bond, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

18.	Branch of Account

18.01 For the purposes of the Bank Act (Canada) the branch of account of the Bank set out in the applicable Final Terms shall be the branch of account (the “Branch of Account”). If not specified in the applicable Final Terms, the Branch of Account will be the main branch of the Bank in Toronto. Covered Bonds, irrespective of the Branch of Account specified in the applicable Final Terms, are obligations of the Bank.

18.02 This Covered Bond will be paid without the necessity of first being presented for payment at the Branch of Account.

18.03 If the Branch of Account is not in Canada, the Bank may change the Branch of Account for the deposits evidenced by this Covered Bond, upon not less than seven days’ prior notice to its Holder given in accordance with Condition 14 and upon and subject to the following terms and conditions:

(a)	if this Covered Bond is denominated in Yen, the Branch of Account shall not be in Japan;

(b)
the Issuer shall indemnify and hold harmless the holders of the Covered Bonds, Coupons and Receipts relating thereto against any tax, duty, assessment or governmental charge which is imposed or levied upon such Holder as a consequence of such change, and shall pay the reasonable costs and expenses of the Issuing and Paying Agent in connection with such change; and

(c)
notwithstanding (b) above, no change of the Branch of Account may be made unless immediately after giving effect to such change (a) no Issuer Event of Default, Guarantor LP Event of Default, Potential Issuer Event of Default or Potential Guarantor LP Event of Default shall have occurred and be continuing and (b) payments of principal, interest or other amounts on Covered Bonds of this Series, Coupons and Receipts relating thereto to Holders thereof (other than Excluded Holders, as hereinafter defined) shall not, in the opinion of counsel to the Issuer, be subject to any taxes, as hereinafter defined, to which they would not have been subject had such change not taken place. For the purposes of this section, an “Excluded Holder” means a Holder of a Covered Bond of this Series, Coupons or Receipts relating thereto who is subject to taxes by reason of its having some connection with the Relevant Jurisdiction other than the mere holding of a Covered Bond of this Series, Coupon or Receipts as a non-resident of such Relevant Jurisdiction. “Relevant Jurisdiction” means Canada, its provinces or territories and the jurisdiction in which the new Branch of Account is located, and “taxes” means any tax, duty, assessment or other governmental charge imposed or levied in respect of the payment of the principal of the Covered Bonds of this Series or interest thereon for or on behalf of a Relevant Jurisdiction or any authority therein or thereof having power to tax.

19.	Substitution

Subject as provided in the Trust Deed, the Bond Trustee, if it is satisfied that to do so would not be materially prejudicial to the interests of the holders of the Covered Bonds, may agree, without the consent of the holders of the Covered Bonds, Receiptholders or Couponholders, to the substitution of a Subsidiary of the Issuer in place of the Issuer as principal debtor under the Covered Bonds and the Trust Deed, provided that the obligations of such Subsidiary in respect of the Covered Bonds and the Trust Deed shall be guaranteed by the Issuer in such form as the Bond Trustee may require.

Any substitution pursuant to this Condition 19 shall be binding on the holders of the Covered Bonds, the Receiptholders and the Couponholders and, unless the Bond Trustee agrees otherwise, shall be notified to the holders of the Covered Bonds as soon as practicable thereafter in accordance with Condition 14.

It shall be a condition of any substitution pursuant to this Condition 19 that the Covered Bond Guarantee shall remain in place or be modified to apply mutatis mutandis and continue in full force and effect in relation to any Subsidiary of the Issuer which is proposed to be substituted for the Issuer as principal debtor under the Covered Bonds and the Trust Deed.

20.	Rating Agency Confirmation

If Rating Agency Confirmation or some other response by a Rating Agency is a condition to any action or step under any Transaction Document or is otherwise required and a written request for such Rating Agency Confirmation or response is delivered to that Rating Agency by any of the Issuer, the Guarantor LP and/or the Bond Trustee, as applicable (each a “Requesting Party”), and the Rating Agency indicates that it does not consider such confirmation or response necessary in the circumstances the Requesting Party shall be entitled to treat Rating Agency Confirmation from such Rating Agency, as not required, for the action or step. For the purposes of this Condition 20 “Rating Agency Confirmation” means with respect to any relevant event or matter confirmation in writing from the Rating Agencies that the then current ratings of the Covered Bonds by the Rating Agencies will not be adversely affected by or withdrawn as a result of the occurrence of such event or matter.

21.	Indemnification of Bond Trustee and Bond Trustee contracting with the Issuer and/or the Guarantor LP

If, in connection with the exercise of its powers, trusts, authorities or discretions, in accordance with the terms of the Transaction Documents, the Bond Trustee is of the opinion that the interests of the holders of the Covered Bonds of any one or more Series would be materially prejudiced thereby, the Bond Trustee shall not exercise such power, trust, authority or discretion without the approval by Extraordinary Resolution of such holders of the relevant Series of Covered Bonds then outstanding or by a direction in writing of such holders of the Covered Bonds of at least 25 per cent. of the Principal Amount Outstanding of Covered Bonds of the relevant Series then outstanding.

The Trust Deed and the Security Agreement contain provisions for the indemnification of the Bond Trustee and for relief from responsibility, including provisions relieving the Bond Trustee from taking any action unless indemnified and/or secured to the satisfaction of the Bond Trustee.

The Trust Deed and the Security Agreement also contain provisions pursuant to which the Bond Trustee is entitled, among other things: (i) to enter into business transactions with the Issuer, the Guarantor LP and/or any of their respective Subsidiaries and affiliates and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, the Guarantor LP and/or any of their respective Subsidiaries and affiliates; (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the holders of the Covered Bonds, Receiptholders or Couponholders or the other Secured Creditors; and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the Bond Trustee. The Bond Trustee will not be responsible for: (i) supervising the performance by the Issuer or any other party to the Transaction Documents of their respective obligations under the Transaction Documents and the Bond Trustee will be entitled to assume, until it has written notice to the contrary, that all such persons are properly performing their duties; (ii) considering the basis on which approvals or consents are granted by the Issuer or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Covered Bond Portfolio, including, without limitation, whether the Covered Bond Portfolio is in compliance with the Asset Coverage Test or the Amortization Test; or (iv) monitoring whether Loans and their Related Security satisfy the Eligibility Criteria. The Bond Trustee will not be liable to any holder of the Covered Bonds or other Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by reasonable and prudent institutional mortgage lenders in the Seller’s market in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.

22.	Law and Jurisdiction

The Trust Deed, Agency Agreement, the Covered Bonds and Receipts, Coupons and Talons related thereto and the other Transaction Documents, except as specified therein, are governed by and shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SCHEDULE 2
FORMS OF GLOBAL AND BEARER DEFINITIVE COVERED BONDS, RECEIPTS, COUPONS AND TALONS

PART 1
FORM OF TEMPORARY GLOBAL COVERED BOND

THIS NOTE DOES NOT CONSTITUTE A DEPOSIT THAT IS INSURED UNDER THE CANADA DEPOSIT INSURANCE CORPORATION ACT.

LE PRÉSENT DOCUMENT NE CONSTITUE PAS UN DÉPÔT ASSURÉ
EN VERTU DE LA LOI SUR LA SOCIÉTÉ D’ASSURANCE - DÉPÔTS DU CANADA.

Series Number: [ ]

Serial Number: [ ]

Tranche Number: [ ]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]*

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

TEMPORARY GLOBAL COVERED BOND

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

This Covered Bond is a Temporary Global Covered Bond in respect of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Aggregate Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Covered Bonds (the “Pricing Supplement”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 to the Trust Deed (as defined below) as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

________________________

*           Delete where the original maturity of the Bonds is 1 year or less.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Ageement) shall bear the same meanings when used in this Global Covered Bond.

This Global Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed dated as of August 1, 2014 (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada as Bond Trustee for, inter alios, the holders of the Covered Bonds.

For value received, the Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to (i) pay to the bearer hereof on each Instalment Date (if the Covered Bonds are repayable in instalments) and on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, and (ii) perform all, if any, delivery obligations to be assumed or incurred by it under the Conditions when due, in each case upon presentation and, at maturity, surrender of this Global Covered Bond at the specified office of the Issuing and Paying Agent at The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Covered Bonds.

If the Pricing Supplement indicates that this Global Covered Bond is intended to be a new Global Covered Bond, the nominal amount of Covered Bonds represented by this Global Covered Bond shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”. and together with Euroclear or any further or alternative clearing system so specified in the applicable Pricing Supplement, the “relevant Clearing Systems” and each a “Relevant Clearing System” provided that in the case of a New Global Covered Bond, it shall mean Euroclear and Clearstream only).  The records of the relevant Clearing Systems (which expression in this Global Covered Bond means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Global Covered Bonds) shall be conclusive evidence of the nominal amount of Global Covered Bonds represented by this Global Covered Bond and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Covered Bonds represented by this Global Covered Bond at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Covered Bond is not intended to be a New Global Covered Bond, the nominal amount of the Covered Bonds represented by this Global Covered Bond shall be the amounts stated in the applicable Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Global Covered Bond the Issuer shall procure that:

(i)
if the Pricing Supplement indicates that this Global Covered Bond is intended to be a New Global Covered Bond, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Covered Bonds recorded in the records of the relevant Clearing Systems and represented by this Global Covered Bond shall be reduced by the aggregate nominal amount of the Covered Bonds so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)
if the Pricing Supplement indicate that this Global Covered Bond is intended to be a New Global Covered Bond, details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment, purchase and cancellation the Principal Amount Outstanding of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Issuing and Paying Agent by any relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Covered Bonds represented by this Global Covered Bond (as shown by its records) a certificate of non-U.S. beneficial ownership in the form required by it.  The bearer of this Global Covered Bond will not (unless upon due presentation of this Global Covered Bond for exchange, delivery of the appropriate number of Definitive Covered Bonds (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Covered Bond is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date, this Global Covered Bond may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either (a) Bearer Definitive Covered Bonds and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Bearer Definitive Covered Bonds and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Bearer Definitive Covered Bonds) or (b) either (if the Pricing Supplement indicate that this Global Covered Bond is intended to be a New Global Covered Bond) interests records of the relevant Clearing Systems in a Permanent Global Covered Bond or (if the Pricing Supplement indicate that this is not intended to be a New Global Covered Bond) a Permanent Global Covered Bond, which, in either case, is in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream acting on the instructions of any holder of an interest in this Global Covered Bond and subject, in the case of Bearer Definitive Covered Bonds, to such notice period as is specified in the Pricing Supplement.

If Bearer Definitive Covered Bonds and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Covered Bonds represented for the time being by the Permanent Global Covered Bond, then this Global Covered Bond may only thereafter be exchanged for Bearer Definitive Covered Bonds and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof.

Presentation of this Global Covered Bond for exchange shall be made by the bearer hereof on any Business Day in London at the office of the Issuing and Paying Agent specified above.  The Issuer shall procure that Bearer Definitive Covered Bonds or (as the case may be) the Permanent Global Covered Bond shall be so issued and delivered (in the case of the Permanent Global Covered Bond where the Pricing Supplement indicate that this Global Covered Bond is intended to be a New Global Covered Bond) interests in the Permanent Global Covered Bond shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Covered Bond in respect of which there shall have been presented to the Issuing and Paying Agent by any relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Covered Bonds represented by this Global Covered Bond (as shown by its records) a certificate of non-U.S. beneficial ownership in the form required by it.

On an exchange of the whole of this Global Covered Bond, this Global Covered Bond shall be surrendered to the Issuing and Paying Agent.  The Issuer shall procure that:

(i)
if the Pricing Supplement indicates that this Global Covered Bond is intended to be a New Global Covered Bond, on an exchange of the whole or part only of this Global Covered Bond, details of such exchange shall be entered pro rata in the records of the relevant Clearing Ststems such that the nominal amount of Covered Bonds represented by this Global Covered Bond shall be reduced by the nominal amount of this Global Covered Bond so exchanged; or

(ii)
if the Pricing Supplement indicates that this Global Covered Bond is not intended to be a New Global Covered Bond, on an exchange of part only of this Global Covered Bond, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of this Global Covered Bond so exchanged.  On any exchange of this Global Covered Bond for a Permanent Global Covered Bond, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Covered Bond and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Covered Bond as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Bearer Definitive Covered Bonds and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent and any other Paying Agent as the holder of such principal amount of such Covered Bonds for all purposes other than with respect to the payment of principal and interest on such principal amount of such Covered Bonds, the right to which shall be vested, as against the Issuer and the Guarantor LP, solely in the bearer of this Global Covered Bond in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Global Covered Bond is governed by, and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

This Global Covered Bond shall not be valid unless authenticated by The Bank of New York Mellon, London Branch, as Issuing and Paying Agent and, if the Pricing Supplement indicates that this Global Covered Bond is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Covered Bond to be signed manually or in facsimile by persons duly authorized on its behalf.

Issued as of [         ].

Royal Bank of Canada

By:	By:
Duly Authorized
Duly Authorized

Authenticated by

The Bank of New York Mellon, London Branch

as Issuing and Paying Agent without recourse, warranty or liability.

By:           _______________________________
Authorized Officer

Effectuated without recourse,
warranty or liability

_______________________________________

as Common Safekeeper

By:           _______________________________

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer
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*	Schedule One should only be completed where the Pricing Supplement indicate that this Global Covered Bond is intended to be a New Global Covered Bond.

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PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining Principal Amount Outstanding of this Global Covered Bond following such payment†	Confirmation of payment by or on behalf of the Issuer
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†           See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid (whether in cash or by delivery of assets)	Remaining Principal Amount Outstanding of this Global Covered Bond following such redemption‡	Confirmation of payment by or on behalf of the Issuer
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‡           See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of the Principal Amount Outstanding of this Global Covered Bond purchased and cancelled	Remaining Principal Amount Outstanding of this Global Covered Bond following such redemption§	Confirmation of purchase and cancellation by or on behalf of the Issuer
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§           See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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Schedule Two*

EXCHANGES

FOR BEARER DEFINITIVE COVERED BONDS OR PERMANENT GLOBAL COVERED BOND

The following exchanges of a part of this Global Covered Bond for Bearer Definitive Covered Bonds or a part of a Permanent Global Covered Bond have been made:

Date made	Principal Amount Outstanding of this Global Covered Bond exchanged for Definitive Covered Bonds or a part of a Permanent Global Covered Bond	Remaining Principal Amount Outstanding of this Global Covered Bond following such exchange**	Notation made by or on behalf of the Issuer
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*	Schedule Two should only be completed where the Pricing Supplement indicate that this Global Covered Bond is intended to be a New Global Covered Bond.

**	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

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PART 2

FORM OF PERMANENT GLOBAL COVERED BOND

THIS NOTE DOES NOT CONSTITUTE A DEPOSIT THAT IS INSURED UNDER THE CANADA DEPOSIT INSURANCE CORPORATION ACT.

LE PRÉSENT DOCUMENT NE CONSTITUE PAS UN DÉPÔT ASSURÉ
EN VERTU DE LA LOI SUR LA SOCIÉTÉ D’ASSURANCE - DÉPÔTS DU CANADA.

Series Number: [ ]

Serial Number: [ ]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]‡‡

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

PERMANENT GLOBAL COVERED BOND

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

This Covered Bond is a Permanent Global Covered Bond in respect of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Aggregate Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Covered Bonds (the “Pricing Supplement”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 to the Trust Deed (as defined below) as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Agreement) shall bear the same meanings when used in this Global Covered Bond.

This Global Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed dated as of August 1, 2014 (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

††           Delete where the original maturity of the Covered Bonds is 1 year or less.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to (i) pay to the bearer hereof on each Instalment Date (if the Covered Bonds are repayable in instalments) and on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, and (ii) perform all, if any, delivery obligations to be assumed or incurred by it under the Conditions, in each case upon presentation and, at maturity, surrender of this Global Covered Bond at the specified office of the Issuing and Paying Agent at The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Covered Bonds.

If the Pricing Supplement indicates that this Global Covered Bond is intended to be a new Global Covered Bond, the nominal amount of Covered Bonds represented by this Global Covered Bond shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”. and together with Euroclear or any further or alternative clearing system so specified in the applicable Pricing Supplement, the “relevant Clearing Systems” and each a “Relevant Clearing System” provided that in the case of a New Global Covered Bond, it shall mean Euroclear and Clearstream only).  The records of the relevant Clearing Systems (which expression in this Global Covered Bond means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Global Covered Bonds) shall be conclusive evidence of the nominal amount of Global Covered Bonds represented by this Global Covered Bond and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Covered Bonds represented by this Global Covered Bond at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Covered Bond is not intended to be a New Global Covered Bond, the nominal amount of the Covered Bonds represented by this Global Covered Bond shall be the amounts stated in the applicable Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Global Covered Bond the Issuer shall procure that:

(i)
if the Pricing Supplement indicates that this Global Covered Bond is intended to be a New Global Covered Bond, on an exchange of the whole or part only of this Global Covered Bond, details of such exchange shall be entered pro rata in the records of the relevant Clearing Ststems such that the nominal amount of Covered Bonds represented by this Global Covered Bond shall be reduced by the nominal amount of this Global Covered Bond so exchanged; or

(ii)
details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment.

Where TEFRA D is specified in the applicable Pricing Supplement, the Covered Bonds will initially have been represented by one or more Temporary Global Covered Bonds.  On any exchange of any such Temporary Global Covered Bond issued in respect of the Covered Bonds or any part of it for this Global Covered Bond or any part hereof, the Issuer shall procure that:

(i)
if the Pricing Supplement indicates that this Global Covered Bond is intended to be a New Global Covered Bond, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Covered Bonds represented by this Global Covered Bond shall be increased by the nominal amount of the Temporary Global Covered Bond so exchanged; or

(ii)
if the Pricing Supplement indicates that this Global Covered Bond is not intended to be a New Global Covered Bond, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the Principal Amount Outstanding of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be increased by the nominal amount of the Temporary Global Covered Bond so exchanged.

In certain circumstances further Covered Bonds may be issued which are intended on issue to be consolidated and form a single Series with the Covered Bonds. In such circumstances the Issuer shall procure that:

(i)
if the applicable Pricing Supplement indicates that this Permanent Global Covered Bond is intended to be a New Global Covered Bond, details of such further Covered Bonds may be entered in the records of the relevant Clearing Systems such that the principal amount of Covered Bonds represented by this Permanent Global Covered Bond may be increased by the amount of such further Covered Bonds so issued; or

(ii)
if the applicable Pricing Supplement indicates that this Permanent Global Covered Bond is not intended to be a New Global Covered Bond, details of such further Covered Bonds may be entered by or on behalf of the Issuer in Schedule Two hereto and the recording of such exchange or the issue of an additional Tranche shall be signed by or on behalf of the Issuer, whereupon the principal amount of the Covered Bonds represented by this Permanent Global Covered Bond shall be increased by the principal amount of any such Temporary Global Covered Bond so exchanged or any new Tranche so issued.

This Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Bearer Definitive Covered Bonds and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Bearer Definitive Covered Bonds and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Bearer Covered Bonds) either, as specified in the applicable Pricing Supplement:

(i)           upon not less than 60 days’ written notice being given to the Issuing and Paying Agent by Euroclear Bank and/or Clearstream acting on the instructions of any holder of an interest in this Global Covered Bond); or

(ii)          upon the occurrence of an Exchange Event.

An “Exchange Event” means:

1.           the Issuer has been notified that both Euroclear and Clearstream have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

2.           the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Covered Bonds in definitive form and a certificate to such effect from two Authorized Signatories of the Issuer has been given to the Bond Trustee.

If this Global Covered Bond is exchangeable following the occurrence of an Exchange Event:

the Issuer will promptly give notice to Covered Bondholders in accordance with Condition 14 (Notices) upon the occurrence of such Exchange Event; and

Euroclear and/or Clearstream (acting on the instructions of any holder of an interest in this Global Covered Bond) may give notice to the Issuing and Paying Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Issuing and Paying Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Bearer Definitive Covered Bonds for the Principal Amount Outstanding of Covered Bonds represented by this Global Covered Bond.

Any such exchange as aforesaid will be made upon presentation of this Global Covered Bond by the bearer hereof on any Business Day in London at the office of the Issuing and Paying Agent specified above.

The aggregate Principal Amount Outstanding of Bearer Definitive Covered Bonds issued upon an exchange of this Global Covered Bond will be equal to the aggregate Principal Amount Outstanding of this Global Covered Bond.  Upon exchange of this Global Covered Bond for Bearer Definitive Covered Bonds, the Issuing and Paying Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Covered Bond as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Bearer Definitive Covered Bonds and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent and any other Paying Agent as the holder of such principal amount of such Covered Bonds for all purposes other than with respect to the payment of principal and interest on such principal amount of such Covered Bonds, the right to which shall be vested, as against the Issuer and the Guarantor LP, solely in the bearer of this Global Covered Bond in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Global Covered Bond is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

This Global Covered Bond shall not be valid unless authenticated by The Bank of New York Mellon, London Branch, as Issuing and Paying Agent and, if the Pricing Supplement indicate that this Global Covered Bond is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Covered Bond to be signed manually or in facsimile by persons duly authorized on its behalf.

Issued as of [         ].

Royal Bank of Canada

By:		By:
	Duly Authorized		Duly Authorized

Authenticated by

The Bank of New York Mellon, London Branch

as Issuing and Paying Agent without recourse, warranty or liability.

By:         _______________________________
Authorized Officer

Effectuated without recourse,
warranty or liability by

_______________________________________

as Common Safekeeper

By:           _______________________________

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer
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*           Schedule One should only be completed where the Pricing Supplement indicate that the Global Covered Bond is not intended to be a New Global Covered Bond

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PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining Principal Amount Outstanding of this Global Covered Bond following such payment‡‡	Confirmation of payment by or on behalf of the Issuer
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‡‡           See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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  PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid (whether in cash or by delivery of assets)	Remaining Principal Amount Outstanding of this Global Covered Bond following such redemption§§	Confirmation of payment by or on behalf of the Issuer
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§§           See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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  PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of the Principal Amount Outstanding of this Global Covered Bond purchased and cancelled	Remaining Principal Amount Outstanding of this Global Covered Bond following such redemption***	Confirmation of purchase and cancellation by or on behalf of the Issuer
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***           See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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Schedule Two*

EXCHANGES AND NEW TRANCHES

The following exchanges of a part of this Global Covered Bond for Bearer Definitive Covered Bonds or issues of additional Tranches not originally represented by a Temporary Global Covered Bond (“New Issues”) a part of a Permanent Global Covered Bond have been made:

Date made	Principal Amount Outstanding of this Global Covered Bond exchanged for Definitive Covered Bonds or Prepaid Amount of New Issues	Remaining Principal Amount Outstanding of this Global Covered Bond following such exchange or New Issues†††	Notation made by or on behalf of the Issuer
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*	Schedule Two should only be completed where the Pricing Supplement indicate that the Global Covered Bond is not intended to be a New Global Covered Bond

†††	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

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PART 3
FORM OF BEARER DEFINITIVE COVERED BOND

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]‡‡‡

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

This Covered Bond is one of a Series of Covered Bonds of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Covered Bonds”).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the relevant information appearing in the Final Terms (the “Pricing Supplement”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Agreement) shall bear the same meanings when used in this Covered Bond.

This Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed dated as of August 1, 2014 (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Final Maturity Date or on such earlier date as this Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Covered Bond and to pay interest (if any) on the Principal Amount Outstanding of this Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

‡‡‡           Delete where the original maturity of the Covered Bonds is 1 year or less.

This Covered Bond shall not be valid unless authenticated by The Bank of New York Mellon, London Branch, as Issuing and Paying Agent.

IN WITNESS whereof this Covered Bond has been executed on behalf of the Issuer.

Issued as of [         ].

Royal Bank of Canada

By:		By:
	Duly Authorized		Duly Authorized

Authenticated by

The Bank of New York Mellon, London Branch

as Issuing and Paying Agent without recourse, warranty or liability.

By:         _______________________________
Authorized Officer

[CONDITIONS]

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the Relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

[At the foot of the Conditions:]

ISSUING AND PAYING AGENT

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom

and/or such other or further Issuing and Paying Agent or Paying Agent and/or specified offices as may from time to time be duly appointed by the Issuer and the Guarantor LP and notice of which has been given to the Covered Bondholders.

PRICING SUPPLEMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing Supplement relating to the Covered Bonds]

PART 4
FORM OF RECEIPT

[Face of Receipt]

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

Series No. [      ]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]§§§

Receipt for the sum of [      ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Covered Bond to which this Receipt appertains (the “Conditions”) on [      ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Covered Bond) and is payable at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Covered Bondholders).

This Receipt must be presented for payment together with the Covered Bond to which it appertains.  The Issuer shall have no obligation in respect of any Receipt presented without the Covered Bond to which it appertains or any unmatured Receipts.

§§§         Delete where the original maturity of the Covered Bonds is 1 year or less.

PART 5
FORM OF COUPON

[Face of Coupon]

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

Series No. [      ]

[Coupon appertaining to a Covered Bond in the denomination of [Specified Currency and Specified Denomination]].****

Part A
[For Fixed Rate Covered Bonds:
This Coupon is payable to bearer, separately negotiable and subject to the Conditions of the said Covered Bonds.	Coupon for [ ] due on [ ], [ ]]

****       Delete where the Covered Bonds are all of the same denomination.

Part B

[For Floating Rate Covered Bonds or Index Linked Interest Covered Bonds:

Coupon for the amount due in accordance with the Conditions endorsed on, attached to or incorporated by reference into the said Covered Bonds on [the Interest Payment Date falling in [   ] [   ]/[   ]].

This Coupon is payable to bearer, separately negotiable and subject to such Conditions, under which it may become void before its due date.]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]††††

††††       Delete where the original maturity of the Covered Bonds is 1 year or less.

PART 6
FORM OF TALON

[Face of Talon]

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

Series No. [      ]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]‡‡‡‡

[Talon appertaining to a Covered Bond in the denomination of [Specified Currency and Specified Denomination]]§§§§

On and after [      ] further Coupons [and a further Talon]*****3 appertaining to the Covered Bond to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Covered Bondholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Conditions endorsed on the Covered Bond to which this Talon appertains.

‡‡‡‡	Delete where the original maturity of the Covered Bonds is 1 year or less.

§§§§	Delete where the Covered Bonds are all of the same denomination.

*****	Not required on last Coupon sheet.

[Reverse of Receipts, Coupons and Talons]

ISSUING AND PAYING AGENT

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom

and/or such other or further Issuing and Paying Agent or Paying Agent and/or specified offices as may from time to time be duly appointed by the Issuer and the Guarantor LP and notice of which has been given to the Covered Bondholders.

SCHEDULE 3
FORMS OF REGISTERED GLOBAL AND DEFINITIVE COVERED BONDS

PART 1
FORM OF REGULATION S GLOBAL COVERED BOND

Series Number:	CUSIP:
Common Code:
ISIN No.:
Certificate No.:
Serial Number:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) OTHERWISE PURSUANT TO THE SECURITIES ACT OR AN EXEMPTION THEREFROM, SUBJECT TO RECEIPT BY THE ISSUER OF SUCH SATISFACTORY EVIDENCE AS THE ISSUER MAY REASONABLY REQUIRE, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

[If this Covered Bond is registered in the name of Cede & Co. (or such other person as may be nominated by The Depository Trust Company (“DTC”) for the purpose) (collectively, “Cede & Co.”) as nominee for DTC, then, unless this Covered Bond is presented by an authorised representative of DTC to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Covered Bond issued is registered in the name of Cede & Co. or such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. or other nominee has an interest herein.

Unless and until it is exchanged in whole for securities in definitive registered form, this note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.]†††††

†††††      Delete if not deposited with DTC.

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

REGULATION S GLOBAL COVERED BOND

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

The Issuer hereby certifies that _________________________________ is, at the date hereof, entered in the Register as the holder of the aggregate Nominal Amount of   _____________________ of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Aggregate Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Covered Bonds (the “Pricing Supplement”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 to the Trust Deed (as defined below) as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions ((including for greater certainty the Master Definitions and Construction Agreement) shall bear the same meanings when used in this Global Covered Bond.

This Global Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of August 1, 2014 and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to such registered holder on each Instalment Date (if the Covered Bonds are repayable in instalments) and on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Covered Bond at the specified office of the Registrar as specified in the Pricing Supplement.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Global Covered Bond details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register.  Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment.  The Principal Amount Outstanding from time to time of this Global Covered Bond and of the Covered Bonds represented by this Global Covered Bond following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the Principal Amount Outstanding most recently entered in the Register.

This Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Registered Definitive Covered Bonds without Receipts, Coupons and/or Talons attached (on the basis that all the appropriate details have been included on the face of such Registered Definitive Covered Bonds and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Registered Definitive Bearer Covered Bonds) either, as specified in the applicable Pricing Supplement:

(i)           upon not less than 60 days’ written notice being given to the Registrar by Euroclear Bank S.A./N.Y. (“Euroclear”) and/or Clearstream Banking, Société anonyme (“Clearstream”) acting on the instructions of any holder of an interest in this Global Covered Bond); or

(ii)           upon the occurrence of an Exchange Event.

An “Exchange Event” means:

1.           in the case of Covered Bonds registered in the name of a nominee of a common depositary, or if the applicable Pricing Supplement specifies that this Global Covered Bond is to be held under the NSS, a Common Safekeeper, for Euroclear and Clearstream, the Issuer has been notified that both Euroclear and Clearstream have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

2.           in the case of Covered Bonds registered in the name of a nominee for DTC, either the Depository Trust Company (“DTC”)  has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Covered Bonds and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act; or

3.           the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Covered Bonds in definitive form and a certificate to such effect from two Authorized Signatories of the Issuer has been given to the Bond Trustee.

If this Global Covered Bond is exchangeable following the occurrence of an Exchange Event:

the Issuer will promptly give notice to Covered Bondholders in accordance with Condition 14 (Notices) upon the occurrence of such Exchange Event; and

DTC, Euroclear and/or Clearstream (acting on the instructions of any holder of an interest in this Global Covered Bond) may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (2) above, the Issuer may also give notice to the Registrar requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 10 days after the date of receipt of the first relevant notice by the Registrar.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Registered Definitive Covered Bonds for the Principal Amount Outstanding of Covered Bonds represented by this Global Covered Bond.

Registered Definitive Covered Bonds will be issued in the minimum denominations specified in the Pricing Supplement.

Any such exchange as aforesaid will be made upon presentation of this Global Covered Bond by the registered holder at the office of the Registrar or any Business Day in the place of presentation.

Covered Bonds represented by this Global Covered Bond are transferable only in accordance with, and subject to, the provisions hereof and the Amended and Restated Agency Agreement dated as of August 1, 2014 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of Euroclear and Clearstream and DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Covered Bonds represented by this Global Covered Bond are no longer so represented or (ii) if Covered Bonds not so represented are to be so represented details of such exchange or transfer shall be entered by or on behalf of the Issuer in the Register, whereupon the nominal amount of this Global Covered Bond and the Covered Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.

Until the exchange of the whole of this Global Covered Bond as aforesaid, the registered holder hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the registered holder of Registered Definitive Covered Bonds in the form(s) set out in Part A or B (as applicable) of Part 3 of Schedule 3 to the Trust Deed.

In the case of Covered Bonds registered in the name of a nominee of a common depositary, or if the applicable Pricing Supplement specifies that this Global Covered Bond is to be held under the NSS, a Common Safekeeper, for Euroclear and Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Registrar and any other Transfer Agent as the holder of such principal amount of such Covered Bonds for all purposes other than with respect to the payment of principal and interest on such principal amount of such Covered Bonds, the right to which shall be vested, as against the Issuer and the Guarantor LP, solely in the registered holder of this Global Covered Bond in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

Subject as provided in the Trust Deed, each person who is for the time being shown in the records of DTC as entitled to a particular nominal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by DTC as to the nominal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be deemed to be the holder of such nominal amount of such Covered Bonds for all purposes other than with respect of payments on, and voting, giving consents and making requests in respect of, such nominal amount of such Covered Bonds for which purpose the registered holder of this Global Covered Bond shall be deemed to be the holder of such nominal amount of the Covered Bonds in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

This Global Covered Bond is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

This Global Covered Bond shall not be valid unless authenticated by the Registrar specified in the Pricing Supplement and, if the applicable Pricing Supplement specifies that this Global Covered Bond is to be held under the NSS, effectuated by the Common Safekeeper.

IN WITNESS whereof the Issuer has caused this Global Covered Bond to be signed manually or in facsimile by persons duly authorized on its behalf.

Issued as of [         ].

Royal Bank of Canada

By:    _________________________       By:    __________________________
    Duly Authorized                                                                 Duly Authorized

Authenticated by

[BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A.]

as Registrar without recourse, warranty or liability.

By:    _________________________
   Authorized Officer

Effectuated without recourse,
warranty or liability by

_________________________________

as Common Safekeeper

By:    _________________________

PART 2
FORM OF RULE 144A GLOBAL COVERED BOND

Series Number:	CUSIP:
Common Code:
ISIN No.:
Certificate No.:
Serial Number:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) OTHERWISE PURSUANT TO THE SECURITIES ACT OR AN EXEMPTION THEREFROM, SUBJECT TO RECEIPT BY THE ISSUER OF SUCH SATISFACTORY EVIDENCE AS THE ISSUER MAY REASONABLY REQUIRE, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

[If this Covered Bond is registered in the name of Cede & Co. (or such other person as may be nominated by The Depository Trust Company (“DTC”) for the purpose) (collectively, “Cede & Co.”) as nominee for DTC, then, unless this Covered Bond is presented by an authorised representative of DTC to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Covered Bond issued is registered in the name of Cede & Co. or such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. or other nominee has an interest herein.

Unless and until it is exchanged in whole for securities in definitive registered form, this note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.] ‡‡‡‡‡

 ‡‡‡‡‡       Delete if not deposited with DTC.

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

RULE 144A GLOBAL COVERED BOND

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

The Issuer hereby certifies that                                                               is, at the date hereof, entered in the Register as the holder of the aggregate Nominal Amount of                          of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Aggregate Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Covered Bonds (the “Pricing Supplement”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 to the Trust Deed (as defined below) as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Agreement) shall bear the same meanings when used in this Global Covered Bond.

This Global Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed dated as of August 1, 2014 (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to such registered holder on each Instalment Date (if the Covered Bonds are repayable in instalments) and on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Covered Bond at the office of the Registrar specified in the Pricing Supplement.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Global Covered Bond details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register.  Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment.  The Principal Amount Outstanding from time to time of this Global Covered Bond and of the Covered Bonds represented by this Global Covered Bond following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the Principal Amount Outstanding most recently entered in the Register.

This Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Registered Definitive Covered Bonds without Receipts, Coupons and/or Talons attached (on the basis that all the appropriate details have been included on the face of such Registered Definitive Covered Bonds and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Registered Definitive Bearer Covered Bonds) either, as specified in the applicable Pricing Supplement:

(i)           upon not less than 60 days’ written notice being given to the Registrar by Euroclear Bank S.A./N.Y. (“Euroclear”) and/or Clearstream Banking, Société anonyme (“Clearstream”) acting on the instructions of any holder of an interest in this Global Covered Bond); or

(ii)          upon the occurrence of an Exchange Event.

An “Exchange Event” means:

1.           in the case of Covered Bonds registered in the name of a nominee of a common depositary, or if the applicable Pricing Supplement specifies that this Global Covered Bond is to be held under the NSS, a Common Safekeeper, for Euroclear and Clearstream, the Issuer has been notified that both Euroclear and Clearstream have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

2.           in the case of Covered Bonds registered in the name of a nominee for DTC, either the Depository Trust Company (“DTC”)  has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Covered Bonds and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act; or

3.           the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Covered Bonds in definitive form and a certificate to such effect from two Authorized Signatories of the Issuer has been given to the Bond Trustee.

If this Global Covered Bond is exchangeable following the occurrence of an Exchange Event:

the Issuer will promptly give notice to Covered Bondholders in accordance with Condition 14 (Notices) upon the occurrence of such Exchange Event; and

DTC, Euroclear and/or Clearstream (acting on the instructions of any holder of an interest in this Global Covered Bond) may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (2) above, the Issuer may also give notice to the Registrar requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 10 days after the date of receipt of the first relevant notice by the Registrar.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Registered Definitive Covered Bonds for the Principal Amount Outstanding of Covered Bonds represented by this Global Covered Bond.

Registered Definitive Covered Bonds will be issued in the minimum denominations specified in the Pricing Supplement.

Any such exchange as aforesaid will be made upon presentation of this Global Covered Bond by the registered holder at the office of the Registrar or any Business Day in the place of presentation.

Covered Bonds represented by this Global Covered Bond are transferable only in accordance with, and subject to, the provisions hereof and the Amended and Restated Agency Agreement dated as of August 1, 2014 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of Euroclear and Clearstream and DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Covered Bonds represented by this Global Covered Bond are no longer so represented or (ii) if Covered Bonds not so represented are to be so represented details of such exchange or transfer shall be entered by or on behalf of the Issuer in the Register, whereupon the nominal amount of this Global Covered Bond and the Covered Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.

Until the exchange of the whole of this Global Covered Bond as aforesaid, the registered holder hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the registered holder of Registered Definitive Covered Bonds in the form(s) set out in Part A or B (as applicable) of Part 3 of Schedule 3 to the Trust Deed.

In the case of Covered Bonds registered in the name of a nominee of a common depositary, or if the applicable Pricing Supplement specifies that this Global Covered Bond is to be held under the NSS, a Common Safekeeper, for Euroclear and Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Registrar and any other Transfer Agent as the holder of such principal amount of such Covered Bonds for all purposes other than with respect to the payment of principal and interest on such principal amount of such Covered Bonds, the right to which shall be vested, as against the Issuer and the Guarantor LP, solely in the registered holder of this Global Covered Bond in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

Subject as provided in the Trust Deed, each person who is for the time being shown in the records of DTC as entitled to a particular nominal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by DTC as to the nominal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be deemed to be the holder of such nominal amount of such Covered Bonds for all purposes other than with respect of payments on, and voting, giving consents and making requests in respect of, such nominal amount of such Covered Bonds for which purpose the registered holder of this Global Covered Bond shall be deemed to be the holder of such nominal amount of the Covered Bonds in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

This Global Covered Bond is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

This Global Covered Bond shall not be valid unless authenticated by the Registrar specified in the Pricing Supplement and, if the applicable Pricing Supplement specifies that this Global Covered Bond is to be held under the NSS, effectuated by the Common Safekeeper.

IN WITNESS whereof the Issuer has caused this Global Covered Bond to be signed manually or in facsimile by persons duly authorized on its behalf.

Issued as of [         ].

Royal Bank of Canada

By:    _________________________       By:    __________________________
    Duly Authorized                                                                  Duly Authorized

Authenticated by

[BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A.]

as Registrar without recourse, warranty or liability.

By:    _________________________
   Authorized Officer

Effectuated without recourse,
warranty or liability by

_________________________________

as Common Safekeeper

By:    _________________________

PART 3
FORM OF REGISTERED DEFINITIVE COVERED BOND

Part A

Issued in Reliance on Rule 144A

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE “AGENCY AGREEMENT”) AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UNTIL THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE COVERED BONDS OF THE TRANCHE OF WHICH THIS COVERED BOND FORMS PART, SALES MAY NOT BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS MADE (I) PURSUANT TO RULE 903 OR 904 OR REGULATION S UNDER THE SECURITIES ACT OR (II) TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN, AND IN TRANSACTIONS PURSUANT TO, RULE 144A UNDER THE SECURITIES ACT.

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

This Covered Bond is one of a Series of Covered Bonds of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Covered Bonds”).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the relevant information appearing in the Final Terms (the “Pricing Supplement”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Agreement) shall bear the same meanings when used in this Covered Bond.

This Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of August 1, 2014 and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to                                    (being the person registered in the Register or, if more than one person is so registered, the first of such named persons) on [each Instalment Date and] the Final Maturity Date or on such earlier date as this Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Covered Bond and to pay interest (if any) on the Principal Amount Outstanding of this Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Covered Bond shall not be valid unless authenticated by [BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A./ other], as Registrar.

IN WITNESS whereof this Covered Bond has been executed on behalf of the Issuer.

Issued as of [         ].

Royal Bank of Canada

By:    _________________________       By:    __________________________
    Duly Authorized                                                                  Duly Authorized

Authenticated by

[BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A.]

as Registrar.

By:    _________________________
   Authorized Officer

FORM OF TRANSFER OF REGISTERED COVERED BOND

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

……………………………………………………………………………………………………..

……………………………………………………………………………………………………..

……………………………………………………………………………………………………..

(Please print or type name and address (including postal code) of transferee)

[Specified Currency] [                  ] nominal amount of this Covered Bond and all rights hereunder, hereby irrevocably constituting and appointing ………………………………………… as attorney to transfer such nominal amount of this Covered Bond in the register maintained by [BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A./ other]* with full power of substitution.

Signature(s)          ……………………………

……………………………

Date:           ……………………………….

N.B.
This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation,  either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such offices must be delivered with this form of transfer.

*           Delete as applicable.

[CONDITIONS]

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the Relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

PRICING SUPPLEMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing Supplement relating to the Covered Bonds]

Part B

Issued in Reliance on Regulation S

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) OTHERWISE PURSUANT TO THE SECURITIES ACT OR AN EXEMPTION THEREFROM, SUBJECT TO RECEIPT BY THE ISSUER OF SUCH SATISFACTORY EVIDENCE AS THE ISSUER MAY REASONABLY REQUIRE, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

This Covered Bond is one of a Series of Covered Bonds of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Covered Bonds”).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as (i) supplemented, replaced and modified, or (ii) in the case of PD Covered Bonds, completed, by the relevant information appearing in the Final Terms (the “Pricing Supplement”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Agreement)  shall bear the same meanings when used in this Covered Bond.

This Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of August 1, 2014 and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to                                               (being the person registered in the Register or, if more than one person is so registered, the first of such named persons) on [each Instalment Date and] the Final Maturity Date or on such earlier date as this Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Covered Bond and to pay interest (if any) on the Principal Amount Outstanding of this Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Covered Bond shall not be valid unless authenticated by [BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A./ other], as Registrar.

IN WITNESS whereof this Covered Bond has been executed on behalf of the Issuer.

Issued as of [         ].

Royal Bank of Canada

By:    _________________________       By:    __________________________
    Duly Authorized                                                                  Duly Authorized

Authenticated by

[BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A.]

as Registrar.

By:    _________________________
   Authorized Officer

FORM OF TRANSFER OF REGISTERED COVERED BOND

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

……………………………………………………………………………………………………..

……………………………………………………………………………………………………..

……………………………………………………………………………………………………..

(Please print or type name and address (including postal code) of transferee)

[Specified Currency] [                  ] nominal amount of this Covered Bond and all rights hereunder, hereby irrevocably constituting and appointing ………………………………………… as attorney to transfer such nominal amount of this Covered Bond in the register maintained by [BNY Trust Company of Canada / The Bank of New York Mellon / The Bank of New York Mellon (Luxembourg) S.A.]/ other]* with full power of substitution.

Signature(s)         ……………………………

……………………………

Date:           ……………………………….

N.B.
This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation,  either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such offices must be delivered with this form of transfer.

*           Delete as applicable.

[CONDITIONS]

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the Relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

PRICING SUPPLEMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing Supplement relating to the Covered Bonds]

Part C

Issued pursuant to U.S. Registration Statement

FORM OF U.S. REGISTERED DEFINITIVE COVERED BOND

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

[Specified Currency and Aggregate Nominal Amount of Tranche]
COVERED BONDS DUE
[Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

This Covered Bond is one of a Series of Covered Bonds of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Covered Bonds”).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information appearing in the Final Terms (the “Pricing Supplement”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail.

Words and expressions defined in the Conditions (including for greater certainty the Master Definitions and Construction Agreement) shall bear the same meanings when used in this Covered Bond.

This Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of August 1, 2014 and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to                                     (being the person registered in the Register or, if more than one person is so registered, the first of such named persons) on [each Instalment Date and] the Final Maturity Date or on such earlier date as this Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Covered Bond and to pay interest (if any) on the Principal Amount Outstanding of this Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Covered Bond shall not be valid unless authenticated by The Bank of New York Mellon, as Registrar.

IN WITNESS whereof this Covered Bond has been executed on behalf of the Issuer.

Issued as of [         ].

Royal Bank of Canada

By:    _________________________       By:    __________________________
    Duly Authorized                                                                  Duly Authorized

Authenticated by

The Bank of New York Mellon

as Registrar.

By:    _________________________
   Authorized Officer

FORM OF TRANSFER OF U.S. REGISTERED COVERED BOND

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

……………………………………………………………………………………………………..

……………………………………………………………………………………………………..

……………………………………………………………………………………………………..

(Please print or type name and address (including postal code) of transferee)

[Specified Currency] [                  ] nominal amount of this Covered Bond and all rights hereunder, hereby irrevocably constituting and appointing ………………………………………… as attorney to transfer such nominal amount of this Covered Bond in the register maintained by The Bank of New York Mellon with full power of substitution.

Signature(s)         ……………………………

……………………………

Date:           ……………………………….

N.B.
This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation,  either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such offices must be delivered with this form of transfer.

[CONDITIONS]

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the Relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

PRICING SUPPLEMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing Supplement relating to the Covered Bonds]

PART 4

FORM OF N COVERED BOND (NAMENSSCHULDVERSCHREIBUNG)

The following is the Form of N Covered Bond (with the N Covered Bond Conditions attached as Schedule One and the Form of N Covered Bond Assignment Agreement attached as Schedule Two) and the Form of N Covered Bond Agreement.  For each issue an N Covered Bond and an N Covered Bond Agreement relating to such N Covered Bond shall be prepared and executed substantially in the forms reproduced below:

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT“), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS.

ROYAL BANK OF CANADA
(a Canadian Chartered Bank)

SERIES [ ] N COVERED BOND (NAMENSSCHULDVERSCHREIBUNG)

[insert currency and principal amount]

(in words:  [ ]

Issue Date: [insert date]
Final Maturity Date: [insert date]
[Extended Due for Payment Date under the Covered Bond Guarantee: [insert date]]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP
(a limited partnership formed under the laws of Ontario)
 (a limited partnership formed under the laws of Ontario)]

This certificate evidences the Series [ ] N Covered Bond (“Namensschuldverschreibung") [insert Principal Amount]  (the "N Covered Bond") of Royal Bank of Canada (the "Issuer") described, and having the provisions specified, in the N Covered Bond Conditions attached as Schedule One hereto (the “N Covered Bond Conditions”).  Words and expressions defined or set out in the N Covered Bond Conditions shall have the same meaning when used in this certificate.

The Issuer shall pay to the registered holder of this N Covered Bond the amounts payable in respect thereof pursuant to the N Covered Bond Conditions.  The Issuer hereby certifies that at the date hereof [insert name and complete address of bondholder] has been entered in the Register as the holder of this N Covered Bond in the aforesaid principal amount.

This N Covered Bond shall not be valid unless authenticated by the Registrar.

IN WITNESS whereof the Issuer has caused this N Covered Bond to be duly executed on its behalf.

[insert issue date]

Royal Bank of Canada

By:_______________________________
(Authorised signatory)

By:________________________________
(Authorised signatory)

Authenticated without recourse, Warranty or liability by [insert Registrar] By:

SCHEDULE ONE

N COVERED BOND CONDITIONS

1.             CURRENCY AND PRINCIPAL AMOUNT, FORM, TRANSFER AND OTHER

1.1
Currency and Principal Amount. This N Covered Bond (Namensschuldverschreibung) is issued by Royal Bank of Canada (the "Issuer") in [insert specified currency] (the "Specified Currency") in the principal amount of [insert principal amount] (the "Principal Amount") on [insert date] (the "Issue Date").  [This N Covered Bond is issued at a price of [ ] per cent. of the Principal Amount (the "Issue Price").]

1.2	Form. This N Covered Bond shall bear the manual or facsimile signature of two duly authorised signatories of the Issuer and shall manually be authenticated by or on behalf of the Registrar.

1.3	Transfer.

(a)
The rights of the N Covered Bondholder arising from this N Covered Bond and title to this certificate itself pass by assignment and registration in the Register as further set out in the below sub-paragraphs.  Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Registrar and any other Agent shall deem and treat the registered holder of this N Covered Bond as the sole holder of the rights arising from this N Covered Bond and owner of this certificate.

(b)
The rights of the N Covered Bondholder arising from this N Covered Bond and title to this certificate may be transferred in whole or in part upon assignment of the relevant rights under this N Covered Bond by the then current N Covered Bondholder to the new N Covered Bondholder and the surrender of this certificate, together with the duly completed and executed, N Covered Bond Assignment Agreement in the form attached as Schedule Two hereto at the specified office of the Registrar and the entry of the new Bondholder in the register by the Registrar, provided that the transferee has agreed in the executed N Covered Bond Assignment Agreement to be bound by the N Covered Bond Agreement entered into by the initial N Covered Bondholder (as provided in the form of the N Covered Bond Assignment Agreement).  A copy of the N Covered Bond Agreement is available from the issuer or the Registrar upon request.  Any transfer of part only of this N Covered Bond is permitted only for a minimum principal amount of [insert Specified Currency and such minimum principal amount] or an integral multiple thereof.  The date stated in the duly completed N Covered Bond Assignment Agreement as the date, on which the economic effects of the assignments shall occur, shall be the "Transfer Date" to be entered into the Register by the Registrar.

(c)
In the case of a transfer of this N Covered Bond in whole and provided the requirements specified above have been met, a new certificate will be issued to the transferee upon request. In the case of a transfer of a part only of this N Covered Bond and provided the requirements specified above have been met, new certificates in respect of the balance transferred and the balance not transferred (as the case may be) will be issued to the transferor and to the transferee respectively upon request.

(d)
Each new certificate to be issued upon transfer of this N Covered Bond (in whole or in part) will, within seven business days (being, for the purposes of this subsection, a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the Registrar) following the submission of this certificate and the duly completed and executed N Covered Bond Assignment Agreement, be available for collection at the specified office of the Registrar or, at the request of the N Covered Bondholder entitled to the new certificate and as specified in the relevant N Covered Bond Assignment Agreement, be mailed at the risk of the N Covered Bondholder entitled to the new certificate to the address specified in the N Covered Bond Assignment Agreement.

(e)
Transfers will be effected without charge by or on behalf of the Issuer or the Registrar, except for any costs or expenses of delivery of new certificates other than by regular uninsured mail and except that the Issuer or the Registrar may require the payment of a sum or giving of such indemnity sufficient to enable it to pay or satisfy any tax or other duties which may be imposed in relation to the assignment and subject to any applicable regulatory or other legal restrictions.

(f)
The N Covered Bondholder may not require the transfer of this N Covered Bond to be registered during a period of 15 days ending on any due date for any payment of principal or interest. Any registration of transfer required during such period shall be deemed to have been required on the business day (as referred to in (c) above) immediately following the last day of such period.

1.4	Rate for Conversion into Euro: [ ]/not applicable.

1.5	Covered Bond Swap Rate: [ ]/not applicable.

1.6	Other terms: not applicable/specify.

1.7	For the purpose of these N Covered Bond Conditions:

"N Covered Bondholder" means the registered holder of this Bond.

"N Covered Bond Agreement" means an agreement relating to the N Covered Bond between the initial N Covered Bondholder, the Issuer, the Guarantor LP and the Bond Trustee, substantially in the form set out in Schedule 2 Part 4B to the Trust Deed.

"Register" means the register to be maintained by the Registrar in relation to this Bond.

Where the context requires and unless the context requires otherwise, any reference in these N Covered Bond Conditions to "N Covered Bond" or "this N Covered Bond" is a reference or includes a reference to any N Covered Bond resulting from a transfer of this N Covered Bond, and/or any certificate (Urkunde) issued in relation to this N Covered Bond and/or any new certificate issued upon any transfer of this N Covered Bond or part thereof.

2.	STATUS

2.1
This N Covered Bond constitutes a deposit liability of the Issuer for purposes of the Bank Act (Canada), however it will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute a legal, valid and binding direct, unconditional, unsubordinated and unsecured obligation of the Issuer that ranks pari passu with all deposit liabilities of the Issuer without any preference among them and at least pari passu with all other unsubordinated and unsecured obligations of the Issuer, present and future (except as otherwise prescribed by law).  The deposit evidenced by this N Covered Bond will be taken by [the main branch of the Issuer in Toronto/specify other] but without prejudice to the provisions of Condition 5 below.

2.2
This N Covered Bond is issued under and, subject to the execution of the N Covered Bond Agreement by the initial N Covered Bondholder, forms part of the Issuer's global Covered Bond Programme (the "Programme") under which the liabilities of the Issuer as to the payments of interest and principal are unconditionally and irrevocably guaranteed by RBC Covered Bond Guarantor Limited Partnership (the "Guarantor") in favour of Computershare Trust Company of Canada (the "Bond Trustee") for the benefit of the bondholders under the Programme in the circumstances further described in a trust deed (such trust deed as amended, supplemented or replaced, the “Trust Deed”) initially entered into on October 25, 2007 and most recently amended and restated as of August 1, 2014, between the Issuer, the Guarantor and the Bond Trustee.

3.	INTEREST

[(A)          In the case of a Fixed Rate N Covered Bond with a fixed Interest Period insert the following or other applicable provisions:

3.1.
This N Covered Bond bears interest on its Outstanding Principal Amount from (and including) [insert interest commencement date] (the "Interest Commencement Date") to (but excluding) the Final Maturity Date (as defined in Condition 4.1 (Redemption at Maturity) of these N Covered Bond Conditions) at the rate(s) per annum equal to [Insert Rate(s) of Interest] (the "Rate(s) of Interest").   Interest will accrue in respect of each Fixed Interest Period.

[If there is a Fixed Coupon Amount, insert:  The amount of interest payable on each Interest Payment Date in respect of each Fixed Interest Period ending on (but excluding) such Interest Payment Date, will amount to [insert Fixed Coupon Amount] (the “Fixed Coupon Amount”) [insert if there are any Broken Amounts: and [insert initial broken interest amount and/or final broken interest amount] payable on [insert Interest Payment Date for initial broken interest amount] [and] [insert Interest Payment Date for final broken interest amount] will amount to [insert final Broken Amount].

Interest shall be payable in arrear on [insert "Interest Payment Date"(s)] in each year up to (and including) the Final Maturity Date (as defined in Condition 4.1 (Redemption at Maturity) of these N Covered Bond Conditions) (each such date, an “Interest Payment Date”).  The first payment of interest shall be made on [insert first Interest Payment Date].  If any Interest Payment Date would otherwise fall on a day which is not a Business Day, the Interest Payment Date itself remains unadjusted but the payment shall be postponed to the next day which is a Business Day and the N Covered Bondholder shall not be entitled to further interest or other payment in respect of such delay.

3.2.
If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to the Principal Amount Outstanding, multiplying such sum by the day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.]

[(B)           In the case of a Floating Rate N Covered Bond insert the following or other applicable provisions:

Interest Payment Dates.

This N Covered Bond bears interest on its outstanding principal amount from (and including) [insert interest commencement date] (the "Interest Commencement Date") to but excluding the next following Interest Payment Date (each such period an "Interest Period").  Interest on this N Covered Bond shall be payable in arrear on each Interest Payment Date.

"Interest Payment Date" means [in the case of Specified Interest Payment Date(s) insert: each [insert Specified Interest Payment Dates] in each year [as the same may be adjusted in accordance with the Business Day Convention]] / [if not Specified Interest Payment Dates, insert: each date which falls [insert number] [months/other period] after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date [in each case as the same may be adjusted by the Business Day Convention]/[if the FRN Convention is specified, insert: each of such dates as may occur in accordance with the FRN Convention at such specified period of calendar months following the Issue Date of this N Covered Bond (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case)].]

3.2           Rate of Interest.

[In the case of Screen Rate Determination, insert: The rate of interest (the "Rate of Interest") for each Interest Period will be determined by the Calculation Agent on the following basis:

(i)
the Calculation Agent will determine the rate for deposits or, as the case may require, the arithmetic mean (rounded, if necessary, to the nearest ten thousandth of a percentage point, 0.00005 being rounded upwards) of the rates for deposits in the relevant currency for a period of the duration of the relevant Interest Period on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii)
if, on any Interest Determination Date, no such rate for deposits so appears or, as the case may be, if fewer than two such rates for deposits so appear or if the Relevant Screen Page is unavailable, the Calculation Agent will request appropriate quotations and will determine the arithmetic mean (rounded as described above) of the rates at which deposits in the relevant currency are offered by the Reference Banks at approximately the Relevant Time on the Interest Determination Date to prime banks in [in the case of LIBOR: the London interbank market]/[in the case of EURIBOR: in the Euro-zone interbank market] for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time;

(iii)	if, on any Interest Determination Date, only two or three rates are so quoted, the Calculation Agent will determine the arithmetic mean (rounded as described above) of the rates so quoted; or

(iv)
if fewer than two rates are so quoted, the Calculation Agent will determine the arithmetic mean (rounded as described above) of the rates quoted by four major banks in the Financial Centre as selected by the Calculation Agent, at approximately 11.00 a.m. (Financial Centre time) on the first day of the relevant Interest Period for loans in the relevant currency to leading European banks for a period for the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, and the Rate of Interest applicable to such Covered Bonds during each Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates so determined [[plus]/[minus] the [ ] per cent. per annum (the "Margin")] provided however that if the Calculation Agent is unable to determine a rate or, as the case may be, an arithmetic mean of rates in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to such Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates determined in relation to such Covered Bonds in respect of the last preceding Interest Period [[plus]/[minus] the Margin].

[In the case of an ISDA Rate N Covered Bond, insert: The Rate of Interest for each Interest Period will be the relevant ISDA Rate [[plus]/[minus] the [  ] per cent. per annum (the "Margin")].

"ISDA Rate" for an Interest Period means a rate equal to the [Fixed Rates]/[Fixed Amounts]/[Fixed Prices]/[Floating Rates]/[Floating Amounts]/[Floating Prices]/[specify other] as would have applied (regardless of any event of default or termination event or tax event thereunder) if the Issuer had entered into a schedule and confirmation in respect of this N Covered Bond with the N Covered Bondholder under the terms of an agreement to which the ISDA Definitions applied and under which:

(i)	the [Fixed Rate Payer]/[Fixed Amount Payer]/[Floating Rate Payer]/[Floating Amount Payer] is the Issuer;

(ii)	the Effective Date is the Interest Commencement Date;

(iii)	the Floating Rate Option (which may refer to a Rate Option or a Price Option, specified in the ISDA Definitions) is [specify];

(iv)	the Designated Maturity is the [specify];

(v)	the Issuing and Paying Agent is the Calculation Agent;

(vi)	the Calculation Periods are the Interest Periods;

(vii)	the Payment Dates are the Interest Payment Dates;

(viii)	the relevant Reset Date is [if the applicable Floating Rate Option is based on LIBOR or on EURIBOR for a currency: the first day of that Interest Period]/[in any other case: specify];

(ix)	the Calculation Amount is the principal amount of such N Covered Bond;

(x)	the Day Count Fraction applicable to the calculation of any amount is [specify]/[as may be determined in accordance with the ISDA Definitions];

(xi)	the Applicable Business Day Convention applicable to any date [specify]/[as may be determined in accordance with the ISDA Definitions]; [and]

(xii)	[specify other]; and]

(xiii)
for the purposes of this Condition 5.2 "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions.

[In the case of a N Covered Bond with a Maximum or Minimum Rate of Interest, insert: The [Minimum]/[Maximum] Rate of Interest is [ ] per cent. per annum.  The Rate of Interest shall in no event be [greater than the Maximum Rate of Interest]/[less than the Minimum Rate of Interest].

[3.3]         Accrual of Interest after the due date

Interest will cease to accrue [as from the due date for redemption therefor]/[in the case of an Instalment N Covered Bond: in respect of each Instalment Amount, on the due date for payment of the relevant Instalment Amount] unless upon due presentation or surrender thereof (if required), payment in full of [the Final Redemption Amount (as defined below)]/[the relevant Instalment Amount] is improperly withheld or refused or default is otherwise made in the payment thereof.  In such event, interest shall continue to accrue on the principal amount in respect of which payment has been improperly withheld or refused or default has been made (as well after as before any demand or judgment) at [the Rate of Interest then applicable]/[[specify other rate as permitted by applicable law] (the "Default Rate")] until the date on which, upon due presentation or surrender of this N Covered Bond, the relevant payment is made or, if earlier, the seventh day after the date on which, the Registrar having received the funds required to make such payment, notice is given to the N Covered Bondholder in accordance with Condition 9 (Notices) of these N Covered Bond Conditions that the Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the N Covered Bondholder).

[3.4]         Interest Amount(s), Calculation Agent and Reference Banks.

[Insert if Calculation Agent provisions applicable] The Calculation Agent, as soon as practicable after the Relevant Time on each Interest Determination Date (or such other time on such date as the Calculation Agent may be required to calculate the Final Redemption Amount [or Instalment Amount], obtain any quote or make any determination or calculation) will determine the Rate of Interest and calculate the amount(s) of interest payable (the "Interest Amount(s)") in the manner specified in Condition 3[.5] below, calculate the Final Redemption Amount [or Instalment Amount], obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date or, as the case may be, the Final Redemption Amount [or any Instalment Amount] to be notified to the Registrar, the Issuer and the N Covered Bondholder in accordance with Condition 9 (Notices) of these N Covered Bond Conditions as soon as possible after their determination or calculation but in no event later than the fourth London Banking Day thereafter.  The Interest Amounts and the Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period.  If the N Covered Bond becomes due and payable under the N Covered Bond Agreement, the Rate of Interest and the accrued interest payable in respect of the N Covered Bond shall nevertheless continue to be calculated in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made.  The determination of each Rate of Interest, Interest Amount, Final Redemption Amount and Instalment Amount, the obtaining of each quote and the making of each determination or calculation by the Calculation Agent shall (in the absence of manifest or proven error) be final and binding upon the Issuer and the N Covered Bondholder and neither the Calculation Agent nor any Reference Bank shall have any liability to the N Covered Bondholder in respect of any determination, calculation, quote or rate made or provided by it.

The Issuer will procure that there shall at all times be such Reference Banks as may be required for the purpose of determining the Rate of Interest applicable to this N Covered Bond and a Calculation Agent.

If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts or any other requirements, the Issuer shall determine (or appoint an agent to determine) the Rate of Interest at such rate as, in its absolute discretion (having regard as it shall think fit to the foregoing provision of this Condition[, but subject always to the [Minimum Rate of Interest]/[Maximum Rate of Interest]]), it shall deem fair and reasonable in all circumstances or, as the case may be, the Issuer shall calculate (or appoint an agent to calculate) the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Calculation Agent.  The Calculation Agent may not resign its duties without a successor having been appointed.

[3.5]         Calculations and Adjustments.

The amount of interest payable in respect of this N Covered Bond for any period shall be [calculated by applying the Rate of Interest to the Calculation Amount, and, in each case, multiplying such sum by the Day Count Fraction]/[specify amount]/[insert other terms relating to method of calculating interest].

For the purposes of any calculations referred to in these Conditions, (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount and (c) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the smallest sub-unit of such currency, with halves being rounded upwards.

[3.6]         Definitions.  [insert as applicable]

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meaning set out below:

"Banking Day" means, in respect of any city, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that city.

"Business Day" means [in relation to an N Covered Bond payable in other than euro insert: a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) and settle payments in [insert Specified Currency] in [specify business centre]]/[in relation to an N Covered Bond payable in euro: a day (other than a Saturday or Sunday) which is a TARGET2 Business Day and on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in [specify business centre]].

"Business Day Convention" means in respect of any date if it would otherwise fall on a day that is not a Business Day:

[If Following Business Day Convention, insert: that such date shall be postponed to the first following day that is a Business Day.]

[If Modified Following Business Day Convention or Modified Business Day Convention, insert: that such date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day.]

[If Preceding Business Day Convention, insert: that such date shall be brought forward to the first preceding day that is a Business Day.]

[If FRN Convention or Eurodollar Convention, insert: that each such date shall be the date which numerically corresponds to the preceding such date in the calendar month which is [specify relevant number of months] after the calendar month in which the preceding such date occurred, provided that:

(i)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(iii)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred.

"Calculation Agent" means [specify].

"Day Count Fraction" means, in respect of the calculation of an amount for any period of time (each such period an "Accrual Period"):

[if "Actual/Actual" or "Actual/Actual (ISDA)", insert: the actual number of days in the Accrual Period divided by 365 (or, if any portion of the Accrual Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Accrual Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Accrual Period falling in a non-leap year divided by 365).]

[if "Actual/365 (Fixed)", insert: the actual number of days in the Accrual Period divided by 365.]

[if "Actual/360", insert: the actual number of days in the Accrual Period divided by 360.]

[if "30E/360" or "Eurobond Basis", insert: the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

"Y1" is the year, expressed as a number, in which the first day of the Accrual Period falls;

"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

"D1" is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31, in which case D2 will be 30.]

[if "30/360", "360/360" or "Bond Basis", insert: the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

"Y1" is the year, expressed as a number, in which the first day of the Accrual Period falls;

"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

"D1" is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.]

[if "30E/360 (ISDA)", insert: the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

"Y1" is the year, expressed as a number, in which the first day of the Accrual Period falls;

"Y2" is the year, expressed as a number, in which the day immediately following the last day included the Accrual Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

"M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

"D1" is the first calendar day, expressed as a number, of the Accrual Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless (i) that day is the last day of February but not the Final Maturity Date or (ii) such number would be 31, in which case D2 will be 30.]

[if "Actual/Actual (ICMA)", insert:

(i)
if the Accrual Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Accrual Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

(ii)	if the Accrual Period is longer than the Determination Period, the sum of:

(x)
the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(y)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year where,

"Determination Date" means [specify Determination Dates]; and

"Determination Period" means the period from and including a Determination Date in any year to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

"Euro-zone" means the region comprised of those member states of the European Union participating in the European Monetary Union from time to time.

"Financial Centre" means [such financial centre or centres as may be specified in relation to the relevant currency for the purposes of the definition of "Business Day" in the ISDA Definitions]/[specify other]/[in the case of an N Covered Bond denominated in euro: such financial centre or centres as the Calculation Agent may select].

“Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

"Interest Determination Date" means, in respect of any Interest Accrual Period, the date falling [specify number] of Banking Days in [specify city(ies)] prior to the [in the case of an N Covered Bond denominated in Pounds Sterling or in another currency if so specified: first day of such Interest Period]/[in any other case: date falling two London Banking Days (or, in the case of EURIBOR or EUROLIBOR, two TARGET2 Business Days)] prior to the first day of such Interest Accrual Period.

["Interest Period" means each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, provided always that the first Interest Period shall commence on and include the Interest Commencement Date and the final Interest Period shall end on but exclude the Final Maturity Date.]

"Outstanding Principal Amount" means the principal amount of this N Covered Bond [in respect of any Instalment N Covered Bond, insert: less any principal amount on which interest shall have ceased to accrue in accordance with Condition 3[.3]/specify other].

"Reference Banks" [means specify banks]/[has the meaning given in the ISDA Definitions, mutatis mutandis].

"Relevant Screen Page" means [insert screen page and relevant fallback].

"Relevant Time" means [specify].]

"TARGET2 Business Day" means, a day in which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open;

[3.7]         Interest Act (Canada)

For the purposes of disclosure pursuant to the Interest Act (Canada) and not for any other purpose, where in this N Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

4.             REDEMPTION

4.1	Redemption at Maturity.

Unless previously redeemed, or purchased and cancelled, this N Covered Bond shall be redeemed at [specify Final Redemption Amount] (the “Final Redemption Amount”) in the Specified Currency on [specify Final Maturity Date]/[the Interest Payment Date falling in [ ]] (the "Final Maturity Date").

4.2	Early Redemption for Taxation Reasons.

If (i) as a result of any change in the laws or regulations of [Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax]/[in the case of an N Covered Bond issued by a branch of the Issuer outside Canada: of [insert country in which such branch is located] or of any political subdivision thereof or any authority or agency therein or thereof having power to tax] or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Issue Date, the Issuer would be required to pay additional amounts as provided in Condition 6, (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it and [(iii) such circumstances are evidenced by the delivery by the Issuer to the Issuing and Paying Agent of (x) a certificate signed by two senior officers of the Issuer stating that the said circumstances prevail and describing the facts leading thereto, and (y) an opinion of independent legal advisers of recognised standing to the effect that the circumstances set forth in (i) above, prevail,] the Issuer may, at its option and having given no less than 30 nor more than 60 days’ notice [in the case of a Floating Rate N Covered Bond insert: ending on an Interest Payment Date] to the Covered Bondholder in accordance with Condition 9 (Notices) of these N Covered Bond Conditions (which notice shall be irrevocable), redeem this N Covered Bond at [its Outstanding Principal Amount]/[in the case of a Zero Coupon N Covered Bond, insert: at its Amortized Face Amount (as defined below)]/[specify other Early Redemption Amount (the "Early Redemption Amount")], together with accrued interest (if any) thereon, provided, however, that no such notice of redemption may be given earlier than [90 days/[in the case of a Floating Rate N Covered Bond, insert: a number of days which is equal to the aggregate of the number of days falling within the then current Interest Period plus 60 days] prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of this N Covered Bond then due.

[The Issuer may not exercise such option in respect of this N Covered Bond while it is subject to the prior exercise by the N Covered Bondholder's option to require the redemption of this N Covered Bond under Condition 4.[5].]

[4.3           Call Option.

The Issuer may, having given the appropriate notice to the N Covered Bondholder in accordance with Condition 9 (Notices) of these N Covered Bond Conditions, which Notice shall be irrevocable, and shall specify the date fixed for redemption [and subject to specify conditions], redeem all [but not part only]/[or part only] of this N Covered Bond on [insert dates] (each, an "Optional Redemption Date") at [specify amount per Calculation Amount] (the "Optional Redemption Amount[s]") together with accrued interest (if any) thereon on the date specified in such notice.

[The Issuer may not exercise such option in respect of this N Covered Bond while it is subject to the prior exercise by the N Covered Bondholder's option to require the redemption of this N Covered Bond under Condition 4.[5].]]

[4.4           Partial Redemption.

If this N Covered Bond is to be redeemed in part only on any date in accordance with Condition 4.[3], such redemption must be for an amount not less than [ ] per Calculation Amount (the "Minimum Redemption Amount") or not more than [ ] per Calculation Amount (the "Maximum Redemption Amount").

In the case of the redemption of part only of this N Covered Bond, a new N Covered Bond certificate in respect of the unredeemed balance shall be issued in accordance with Condition 1.3, which shall apply as in the case of a transfer of this N Covered Bond as if such new N Covered Bond were in respect of the untransferred balance.]

[[4.5]        Put Option.

Upon the N Covered Bondholder giving [specify required notice] to the Issuer (which notice shall be irrevocable), the Issuer will, upon expiry of such notice, redeem this N Covered Bond [in accordance with specify any additional conditions] in whole (but not in part only) on [insert dates] (each, an "Optional Redemption Date") at [specify amount per Calculation Amount] (the "Optional Redemption Amount[s]") together with accrued interest (if any) thereon on the date specified in such notice, provided that any such Put Option shall expire no later than upon an Issuer Event of Default. In order to exercise such option, the N Covered Bondholder must, not less than 45 days before the Optional Redemption Date deposit this N Covered Bond during normal business hours at the specified office of the Registrar together with a duly completed early redemption notice ("Put Notice") in the form which is available from the specified office of the Registrar.  Once the N Covered Bond is so deposited and the option exercised the N Covered Bond may not be withdrawn [(except as provided in the Agency Agreement)].

The N Covered Bondholder may not exercise this Put Option if this N Covered Bond is the subject of an exercise by the Issuer of its option to redeem such N Covered Bond under [either] [Condition 4.2] [or] [4.3].]

[4.6]         Purchase of N Covered Bond.

The Issuer or any of its subsidiaries may at any time purchase this N Covered Bond in the open market or otherwise and at any price.

[4.7]         Cancellation of N Covered Bond upon Redemption or Purchase.

If this N Covered Bond is redeemed in accordance with this Condition 4, it will be cancelled forthwith and may not be reissued or resold.  If this N Covered Bond is purchased in accordance with Condition 4.[6] it may be cancelled or may be reissued or resold.

[4.8]         Further Provisions applicable to Final Redemption Amount

The provisions of Condition 3.4 shall apply to any determination or calculation of the Redemption Amount [or any Instalment Amount] required to be made by the Calculation Agent.

References herein to "Redemption Amount" shall mean, as appropriate, the Final Redemption Amount, [Final Instalment Amount,] the Optional Redemption Amount, the Early Redemption Amount [or specify other applicable form of redemption amount].

[In the case of any Zero Coupon N Covered Bond, insert: The "Amortized Face Amount" shall be an amount equal to the sum of:

(a)	the Reference Price; and

(b)
the product of the Accrual Yield [(compounded annually)] being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which this N Covered Bond becomes due and repayable.

Where such calculation is to be made for a period which is not a full year, the calculation in respect of the period of less than a full year shall be made on the basis of [insert relevant Day Count Fraction and include definition].

If any Redemption Amount (other than the Final Redemption Amount) of any Zero Coupon Definitive Covered Bond is improperly withheld or refused or default is otherwise made in the payment thereof, the Amortized Face Amount shall be calculated as provided in above but as if references in subparagraph (b) to the date fixed for redemption or the date upon which this N Covered Bond becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the earlier of:

(a)	the date on which, upon due presentation or surrender of this N Covered Bond, all amounts due have been paid; and

(b)
the seventh day after the date on which, the Registrar having received the funds required to make such payment, notice is given to the N Covered Bondholder in accordance with Condition 9 of that circumstance (except to the extent that there is a failure in the subsequent payment thereof to the N Covered Bondholder). The calculation of the Amortized Face Amount in accordance with this sub-paragraph will continue to be made after as well as before judgment, unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the scheduled Final Redemption Amount of the N Covered Bond on the Maturity Date together with interest which may accrue in accordance with Condition 3.[7]]

[[4.9]        Late Payment on Zero-Coupon N Covered Bonds

If any Final Redemption Amount in respect of this Zero-Coupon N Covered Bond is not paid when due, interest shall accrue on the overdue amount at a rate per annum (expressed as a percentage per annum) [equal to [ ] per cent,, per annum (the “Amortization Yield”)]/[specify other] until the date on which, upon due presentation or surrender of this N Covered Bond, the relevant payment is made or, if earlier, the seventh day after the date on which, the Registrar having received the funds required to make such payment, notice is given to the N Covered Bondholder in accordance with Condition 9 (Notices) of these N Covered Bond Conditions that the Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the N Covered Bondholder).  The amount of any such interest shall be calculated in accordance with the provisions of Condition 3[.5] as if the Rate of Interest was the Amortization Yield, the Outstanding Principal Amount was the overdue sum and the Day Count Fraction was [30E/360]/[specify other].]

[[4.10]     InstalmentN Covered Bonds

This N Covered Bond will be redeemed in the amounts of [specify] (each an "Instalment Amount") on [specify dates] (each an "Instalment Date").]

[[4.11]     Index-Linked Redemption N Covered Bonds.

[Insert provisions for calculating Redemption Amount if Index-Linked if applicable]]

[[4.12]     Other Redemption and Purchase Provisions

[Specify other relevant provisions, if applicable.]]

5	PAYMENTS

5.1	General

Subject as provided below, payments will be made by credit or electronic transfer [if the Specified Currency is euro, insert: to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque][if the Specified Currency is other than euro, insert: to an account in the Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency].

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment but without prejudice to the provisions of Condition 6 (Taxation) of these N Covered Bond Conditions.  References to [Insert Specified Currency] will include any successor currency under applicable law.

5.2	Repayments in respect of Principal

Repayment of principal (other than instalments of principal prior to the final instalment) in respect of this N Covered Bond will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of this N Covered Bond at the specified office of the Registrar or its nominee.  Any such presentation must be made by the N Covered Bondholder at the specified office of the Registrar or its nominee two business days (being for this purpose a day on which banks are open for business in the city where the specified offices of the Registrar or its nominee are located) before the relevant due date.  Such repayments will be made on the due date by electronic transfer to the Designated Account (as defined below) of the N Covered Bondholder appearing in the register at the close of business on the [third] Business Day (being for this purpose a day on which banks are open for business in the city where the specified offices of the Registrar or its nominee are located) before the relevant due date.  Notwithstanding the previous sentence, if [(i)] a N Covered Bondholder does not have a Designated Account [or (ii) the Principal Amount Outstanding of this N Covered Bond is less than U.S.$250,000, [or its approximate equivalent in any other Specified Currency] payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below).

For these purposes, Designated Account means the account maintained by the N Covered Bondholder with a Designated Bank and identified as such in the Register and Designated Bank means [if the Specified Currency is euro, insert: any bank which processes payment in euro][if the Specified Currency is other than euro, insert:  a bank in the principal financial centre of the country of such Specified Currency].

5.3	Payments of Interest

Payments of interest and repayments of instalments of principal (other than the final instalment) will be made by the Issuing and Paying Agent by electronic transfer on the due date in the manner provided in the preceding paragraph.  The N Covered Bondholder shall provide its payment account details to the Issuing and Paying Agent in order to facilitate such payment.  Payment of the interest due in respect of this N Covered Bond on redemption will be made in the same manner as payment of the final instalment of principal in accordance with Condition 5.2 (Repayments in respect of Principal) of these N Covered Bond Conditions above.

[Upon application of the N Covered Bondholder payments of interest and repayments of instalments of principal (other than the final instalment) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed (on a Business Day in the city where the specified office of the Registrar is located) by uninsured mail to the N Covered Bondholder appearing in the Register at the close of business on the [fifteenth] day (whether or not such [fifteenth] day is a Business Day) before the relevant due date (the Record Date) at the N Covered Bondholder's address shown in the Register on the Record Date and at the risk of the N Covered Bondholder.]

The N Covered Bondholder will not be entitled to claim any interest or other payment resulting from any delay in it receiving any amount due in respect of this N Covered Bond as a result of a cheque. posted in accordance with this Condition, arriving after the due date for payment or being lost in the post.  No commissions or expenses shall be charged to the N Covered Bondholder by the Registrar in respect of any payments of principal or interest in respect of this N Covered Bond.

5.4	Interpretation of principal and interest

Any reference in these N Covered Bond Conditions to principal in respect of this N Covered Bond shall be deemed to include, as applicable:

(a)
any additional amounts which may be payable with respect to principal under Condition 6 (Taxation) of these N Covered Bond Conditions or under any undertakings or covenants given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(b)	the Final Redemption Amount of this N Covered Bond;

(c)	the Optional Redemption Amount(s) (if any) of this N Covered Bond;

(d)	the Early Redemption Amount of this N Covered Bond (other than any amount representing accrued but unpaid interest amounts or other amounts specified in these N Covered Bond Conditions);

(e)	[in relation to an N Covered Bonds redeemable in instalments, insert: the Instalment Amounts;]

(f)	[in relation to Zero Coupon N Covered Bonds, insert: the Amortised Face Amount (as defined in Condition 4.[10] (Early Redemption Amounts)) of these N Covered Bond Conditions;]

(g)	any premium and any other amounts (other than interest) which may be payable under or in respect of this N Covered Bond;

(h)	[in relation to Dual Currency N Covered Bonds, insert: the principal payable in any relevant Specified Currency;] and

(i)	any Excess Proceeds which may be payable by the Bond Trustee under or in respect of this N Covered Bond.

Excess Proceeds means monies received by the Bond Trustee from the Issuer or any administrator, administrative receiver, receiver, liquidator, trustee in sequestration, bank administrator, bank liquidator or other similar official appointed in relation to the Issuer.

Any reference in these N Covered Bond Conditions to interest in respect of the N Covered Bond shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 6 (Taxation) of these N Covered Bond Conditions or under any undertakings given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

5.5	Payment Day

If the date for payment of any amount in respect of this N Covered Bond is not a Payment Day (as defined below), the holder thereof shall not be entitled to payment of the relevant amount due until the next following Payment Day and shall not be entitled to any interest or other sum in respect of any such delay.  In this Condition 5.5, Payment Day means any day which (subject to Condition 7 (Prescription and Counterclaims) of these N Covered Bond Conditions) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)           [Toronto][London [and Frankfurt]; and

(ii)           any Additional Business Centre specified in the N Covered Bond Agreement; and

(b)
[if the Specified Currency is euro, insert: a day on which the TARGET2 System is open.][if the Specified Currency is other than euro, insert: a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in [insert the principal financial centre of the country of the relevant Specified Currency] (if other than the place of presentation, London and any Additional Business Centre).]

[In the case of Linear Interpolation, insert:

5.6	Linear Interpolation

The Rate of Interest for any Interest Period shall be calculated by the Issuing and Paying Agent by straight line linear interpolation by reference to two rates based on[in the case of Screen Rate Determination, insert as determined in Clause 3.2 (ii): [LIBOR][EURIBOR]][in the case of an ISDA Rate N Covered Bond, insert: the relevant Floating Rate Option], one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Issuing and Paying Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

[in the case of Screen Rate Determination, insert: “Designated Maturity” means, the period of time to be determined in accordance with Clause 3.2 (ii).]

6.             TAXATION

6.1.
All amounts payable (whether in respect of principal, interest or otherwise) in respect of this N Covered Bond will be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of [Canada]/[in the case of N Covered Bond issued by a branch of the Issuer located outside Canada, specify country in which such branch is located] or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the interpretation or administration thereof.  In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the N Covered Bondholder after such withholding or deduction shall equal the respective amounts of principal and interest which would have been received in respect of this N Covered Bond, in the absence of such withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of this N Covered Bond:

(a)
to, or to a third party on behalf of, a N Covered Bondholder who is liable for such taxes, duties, assessments or governmental charges in respect of this N Covered Bond by reason of his having some connection with [Canada]/[country in which such branch is located] otherwise than the mere holding of (but not the enforcement of) this N Covered Bond; or

(b)
to, or to a third party on behalf of, a N Covered Bondholder in respect of whom such tax, duty, assessment or governmental charge is required to be withheld or deducted by reason of the holder of a right to receive any payments in respect of a N Covered Bond or any owner of a beneficial interest in a N Covered Bond, being a person with whom the Issuer is not dealing at arm's length (within the meaning of the Income Tax Act (Canada)); or

(c)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or

(d)
to, or to a third party on behalf of, a N Covered Bondholder who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Issuer; or

(e)
presented for payment by or on behalf of a N Covered Bondholder who would be able to avoid such withholding or deduction by presenting this N Covered Bond to another Paying Agent in a member state of the European Union; or

(f)
presented for payment more than 30 days after the Relevant Date except to the extent that the N Covered Bondholder would have been entitled to such additional amount on presenting the same for payment on the thirtieth such day; or

(g)
to, or to a third party on behalf of, a N Covered Bondholder who is liable for such taxes, duties, assessments or other governmental charges by reason of such N Covered Bondholder's failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Canada or the country in which such branch is located of such N Covered Bondholder, if (i) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (ii) the Issuer has given the N Covered Bondholder at least 30 days' notice that the N Covered Bondholder will be required to provide such certification, identification, documentation or other requirement; or

(h)
for or on account of any withholding tax or deduction imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code , or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, whether currently in effect or as published and  amended from time to time (the “FATCA Withholding Tax Rules”).

6.2.
For the purposes of this Condition, the "Relevant Date" means the date on which any payment in respect of this N Covered Bond first become due and payable, or, if the full amount of the moneys payable has not been received by the Registrar on or prior to such due date, the date on which the full amount of such moneys shall have been so received and notice to that effect shall have been duly given to the N Covered Bondholder in accordance with Condition 9.

6.3.
If the Issuer becomes subject generally at any time to any taxing jurisdiction other than or in addition to [Canada]/[the country in which the relevant branch is located], references in Condition 4.2 and Condition 6.1 to [Canada]/[the country in which the relevant branch is located] shall be read and construed as references to [Canada]/[the country in which such branch is located] and/or to such other jurisdiction(s), as applicable.

7.	PRESCRIPTION AND COUNTERCLAIMS

7.1.
Prescription. The obligations of the Issuer to pay principal and interest in respect of this N Covered Bond shall be prescribed (i) in respect of principal upon the expiry of ten years following the respective due date for the payment of principal and (ii) in respect of interest upon the expiry of five years following the respective due date for the relevant payment of interest.

7.2.
Counterclaims. As long as, and to the extent that, this N Covered Bond forms part of the restricted assets (gebundenes Vermögen) within the meaning of § 54 of the German Act Concerning the Supervision of Insurance Companies (Gesetz über die Beaufsichtigung der Versicherungsunternehmen - Versicherungsaufsichtsgesetz) of 17 December, 1992 (as amended) and the German Regulation Concerning the Investment of the Restricted Assets of Insurance Companies (Verordnung über die Anlage des gebundenen Vermögens von Versicherungsunternehmen) of 20 December, 2001 (as amended), the Issuer waives (also in the event of insolvency of the N Covered Bondholder or in the event that insolvency proceedings or similar proceedings are instituted against the N Covered Bondholder) any right of set-off as well as any right to exercise any pledges, rights of retention and other rights which could affect the rights under the N Covered Bond.

8.	PAYING AGENT [,][AND ] REGISTRAR[ AND OTHER AGENTS]

8.1	The initial Paying Agent[,][and] the Registrar [and][the Calculation Agent][specify other agents as applicable] and their respective initial specified offices are as follows:

[Insert details]

8.2
The Issuer and the Guarantor LP reserve the right at any time to vary or terminate the appointment of any Paying Agent (including the Issuing and Paying Agent), the Registrar or the Calculation Agent and to appoint additional or other Paying Agents or another Registrar or Calculation Agent provided that it will at all times maintain

(i)	an Issuing and Paying Agent,

(ii)	a Registrar [maintaining a specified office in [insert any relevant jurisdiction][,/and]

(iii)
a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives [and

(iv)	a Calculation Agent where required by the N Covered Bond Conditions.

The Agents, the Registrar and the Calculation Agent reserve the right at any time to change their respective specified offices to some other specified office in the same metropolitan area.  Notice of all changes in the identities or specified offices of any Agent, the Registrar or the Calculation Agent will be given promptly by the Issuer and the Guarantor LP to the N Covered Bondholder in accordance with Condition 9.

8.3
Each of the Agents, the Registrar and the Calculation Agent acts solely as agent of the Issuer and the Guarantor LP and, save as provided in the Agency Agreement or any other agreement entered into with respect to its appointment, does not assume any obligations towards or relationship of agency or trust for any Bondholder and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon it in the Agency Agreement or other agreement entered into with respect to its appointment or incidental thereto.

9.             NOTICES

[Notices to the N Covered Bondholder may be given by first class mail (or equivalent) or, if posted to an overseas address, by air mail to it at its address as recorded in the Register.  Notices will be deemed to have been validly given on the fourth weekday after the date of such mailing or, if posted from another country, on the fifth such day.][specify other]

10.	REPLACEMENT OF THE CERTIFICATE REPRESENTING THIS N COVERED BOND

If the certificate representing this N Covered Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar upon payment by the applicant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. A mutilated or defaced certificate must be surrendered before a replacement certificate will be issued.

11.	GOVERNING LAW, PLACE OF JURISDICTION, PARTIAL INVALIDITY

11.1.
Governing Law. With the exception of Condition 2 (Status) of these N Covered Bond Conditions, which is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein, this N Covered Bond and all rights and obligations arising under this N Covered Bond (including any non-contractual rights and obligations) are governed by, and shall be construed in accordance with, the laws of the Federal Republic of Germany.

11.2.
Place of Jurisdiction. The courts of the Province of Ontario (Canada) shall have the exclusive jurisdiction for any actions or other legal proceedings arising out of or in connection with this N Covered Bond and the Issuer and the N Covered Bondholder waive any right to invoke, and undertake not to invoke, any claim of forum non conveniens and irrevocably submit to the jurisdiction of the courts of Ontario in respect of any action or proceeding relating in any way to this N Covered Bond.

11.3.
Partial Invalidity. If any provision of these N Covered Bond Conditions is or becomes invalid or unenforceable in whole or in part, the remaining provisions shall remain unaffected thereby. Invalid or unenforceable provisions shall be deemed to be replaced by such valid and enforceable provisions which taking into consideration the purpose and intent of these N Covered Bond Conditions have to the extent legally possible the same economic effect as the invalid or unenforceable provisions. This shall apply mutatis mutandis to any gap (Vertragslücke) in these N Covered Bond Conditions.

12.	LANGUAGE

These N Covered Bond Conditions are written in the English language and may be provided with a German language translation.  Only the English language version shall be binding.

SCHEDULE TWO

FORM OF N COVERED BOND ASSIGNMENT AGREEMENT
N COVERED BOND ASSIGNMENT AGREEMENT

THIS N COVERED BOND ASSIGNMENT AGREEMENT (the “Agreement”) is made on [insert date] BETWEEN:

(1)	[insert name and complete address of assignor] (the “Assignor”); and

(2)	[insert name and complete address of assignee] (the “Assignee”);

together the “Parties” and each a “Party”.

WHEREAS:

(A)
The Assignor is holder of the [insert series] N Covered Bond due [insert maturity date] (the “N Covered Bond”) issued by Royal Bank of Canada (the “Issuer”) in the principal amount of [insert current holding of the assignor in the N Covered Bond].

(B)
Pursuant to an “N Covered Bond Agreement” the N Covered Bond forms part of the Issuer’s global covered bond programme (the “Programme”) under which the liabilities of the Issuer as to the payments of interest and principal are unconditionally and irrevocably guaranteed by RBC Covered Bond Guarantor Limited Partnership (the “Guarantor LP”) in favour of Computershare Trust Company of Canada (the “Bond Trustee”) for the benefit of  the bondholders under the Programme in the circumstances further described in the Trust Deed.

NOW IT IS HEREBY AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

Unless specified otherwise, capitalised terms used, but not defined in this Agreement shall have the meaning given to them in the “N Covered Bond Conditions” which are attached as Schedule One to the N Covered Bond.

2.             ASSIGNMENT

2.1	The Assignor hereby assigns to the Assignee its claims against the Issuer under the N Covered Bond together with all rights relating thereto,

in the amount of:	[insert currency and amount transferred]

(in words: [insert amount transferred in words])

with effect from: [insert transfer date] (the “Transfer Date”).

2.2	The Assignee hereby accepts such assignment.

3.	NOTIFICATION AND EFFECTIVENESS OF THE ASSIGNMENT

3.1
In accordance with condition 1.3 (Transfer) of the N Covered  Bond Conditions, the Assignor shall immediately notify the Registrar of the assignment contemplated hereunder by sending an executed copy of this Agreement together with the certificate made out in its name and evidencing the N Covered Bond to [details of the Registrar to be inserted].

3.2
The assignment shall only become effective upon registration thereof in the Register maintained by the Registrar.  The Registrar will register the transfer if the requirements set out in condition 1.3 (Transfer) of the N Covered Bond Conditions have been met, in particular, that the Assignee, by entering into this Agreement, has agreed to be bound by the terms of the N Covered Bond Agreement (as provided in Clause 4 (N Covered Bond Agreement) below).

N COVERED BOND AGREEMENT

4.1
The Assignee agrees in relation to the N Covered Bond or part of the N Covered Bond assigned hereunder to be bound by and take the benefit of the N Covered Bond Agreement as if it were an original signatory thereto in its capacity as N Covered Bondholder.  Upon due registration of the assignment in the Register by the Registrar the Assignor ceases to be a party to and is released from the N Covered Bond Agreement with respect to the N Covered Bond or the part of the N Covered Bond assigned hereunder.

4.2	The Issuer or the Registrar shall make a copy of the N Covered Bond Agreement available to the Assignee.

5.	DESIGNATED ACCOUNT OF AND NOTICES TO THE ASSIGNEE

5.1	For the purpose of condition 5 (Payments) of the N Covered Bond Conditions, the Designated Account of the Assignee shall be the bank account with the following references:

Account holder:	(A)	[ ]
Name of bank:	(B)	[ ]
Account number:	(C)	[ ]
SWIFT CODE:	(D)	[ ]
IBAN:	(E)	[ ]
Reference	(F)	[ ]

5.2	For the purpose of Condition 9 (Notices) of the N Covered Bond Conditions the contact details of the Assignee shall be the following:

Address:	[ ]
Attention:	[ ]
Telephone:	[ ]
Fax:	[ ]
Email:	[ ]

6.             ISSUE AND DELIVERY OF NEW CERTIFICATE(S)

The Assignee hereby requests that a new certificate made out in its name in the amount assigned under this Agreement will be issued by the Issuer[,][and] authenticated by the Registrar [and, at the risk and at the costs (except for any costs of delivery by regular uninsured mail) of the Assignee, sent by [regular mail][registered mail][ ] to the Assignee at the address first above written].[In case of partial assignments insert: The Assignor hereby requests that a new certificate made out in its name in the amount not assigned hereunder and retained by the Assignor will be issued by the Issuer[,][and] authenticated by the Registrar [and, at the risk and at the costs (except for any costs of delivery by regular uninsured mail) of the Assignor, sent by [regular mail][registered mail][ ] to the Assignor at the address first above written].]

7.	COPIES

7.1
This Agreement shall be executed in three original copies. One original copy shall be retained by the Assignor and Assignee respectively and one original copy shall be sent to the Registrar by the Assignor as further described in condition 1.3 (Transfer) of the N Covered Bond Conditions.

7.2	The Parties instruct and authorise the Registrar to forward copies of this Agreement to the Issuer, the Guarantor LP and the Bond Trustee.

8.	GOVERNING LAW; PLACE OF JURISDICTION; PARTIAL INVALIDITY

8.1
This Agreement, including any non-contractual rights and obligations arising out of or in connection with this Agreement, (other than Clause 4 (N Covered Bond Agreement)) is governed by, and shall be construed in accordance with, German law. Clause 4 (N Covered Bond Agreement) of this Agreement, including any non-contractual rights and obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

8.2	The courts of the Province of Ontario (Canada) shall have the exclusive jurisdiction for any actions or other legal proceedings arising out of or in connection with this Agreement.

8.3
If any provision of this Agreement or part thereof should be or become invalid or unenforceable, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision which, taking into consideration the purpose and intent of this Agreement, has to the extent legally possible the same economic effect as the invalid or unenforceable provision. This shall apply mutatis mutandis to any gap (Vertragslücke) in this Agreement.

9.	LANGUAGE

This Agreement is written in the English language and may be provided with a German language translation. Only the English language version shall be binding.

Assignor
By: ________________________________________	By: ________________________________________
Name:	Name:
Title:	Title:

Assignee
By: ________________________________________	By: ________________________________________
Name:	Name:
Title:	Title:

FORM OF N COVERED BOND AGREEMENT

N COVERED BOND AGREEMENT

THIS N COVERED BOND AGREEMENT (the "Agreement") is made on [ ] BETWEEN:

(1)	Royal Bank of Canada, a Canadian chartered bank having its executive offices at Royal Bank Plaza, South Tower, 8th Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 (the "Issuer");

(2)
RBC Covered Bond Guarantor Limited Partnership, a limited partnership constituted under the Limited Partnership Act (Ontario) and having its principal place of business at 155 Wellington Street West, 14th Floor, Toronto, Ontario, Canada M5V 3K7, herein represented by its managing general partner, RBC Covered Bond GP Inc. (the "Guarantor LP");

and

(3)	[ ], a [ ] [incorporated and] existing under the laws of [ ], having its executive offices at [ ] (the "N Covered Bondholder").

WHEREAS:

(A)
The Issuer has established a global Covered Bond programme (the "Programme") as further described in a prospectus dated [ ], as supplemented from time to time pursuant to which the Issuer may from time to time issue Covered Bonds denominated in any agreed currency.

(B)
Computershare Trust Company of Canada, a company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada M5J 2Y1 (the "Bond Trustee") has agreed to act as bond trustee for the benefit of the Covered Bondholders, the Receiptholders and the Couponholders under the Programme, upon and subject to the terms of an amended and restated Trust Deed initially made between the Issuer, the Guarantor and the Bond Trustee on the Programme Establishment Date and most recently amended and restated as of August 1, 2014 (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto, the "Trust Deed").

(C)	The Guarantor LP has agreed to guarantee all Covered Bonds issued under the Programme and all other amounts payable by the Issuer under the Trust Deed in the circumstances described therein.

(D)
Together with the execution of this Agreement, the Issuer has issued or will issue the Series [ ] [insert Principal Amount] N Covered Bond (the "N Covered Bond") to which this Agreement relates and which forms Series [ ] of Covered Bonds under the Programme.

NOW IT IS HEREBY AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1	For the purposes of this Agreement, the following definitions shall apply:
["Extended Due for Payment Date" means [ ].]

["Extension Determination Date" means the date falling two Business Days after the expiry of seven days from (and including) the Final Maturity Date.]

"Final Maturity Date" has the meaning given in the N Covered Bond Conditions relating hereto.

"Guarantee Priority of Payments" means the priority of payments relating to moneys received by the Cash Manager for and on behalf of the Guarantor LP and moneys standing to the credit of the Guarantor LP Accounts, to be paid on each Guarantor LP Payment Date in accordance with the Guarantor LP Agreement.

"N Covered Bond" has the meaning given to it in Recital D above.

"N Covered Bond Conditions" means the terms and conditions of the N Covered Bond annexed as Schedule One to the N Covered Bond.

"Programme Conditions" means the terms and conditions set out in Schedule 1 to the Trust Deed as the same may from time to time be modified in accordance with the Trust Deed.

"Rating Agency" means any one of Moody’s Investors Service Limited, Fitch, Inc. and DBRS Limited, to the extent that at the relevant time they provide ratings in respect of the then outstanding Covered Bonds, or their successors and "Rating Agencies" means more than one Rating Agency.

1.2
The amended and restated master definitions and construction agreement initially made between, inter alia, the parties to the Transaction Documents on the Programme Establishment Date and most recently amended and restated as of August 1, 2014 (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto, the "Master Definitions and Construction Agreement") is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined (i) in the N Covered Bond Conditions, or (ii) herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement.

2.             N COVERED BOND AGREEMENT

2.1	The N Covered Bondholder hereby agrees that with respect to the N Covered Bond it shall take the benefit of and be bound by and subject to:

(a)
the Trust Deed (excluding, except as specified herein, the Programme Conditions, but including, without limitation and for the avoidance of doubt, the Covered Bond Guarantee granted pursuant to Clause 7 thereof, the provisions on Proceedings, Action and Indemnification pursuant to Clause 10 thereof, and the provisions in relation to Meetings of Covered Bondholders pursuant to Schedule 5 thereof) and the other Transaction Documents to the extent relevant to the N Covered Bond and this Agreement;

(b)	the remaining provisions of this Agreement; and

(c)
Condition 7 (Events of Default), Condition 13 (Meetings of Covered Bondholders, Modification and Waiver), Condition 19 (Substitution) and Conditions 21 (Indemnification of Bond Trustee and Bond Trustee contracting with the Issuer and/or the Guarantor LP) of the Programme Conditions.

3.             COVERED BOND GUARANTEE

3.1	General

Subject to and in accordance with the terms of the Trust Deed and Condition 7 (Events of Default and Enforcement) of the Programme Conditions, under the Covered Bond Guarantee the Guarantor LP shall, following service of an Issuer Acceleration Notice and Notice to Pay or, if applicable, an Guarantor LP Acceleration Notice, pay or procure to be paid the Guaranteed Amounts in respect of the N Covered Bond on their Original Due for Payment Dates [insert if Extended due for Payment Date is applicable: or their Extended Due for Payment Date].

[If Extended Due for Payment Date is applicable to the relevant N Covered Bond issuance, insert Clause 3.2 below:

3.2	Extended Due for Payment Date

Without prejudice to Condition 7 of the Programme Conditions, if the Issuer has failed to pay the Final Redemption Amount on the Final Maturity Date (or after expiry of the applicable grace period set out in Condition 7.01(a) of the Programme Conditions) and following the service of a Notice to Pay on the Guarantor LP by no later than the date falling one Business Day prior to the Extension Determination Date the Guarantor LP has insufficient moneys available in accordance with the Guarantee Priority of Payments to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount of the N Covered Bond on the date falling on the earlier of (a) the date which falls two London Business Days after service of such Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the grace period set out in Condition 7.02 of the Programme Conditions) under the terms of the Covered Bond Guarantee or (b) the Extension Determination Date, then (subject as provided below) payment of the unpaid amount by the Guarantor LP under the Covered Bond Guarantee shall be deferred until the Extended Due for Payment Date, provided that in respect of any amount representing the Final Redemption Amount due and remaining unpaid on the earlier of (a) and (b) above the Guarantor LP will apply any moneys available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) to pay the Guaranteed Amounts corresponding to the Final Redemption Amount on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date.

The Issuer shall confirm to the Issuing and Paying Agent as soon as reasonably practicable and in any event at least 4 Business Days prior to the Final Maturity Date whether payment will be made in full of the Final Redemption Amount in respect of the N Covered Bond on the Final Maturity Date.  Any failure by the Issuer to notify the Issuing and Paying Agent shall not affect the validity or effectiveness of the extension of maturity.

The Guarantor LP shall notify the Bondholder (in accordance with Condition 9 (Notices) of the N Covered Bond Conditions), the Rating Agencies, the Bond Trustee, the Issuing and Paying Agent and the Registrar as soon as reasonably practicable and in any event at least one Business Day prior to the dates specified in (a) and (b) of the first paragraph of this Clause 3.2 of any inability of the Guarantor LP to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount pursuant to the Covered Bond Guarantee. Any failure by the Guarantor LP to notify such parties shall not affect the validity or effectiveness of the extension nor give rise to any rights in any such party.

In the circumstances outlined above, the Guarantor LP shall on the earlier of (a) the date falling two London Business Days after the service of a Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the grace period set out in Condition 7.02 of the Programme Conditions) and (b) the Extension Determination Date, under the Covered Bond Guarantee, apply the moneys (if any) available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) pro rata in part payment of an amount equal to the Final Redemption Amount of each Covered Bond of the relevant Series of Covered Bonds and shall pay Guaranteed Amounts constituting the Scheduled Interest in respect of each such Covered Bond on such date. The obligation of the Guarantor LP to pay any amounts in respect of the balance of the Final Redemption Amount not so paid shall be deferred as described above. Such failure to pay by the Guarantor LP shall not constitute a Guarantor LP Event of Default.

3.3	Excess Proceeds

Any discharge of the obligations of the Issuer as the result of the payment of Excess Proceeds to the Bond Trustee shall be disregarded for the purposes of determining the amounts to be paid by the Guarantor LP under the Covered Bond Guarantee in connection with this Clause 3.

3.4	Accrual of Interest after the Final Maturity Date

Following the Final Maturity Date, interest will continue to accrue on the Principal Amount Outstanding of the N Covered Bond and be payable on any unpaid amount at a Rate of Interest determined in accordance with Condition 5.03 of the Programme Conditions (in the same manner as the Rate of Interest for Floating Rate Covered Bonds), provided that terms used in Condition 5.03 of the Programme Conditions shall, where applicable, be modified as annexed hereto.

4.	[Intentionally Deleted]

5.             REDEMPTION DUE TO ILLEGALITY

The N Covered Bond may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Registrar and, in accordance with Condition 9 (Notices) of the N Covered Bond Conditions, the Bondholder (which notice shall be irrevocable), if the Issuer satisfies the Bond Trustee immediately before the giving of such notice that it has, or will, before the next Interest Payment Date of any Covered Bond of any Series, become unlawful for the Issuer to make, fund or allow to remain outstanding any advance made by it to the Guarantor LP pursuant to the Intercompany Loan Agreement, as a result of any change in, or amendment to, the applicable laws or regulations or any change in the application or official interpretation of such laws or regulations, which change or amendment has become or will become effective before the next such Interest Payment Date.

If the N Covered Bond is redeemed pursuant to this Clause 5, it will be redeemed at its Early Redemption Amount together (if appropriate) with interest accrued to (but excluding) the date of redemption.

Prior to the publication of any notice of redemption pursuant to this Clause 5, the Issuer shall deliver to the Issuing and Paying Agent and Bond Trustee a certificate signed by two senior officers of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and the Issuing and Paying Agent and Bond Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on all holders of the Covered Bonds, Receiptholders and Couponholders.

6.	TAXATION

6.1
For the purposes of Condition 6 of the N Covered Bond Conditions, any reference in this Agreement or the Conditions to any payment due in respect of the N Covered Bond shall be deemed to include any additional amounts which may be payable under Condition 6 of the N Covered Bond Conditions. Unless the context otherwise requires, any reference in this Agreement or the Conditions to "principal" shall include [any premium payable in respect of the N Covered Bond,] any [Instalment Amount or] Final Redemption Amount, any Excess Proceeds which may be payable by the Bond Trustee under or in respect of the Covered Bonds [add any other amounts in the nature of principal payable pursuant to the N Covered Bond Conditions] and "interest" shall include all amounts payable pursuant to Condition 3 of the N Covered Bond Conditions and any other amounts in the nature of interest payable pursuant to this Agreement or the N Covered Bond Conditions.

6.2
Should any payments made by the Guarantor LP under the Covered Bond Guarantee be made subject to any withholding or deduction for or on account of taxes or duties of whatever nature imposed or levied by or on account of Canada, any province or territory, political sub-division thereof or by any authority or agency therein or thereof having power to tax, the Guarantor LP will not be obliged to pay any additional amounts as a consequence.

7.	BRANCH OF ACCOUNT

7.1	For the purposes of the Bank Act (Canada), [Toronto / London / specify other branch] shall be the branch of account (the "Branch of Account") for the deposits evidenced by the N Covered Bond.

7.2	The N Covered Bond will be paid without the necessity of first being presented for payment at the Branch of Account.

7.3
[If the Branch of Account is not in Canada, include the following] The issuer may change the Branch of Account for the deposits evidenced by the N Covered Bond, upon not less than seven days' prior notice to the N Covered Bondholder given in accordance with Condition 9 (Notices) of the N Covered Bond Conditions and upon and subject to the following terms and conditions:

[(a)           [If the N Covered Bond is denominated in Yen, including the following:] the Branch of Account shall not be in Japan;]

[(b)]           the Issuer shall indemnify and hold harmless the N Covered Bondholder against any tax, duty, assessment or governmental charge which is imposed or levied upon the N Covered Bondholder as a consequence of such change; and

[(c)]           notwithstanding [(b)] above, no change of the Branch of Account may be made unless immediately after giving effect to such change (a) no Issuer Event of Default, Guarantor LP Event of Default, Potential Issuer Event of Default or Potential Guarantor LP Event of Default shall have occurred and be continuing and (b) payments of principal and interest on the N Covered Bond to the N Covered Bondholder (other than an Excluded Holder, as hereinafter defined) shall not, in the opinion of counsel to the Issuer, be subject to any taxes, as hereinafter defined, to which it would not have been subject had such change not taken place. For the purposes of this section, an "Excluded Holder" means a holder of the N Covered Bond who is subject to taxes by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of the N Covered Bond as a non-resident of such Relevant Jurisdiction. "Relevant Jurisdiction" means and includes Canada, its provinces or territories and the jurisdiction in which the new Branch of Account is located, and "taxes" means and includes any tax, duty, assessment or other governmental charge imposed or levied in respect of the payment of the principal of the N Covered Bond or interest thereon for or on behalf of a Relevant Jurisdiction or any authority therein or thereof having power to tax.]

8.	NOTICES AND ACCOUNT DETAILS

8.1
All notices that are required to be given to the N Covered Bondholder pursuant to the N Covered Bond shall also be delivered to the Bond Trustee and the Guarantor LP in the manner specified in Clause 29 of the Trust Deed. All notices under the N Covered Bond, the N Covered Bond Conditions, or this Agreement shall be delivered to the Issuer, the Guarantor LP and/or the Bond Trustee, as the case may be, in accordance with Clause 29 of the Trust Deed.

8.2	For the purpose of condition 5 (Payments) of the N Covered Bond Conditions the Designated Account of the N Covered Bondholder shall be the bank account with the following references:

Account holder:	(A)	[ ]
Name of bank:	(B)	[ ]
Account number:	(C)	[ ]
SWIFT CODE:	(D)	[ ]
IBAN:	(E)	[ ]
Reference:	(F)	[ ]

8.3	For the purpose of Condition 9 (Notices) of the N Covered Bond Conditions the contact details of the N Covered Bondholder shall be the following:

Address:	[ ]
Attention:	[ ]
Telephone:	[ ]
Fax:	[ ]
Email:	[ ]

9.	CONFLICTS

9.1
In the event of any conflict between the provisions of (i) the N Covered Bond Conditions and/or this Agreement and (ii) the Trust Deed, the provisions of the N Covered Bond Conditions and this Agreement will prevail.

9.2	In the event of any conflict between the provisions of the N Covered Bond Conditions and any provisions contained in this Agreement, this Agreement will prevail.

10.	AMENDMENTS

Subject to the terms of the Trust Deed, any amendments to this Agreement or any N Covered Bond Condition will be made only with the prior written consent of each party to this Agreement and the written consent of the Bond Trustee and the Guarantor LP. Without limiting the foregoing, any proposed amendment of this Agreement or any N Covered Bond Condition that the Guarantor LP considers material shall be subject to Rating Agency Confirmation and the Issuer shall deliver notice, or shall cause notice to be delivered, to the Rating Agencies of any amendment which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Issuer under this Agreement.

11.           ASSIGNMENT

Subject to the terms of the Trust Deed, neither this Agreement nor any of the rights or obligations under this Agreement will be assignable or transferable by any party except (i) by the N Covered Bondholder in accordance with the terms of Condition 1.3 of the N Covered Bond Conditions, including the surrender of the N Covered Bond certificate together with delivery by the assignee of the N Covered Bondholder of a duly completed and executed N Covered Bond Assignment Agreement including the surrender of the N Covered Bond certificate and provided the assignee has agreed in the executed N Covered Bond Assignment Agreement to be bound by the terms of this Agreement (as provided in the form of the N Covered Bond Assignment Agreement); and (ii) by the Issuer in accordance with Condition 19 of the Programme Conditions.

12.           NO ENFORCEMENT BY N COVERED BONDHOLDER

Subject to and in accordance with the Trust Deed, the N Covered Bondholder agrees that only the Bond Trustee may take action to enforce the terms of the N Covered Bond and the Trust Deed and it shall not take any steps or institute proceedings unless the Bond Trustee,  having become bound to do so, fails to do so within a reasonable time and such failure is continuing (in which case the N Covered Bondholder shall be entitled to take such steps) except procuring the winding up, administration or liquidation of the Issuer and/or the Guarantor LP.

13.           GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

14.           PLACE OF JURISDICTION

The courts of the Province of Ontario (Canada) shall have the exclusive jurisdiction for any actions or other legal proceedings arising out of or in connection with this Agreement and the parties hereto agree to waive any right to invoke, and agree not to invoke, any claim of forum non conveniens and each party hereto irrevocably submits to the jurisdiction of the courts of Ontario in respect of any action or proceeding relating in any way to this Agreement.

15.           PARTIAL INVALIDITY

If any provision of this Agreement is or becomes invalid in whole or in part, the remaining provisions shall remain unaffected thereby. Invalid provisions shall be replaced by such valid provisions which taking into consideration the purpose and intent of this Agreement have to the extent legally possible the same economic effect as the invalid provisions. This shall apply mutatis mutandis to any gap in this Agreement.

16.           THIRD PARTY BENEFICIARIES

Except as expressly otherwise provided herein, the parties intend that this Agreement will not benefit or create any right or cause of action in, or on behalf of, any Person other than the parties hereto and no Person, other than a party will be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

17.           COUNTERPARTS

This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

18.           LANGUAGE

This Agreement is written in the English language and may be provided with a German language translation. Only the English language version shall be binding.

IN WITNESS whereof this Agreement has been executed by each of the parties thereto.

Royal Bank of Canada

By: __________________________________________	By: __________________________________________
duly authorized	duly authorized

RBC Covered Bond Guarantor Limited Partnership by its managing general partner, RBC Covered Bond GP Inc.

By: __________________________________________	By: __________________________________________
duly authorized	duly authorized

N Covered Bondholder

By: __________________________________________	By: __________________________________________
Date:	Date:
[If the N Covered Bond has an Extended Due for Payment Date, insert:

Annex

Floating Rate Covered Bond Provisions:

Specified Period(s) / Specified Interest Payment Date(s):	[Each Guarantor LP Payment Date]

Business Day Convention	[Floating Rate Convention/ Following Business Day Convention/ Modified Following Day Convention/ Preceding Business Day Convention] [specify other]

Additional Business Centre(s):	[ ]

Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination/ ISDA Determination/ specify other]

Party responsible for calculating the Rate of Interest and Interest Amount (if not the Issuing and Paying Agent):	[ ]

Screen Rate Determination

(a) Reference Rate	[ ] [Either LIBOR, EURIBOR or other, although additional information is required if other, including amendment to fallback provisions in the Agency Agreement]

(b) Interest Determination Date(s)
[ ]
[Second day on which commercial banks are open for general business (including dealings in foreign currency deposits) in London prior to the start of each Interest Period if LIBOR (other than Sterling [or euro LIBOR]), first day of each Interest Period if Sterling LIBOR and the second day on which the TARGET System is open prior to the start of each Interest Period if EURIBOR [or euro LIBOR]
[N.B. Specify the Interest Determination Date(s) up to and including the Extended Due for Payment Date, if applicable]

(c) Relevant Screen Page
[ ]
[In the case of EURIBOR, if not Reuters page EURIBOR01 or, in the case of LIBOR, Reuters page LIBOR01, ensure it is page which shows a composite rate or amend the fallback provisions appropriately]

PART 5
FORM OF U.S. REGISTERED GLOBAL COVERED BOND

Series Number:	CUSIP:
Common Code:
ISIN No.:
Certificate No.:
Serial Number:

[If this Covered Bond is registered in the name of Cede & Co. (or such other person as may be nominated by The Depository Trust Company (“DTC”) for the purpose) (collectively, “Cede & Co.”) as nominee for DTC, then, unless this Covered Bond is presented by an authorised representative of DTC to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Covered Bond issued is registered in the name of Cede & Co. or such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. or other nominee has an interest herein.

Unless and until it is exchanged in whole for securities in definitive registered form, this note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.] §§§§§

Royal Bank of Canada
(the “Issuer”)
(a Canadian chartered Bank)

U.S. REGISTERED GLOBAL COVERED BOND

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

RBC Covered Bond Guarantor Limited Partnership
(established under the Limited Partnership Act (Ontario))
(the “Guarantor LP”)

The Issuer hereby certifies that ____________________ is, at the date hereof, entered in the Register as the holder of the aggregate Nominal Amount of ____________of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Aggregate Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Covered Bonds (the “Pricing Supplement”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

 §§§§§     Delete if not deposited with DTC.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Covered Bond.

This Global Covered Bond is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed dated as of August 1, 2014 (such Amended and Restated Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to such registered holder on each Instalment Date (if the Covered Bonds are repayable in instalments) and on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Covered Bond at the office of the Registrar specified in the Pricing Supplement.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Global Covered Bond details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register.  Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment.  The Principal Amount Outstanding from time to time of this Global Covered Bond and of the Covered Bonds represented by this Global Covered Bond following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the Principal Amount Outstanding most recently entered in the Register.

This Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Registered Definitive Covered Bonds without Receipts, Coupons and/or Talons attached (on the basis that all the appropriate details have been included on the face of such Registered Definitive Covered Bonds and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Registered Definitive Bearer Covered Bonds) either, (i) as specified in the applicable Pricing Supplement or (ii) upon the occurrence of an Exchange Event.

An “Exchange Event” means in the case of Covered Bonds registered in the name of a nominee for DTC, either (i) the Depository Trust Company (“DTC”)  has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Covered Bonds and no alternative clearing system is available or (ii) DTC has ceased to constitute a clearing agency registered under the Exchange Act; or (iii) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Covered Bonds in definitive form and a certificate to such effect from two Authorized Signatories of the Issuer has been given to the Bond Trustee.

If this Global Covered Bond is exchangeable following the occurrence of an Exchange Event:

the Issuer will promptly give notice to Covered Bondholders in accordance with Condition 14 (Notices) upon the occurrence of such Exchange Event; and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Registrar requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 10 days after the date of receipt of the first relevant notice by the Registrar.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Registered Definitive Covered Bonds for the Principal Amount Outstanding of Covered Bonds represented by this Global Covered Bond.

Registered Definitive Covered Bonds will be issued in the minimum denominations specified in the Pricing Supplement.

Any such exchange as aforesaid will be made upon presentation of this Global Covered Bond by the registered holder at the office of the Registrar or any Business Day in the place of presentation.

Covered Bonds represented by this Global Covered Bond are transferable only in accordance with, and subject to, the provisions hereof and the Amended and Restated Agency Agreement dated August 1, 2014 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Covered Bonds represented by this Global Covered Bond are no longer so represented or (ii) if Covered Bonds not so represented are to be so represented details of such exchange or transfer shall be entered by or on behalf of the Issuer in the Register, whereupon the nominal amount of this Global Covered Bond and the Covered Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.

Until the exchange of the whole of this Global Covered Bond as aforesaid, the registered holder hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the registered holder of Registered Definitive Covered Bonds in the form set out in Part A of Part 5 of Schedule 3 to the Trust Deed.

Subject as provided in the Trust Deed, each person who is for the time being shown in the records of DTC as entitled to a particular nominal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by DTC as to the nominal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be deemed to be the holder of such nominal amount of such Covered Bonds for all purposes other than with respect of payments on, and voting, giving consents and making requests in respect of, such nominal amount of such Covered Bonds for which purpose the registered holder of this Global Covered Bond shall be deemed to be the holder of such nominal amount of the Covered Bonds in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

This Global Covered Bond is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

This Global Covered Bond shall not be valid unless authenticated by the Registrar specified in the Pricing Supplement.

IN WITNESS whereof the Issuer has caused this Global Covered Bond to be signed manually or in facsimile by persons duly authorized on its behalf.

Issued as of [         ].

Royal Bank of Canada

By:    _________________________       By:    __________________________
    Duly Authorized                                                                  Duly Authorized

Authenticated by

The Bank of New York Mellon

as Registrar without recourse, warranty or liability.

By:    _________________________
   Authorized Officer

SCHEDULE 4
FORM OF NOTICE TO PAY

[On the letterhead of the Bond Trustee]

To:	Royal Bank of Canada (the “Issuer”)

and

RBC Covered Bond Guarantor Limited Partnership (the “Guarantor LP”)
[insert date]

Dear Sirs,

Notice to Pay under Covered Bond Guarantee

We refer to the Global Covered Bond Programme of the Issuer and the amended and restated trust deed dated as of August 1, 2014 made between the Issuer, Computershare Trust Company of Canada, as Bond Trustee, and the Guarantor LP (the “Trust Deed”).

We hereby confirm that an [         ] Event of Default has occurred and that we have served an [         ] Acceleration Notice on the Issuer.  Accordingly, this notice shall constitute a Notice to Pay which is served upon the Issuer and the Guarantor LP pursuant to Clause 7 of the Trust Deed.

Unless the context otherwise requires, capitalised terms used in this Notice to Pay and not defined herein shall have the meanings provided in the Master Definition and Construction Agreement.

Yours faithfully,

[         ]

SCHEDULE 5
PROVISIONS FOR MEETINGS OF COVERED BONDHOLDERS

1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)
that on the date thereof Bearer Covered Bonds (whether in definitive form or represented by a Global Covered Bond and not being Covered Bonds in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Covered Bonds will cease to be so deposited or held or blocked until the first to occur of:

(1) the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2) the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Covered Bonds represented by such certificate;

(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)
it is certified that Bearer Covered Bonds (whether in definitive form or represented by a Global Covered Bond and not being Covered Bonds in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Covered Bonds will cease to be so deposited or held or blocked until the first to occur of:

(1) the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Covered Bond which is to be released or (as the case may require) the Bearer Covered Bond or Bearer Covered Bonds ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)
it is certified that each holder of such Bearer Covered Bonds has instructed such Paying Agent that the vote(s) attributable to the Bearer Covered Bond or Bearer Covered Bonds so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)
the aggregate principal amount of the Bearer Covered Bonds so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)
one or more persons named in such document (each hereinafter called a “proxy”) is or are authorized and instructed by such Paying Agent to cast the votes attributable to the Bearer Covered Bonds so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)
“24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)
“48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)
A holder of a Bearer Covered Bond (whether in definitive form or represented by a Global Covered Bond) may obtain a voting certificate in respect of such Bearer Covered Bond from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Bearer Covered Bond by depositing such Bearer Covered Bond with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Covered Bond being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub paragraph (A)(ii)(b) above.  The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Covered Bondholders be deemed to be the holder of the Bearer Covered Bonds to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Covered Bonds have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Bearer Covered Bonds have been blocked shall be deemed for such purposes not to be the holder of those Bearer Covered Bonds.

(C)

(i)
A holder of Registered Covered Bonds (whether in definitive form or represented by a Registered Global Covered Bond) may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting of the Bondholders and any adjourned such meeting.

(ii)
Any holder of Registered Covered Bonds (whether in definitive form or represented by a Registered Global Covered Bond) which is a corporation may by resolution of its directors or other governing body authorize any person to act as its representative (a “representative”) in connection with any meeting of the Bondholders and any adjourned such meeting.

(iii)
Any proxy appointed pursuant to subparagraph (i) above or representative appointed pursuant to subparagraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Bondholders, to be the holder of the Registered Covered Bonds to which such appointment relates and the holder of the Registered Covered Bonds shall be deemed for such purposes not to be the holder.

(iv)
For so long as any of the Registered Covered Bonds is represented by a Global Covered Bond registered in the name of DTC or its nominee, DTC may mail an Omnibus Proxy to the Relevant Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Bondholders.  Such Omnibus Proxy shall assign the voting rights in respect of the relevant meeting to DTC’s direct participants as of the record date specified therein.  Any such assignee participant may, by an instrument in writing in the English language signed by such assignee participant, or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent before the time fixed for the relevant meeting, appoint any person (a sub-proxy) to act on his or its behalf in connection with any meeting of Bondholders and any adjourned such meeting.  All references to proxy or proxies in this Schedule other than in this paragraph shall be read so as to include references to sub-proxy or sub-proxies.

2.
Notwithstanding the applicability of Section 316(a) of the Trust Indenture Act, the Issuer, the Guarantor LP or the Bond Trustee or (in relation to a meeting for the passing of a Programme Resolution) the Covered Bondholders of any Series may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than five per cent. of the Principal Amount Outstanding of the Covered Bonds for the time being outstanding convene a meeting of the Covered Bondholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Bond Trustee or the requisitionists.  Every such meeting shall be held at such time and place as the Bond Trustee may appoint or approve.

3.
At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Covered Bonds prior to any meeting of such holders in the manner provided by Condition 14 (Notices).  Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed.  Such notice shall include statements, if applicable, to the effect that (i) Bearer Covered Bonds may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies, or (ii) the holder of Registered Covered Bonds may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of the directors or other governing body.  A copy of the notice shall be sent by post to the Bond Trustee (unless the meeting is convened by the Bond Trustee), and to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor LP (unless the meeting is convened by the Guarantor LP).

4.
A person (who may but need not be a Covered Bondholder) nominated in writing by the Bond Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Covered Bondholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman.  The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.
At any such meeting one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one twentieth of the Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution or a Programme Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business.  The quorum at any such meeting for passing an Extraordinary Resolution (subject as provided below) or a Programme Resolution shall be one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies or representatives and holding or representing not less than a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding or, of any adjourned meeting one or more persons being or representing holders of the Covered Bonds whatever the nominal amount of the Covered Bonds or the relevant Series so held or represented PROVIDED THAT at any meeting the business of which includes any of the following matters (other than in relation to a Programme Resolution) (each of which shall, subject only to Clause 20.2, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(A)
reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of the Covered Bonds;

(B)	subject to any applicable redenomination provisions specified in the applicable Final Terms, alteration of the currency in which payments under the Covered Bonds, Receipts and Coupons are to be made;

(C)	alteration of the majority required to pass an Extraordinary Resolution;

(D)	any amendment to the Guarantee or the Security Agreement (except in a manner determined by the Bond Trustee not to be materially prejudicial to the interests of the Covered Bondholders of any Series);

(E)
except in accordance with Condition 13, the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below and for the appointment of some person with power on behalf of the holders of the Covered Bonds to execute an instrument of transfer of the Registered Covered Bonds held by them in favour of the persons with or to whom the Covered Bonds are to be exchanged or sold respectively; and

(F)	alteration of this proviso or the proviso to paragraph 6 below;

(each a “Series Reserved Matter”), the quorum shall be one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two thirds of the Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding, or in the event quorum is not present at the initial meeting and notice is provided of any adjournment of such meeting, at such adjourned meeting one or more persons holding or representing not less than one third of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding.

6.
If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Covered Bondholders be dissolved.  In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Bond Trustee).  If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Bond Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Bond Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.  At any adjourned meeting one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies (whatever the nominal amount of the Covered Bonds of the relevant Series so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution, Programme Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any Series Reserved Matter shall be one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies and holding or representing in the aggregate not less than one third of the Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding.

7.
Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum.  Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Covered Bondholder or as a holder of a voting certificate or as a proxy or as a representative.

9.
At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor LP, the Bond Trustee or any person present holding a Definitive Covered Bond or a voting certificate or being a proxy or representative (whatever the Principal Amount Outstanding of the Covered Bonds so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.
Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.
The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.
The Bond Trustee and its lawyers and any director, officer or employee of a corporation being a bond trustee under the Trust Deed and any director or officer of the Issuer or, as the case may be, the Guarantor LP and its or their lawyers and any other person authorized so to do by the Bond Trustee may attend and speak at any meeting.  Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” as set out in the Master Definitions and Construction Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Covered Bondholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Covered Bondholders by Condition 7 (Events of Default) unless he either produces the Definitive Covered Bond or Definitive Covered Bonds of which he is the holder or a voting certificate or is a proxy.  No person shall be entitled to vote at any meeting in respect of Covered Bonds held by, for the benefit of, or on behalf of, the Issuer or the Guarantor LP.  Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor LP.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)
on a show of hands every person who is present in person and produces a Bearer Definitive Covered Bond or voting certificate or is the holder of a Registered Definitive Covered Bond is a proxy or representative shall have one vote; and

(B)
on a poll every person who is so present shall have one vote in respect of each €1 or such other amount as the Bond Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Covered Bonds denominated in another currency, such amount in such other currency as the Bond Trustee in its absolute discretion may stipulate) in the Principal Amount Outstanding of the Bearer Definitive Covered Bonds so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which (being a Registered Definitive Covered Bond) he is the registered holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction or form of proxy and representatives need not be Covered Bondholders.

16.
Each block voting instruction together (if so requested by the Bond Trustee) with proof satisfactory to the Bond Trustee of its due execution or form of proxy on behalf of the relevant Paying Agent and each form of proxy should be deposited by one relevant Paying Agent or (as the case my be) by the Registrar or the relevant Transfer Agent at such place as the Bond Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business.  A copy of each block voting instruction and form of proxy shall (if the Bond Trustee so requires) be deposited with the Bond Trustee before the commencement of the meeting or adjourned meeting but the Bond Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

17.
Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the relevant Covered Bondholders’ instructions pursuant to which it was executed PROVIDED THAT no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Covered Bond from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Bond Trustee for the purpose) by the time being 24 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.
A meeting of the Covered Bondholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)
Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor LP, the Bond Trustee, any Appointee and the Covered Bondholders, Receiptholders and Couponholders or any of them.

(B)
Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Bond Trustee, any Appointee, the Covered Bondholders, the Receiptholders, Couponholders, or the Issuer or the Guarantor LP or against any other or others of them or against any of their property whether such rights shall arise under the Trust Deed or the other Transaction Documents or otherwise.

(C)
Power to assent to any modification of the provisions of the Trust Deed or the other Transaction Documents which shall be proposed by the Issuer, the Guarantor LP, the Bond Trustee or any Covered Bondholder.

(D)	Power to give any authority or sanction which under the provisions of the Trust Deeds is required to be given by Extraordinary Resolution.

(E)
Power to appoint any persons (whether Covered Bondholders or not) as a committee or committees to represent the interests of the Covered Bondholders and to confer upon such committee or committees any powers or discretions which the Covered Bondholders could themselves exercise by Extraordinary Resolution.

(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of the Trust Deed and/or the Security Agreement.

(G)
Power to discharge or exonerate the Bond Trustee and/or any Appointee from all liability in respect of any act or omission for which the Bond Trustee and/or such Appointee may have become responsible under the Trust Deed and/or the Security Agreement.

(H)
Power to authorise the Bond Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)
Power to sanction any scheme or proposal for the exchange or sale of the Covered Bonds for or the conversion of the Covered Bonds into or the cancellation of the Covered Bonds in consideration of shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.
Any resolution passed at a meeting of the Covered Bondholders duly convened and held in accordance with the Trust Deed shall be binding upon all the Covered Bondholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.  Notice of the result of the voting on any resolution duly considered by the Covered Bondholders shall be published in accordance with Condition 14 (Notices) by the Issuer within 14 days of such result being known PROVIDED THAT the non publication of such notice shall not invalidate such result.

20.
The expression “Extraordinary Resolution” when used in the Trust Deed means (a) a resolution passed at a meeting of the Covered Bondholders duly convened and held in accordance with the Trust Deed by a majority consisting of not less than three fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of Covered Bondholders holding not less than fifty per cent in Principal Amount Outstanding of the Covered Bonds, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Covered Bondholders.

21.
Minutes of all resolutions and proceedings at every meeting of the Covered Bondholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)
If and whenever the Issuer shall have issued and have outstanding Covered Bonds of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)
a resolution which in the opinion of the Bond Trustee affects the Covered Bonds of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Covered Bonds of that Series;

(ii)
a resolution which in the opinion of the Bond Trustee affects the Covered Bonds of more than one Series but does not give rise to a conflict of interest between the holders of Covered Bonds of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Covered Bonds of all the Series so affected;

(iii)
a resolution which in the opinion of the Bond Trustee affects the Covered Bonds of more than one Series and gives or may give rise to a conflict of interest between the holders of the Covered Bonds of one Series or group of Series so affected and the holders of the Covered Bonds of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Covered Bonds of each Series or group of Series so affected;

(iv)	a Programme Resolution shall be deemed to have been duly passed only if passed at a single meeting of the Covered Bondholders of all Series; and

(v)
to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Covered Bonds and Covered Bondholders were references to the Covered Bonds of the Series or group of Series in question or to the holders of such Covered Bonds, as the case may be.

(B)
If the Issuer shall have issued and have outstanding Covered Bonds which are not denominated in euros in the case of any meeting of holders of Covered Bonds of more than one currency (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) the Principal Amount Outstanding of such Covered Bonds shall be the equivalent in euros at the rate set out in the applicable Final Terms or Pricing Supplement, as applicable.  In such circumstances, on any poll each person present shall have one vote for each €1,000 (or such other euro amount as the Bond Trustee may in its absolute discretion stipulate) of the Principal Amount Outstanding of the Covered Bonds (converted as above) which he holds or represents.

23.
Subject to all other provisions of the Trust Deed the Bond Trustee may without the consent of the Issuer, the Guarantor LP, the Covered Bondholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Covered Bondholders and attendance and voting thereat as the Bond Trustee may in its sole discretion think fit.